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                                                                    Exhibit 4.3


                   INDENTURE OF TRUST AND SECURITY AGREEMENT

        THIS INDENTURE OF TRUST AND SECURITY AGREEMENT (this "Indenture"), dated as of December 1, 1990, by and among NATIONAL HEALTH CORPORATION LEVERAGED STOCK OWNERSHIP TRUST, a trust organized under the laws of the State of Tennessee (the "Issuer"), NATIONAL HEALTH CORPORATION, a Tennessee corporation ("National"), NATIONAL HEALTHCORP L.P., a Delaware limited partnership ("NHLP"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the "Indenture Trustee") having a corporate trust office at 100 Constitution Plaza, Hartford, Connecticut 06103, Attention: Corporate Trust Department and BARNETT BANKS TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Florida Co-Indenture Trustee (the "Florida Co-Trustee") having a corporate office at 9000 Southside Boulevard, Building 100, Jacksonville, Florida 32256,
Attention: Corporate Trust Department.

                                    RECITAL:

        A. The Trust has entered into separate Note Purchase Agreements dated as of December 1, 1990 (the "Note Purchase Agreements") with the Note Purchaser named therein (the "Note Purchaser") providing for the issuance and sale of $20,000,000 aggregate principal amount of the Series A Senior Secured ESOP Notes due June 1, 2003 (the "Series A Notes") and $30,000,000 aggregate principal amount of the Series B Senior Secured ESOP Notes due December 1, 2005 (the "Series B Notes" and collectively with the Senior A Notes, the "Notes") of the Trust to the Note Purchasers.

        B. The Notes will be secured by the Common Stock and by contributions made by National to the Issuer to enable it to meet its obligations on the Notes. The Notes will be further secured by the Mortgages, the Note and Mortgage Assignments and the Construction Related Agreements and by the NHLP Note.

        C. Payment of the principal of and interest and premium, if any, on the Notes will be unconditionally guaranteed on a joint and several basis by NHLP, National and NHC, Inc. ("NHC"), a Tennessee corporation pursuant to a Guaranty Agreement dated as of December 1, 1990 (the "Guaranty Agreement"), substantially in the form of the Guaranty Agreement attached hereto as Exhibit B.

        D. NHLP and National expect to benefit from such purchase by the Note Purchasers and wish to induce the Note Purchasers to purchase the Notes under the Note Purchase Agreements.

        E. The Notes and the principal thereof and interest and premium thereon and all additional amounts and other sums at any time due and owing from or required to be paid by the Issuer, NHLP or National, as the case may be, under the terms of the Notes, this Indenture, the Mortgages, the Note and Mortgage Assignments

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or the Note Purchase Agreement are hereinafter sometimes referred to as
"indebtedness hereby secured".

        F. The terms which are capitalized herein shall have the meanings set forth in Section 1 hereof unless the context shall otherwise require.

        G. All of the requirements of law have been fully complied with and all other acts and things necessary to make this Indenture a valid, binding and legal instrument for the security of the indebtedness hereby secured have been done and performed.

        NOW, THEREFORE, in consideration of the premises, the acceptance by the Indenture Trustee of the trusts created hereby, the purchase and acceptance of Notes by the purchasers thereof, and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the Notes according to the terms thereof and to secure the payment of all other indebtedness hereby secured and the performance and observance of all the covenants and conditions to be performed or complied with by the Issuer, NHLP or National, as the case may be, in the Notes and in this Indenture and in the Mortgages, the Note and Mortgage Assignments and the Note Purchase Agreement contained and to declare the terms and conditions upon and subject to which the Notes are to be secured, NHLP, National and the Issuer have executed and delivered this Indenture and certain of the other agreements referred to herein to which they are a party, and do hereby mortgage, assign, pledge and hypothecate unto the Indenture Trustee, its successors in trust and assigns, forever, and grant to the Indenture Trustee, its successors in trust and assigns, forever a security interest in all of NHLP's, National's and the Issuer's estate, right, title and interest in, to and under any and all of the following described Property (but, with respect to the Issuer, only its estate, right, title and interest in, to and under any and all of the Property described in Granting Clause First and Granting Clause Seventh) (including, without limitation, any and all extensions and modifications thereof, any and all rights to make claim for, collect, receive and receipt for any and all income, revenues, issues, profits, security and other moneys payable or receivable thereunder or with respect thereto, to bring proceedings thereunder or for the specific or other enforcement thereof or with respect thereto, in the name of NHLP, National or the Issuer or otherwise, and the right to make all waivers and agreements, to grant or refuse requests, to give or withhold notices, and to execute and deliver, in the name and on behalf of NHLP, National or the Issuer, as agent and attorney-in-fact, any and all instruments in connection therewith, including deeds or other appropriate instruments of conveyance, and to do any and all things which NHLP, National or the Issuer is or may be entitled to do thereunder; provided that no obligation of NHLP, National or the Issuer under the provisions thereof or with respect thereto shall be impaired or diminished by virtue hereof, nor any such obligation be imposed upon the Indenture Trustee), all of which Property has been delivered to the Indenture Trustee on the date of the execution and delivery hereof:



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                             GRANTING CLAUSE FIRST

        The Common Stock, including without limitation, all proceeds, monies, income, and benefits arising by virtue of the Issuer's ownership of the Common Stock and all dividends, redemption proceeds, and other distributions on or with respect to the Common Stock, payable in cash, stock or other Property, and all subscription and other rights in connection therewith, which Pledge is confirmed by the Stock Pledge Agreement, but only to the extent that the January 1988 Lenders, the December 1988 Lenders or any other Person that shall make a loan to the Issuer have been or will be effectively conveyed a security interest in proceeds, monies, income and benefits arising by virtue of the Issuer's ownership of common stock of National and dividends, redemption proceeds and other distributions on or with respect to such common stock of National, payable in cash, stock or other Property, and subscription and other rights in connection therewith.

                             GRANTING CLAUSE SECOND

        The Guaranty Agreement, and any amendments, modifications, supplements or renewals thereof.

                             GRANTING CLAUSE THIRD

        The Myrtle Beach Facility, which Pledge is confirmed by the Myrtle Beach Mortgage, the Greenville Facility, which Pledge is confirmed by the Greenville Mortgage, the North Augusta Facility, which Pledge is confirmed by the North Augusta Mortgage, the Stuart Facility, which Pledge is confirmed by the Stuart Mortgage, the Merritt Island Facility, which Pledge is confirmed by the Merritt Island Mortgage, the Greenwood Facility, which Pledge is confirmed by the Greenwood Mortgage, the Knoxville Facility, which Pledge is confirmed by the Knoxville Mortgage, the Pinellas Facility, which Pledge is confirmed by the Pinellas Mortgage and the Pinellas Assignment, the Sun City Facility, which Pledge is confirmed by the Sun City Mortgage and the Sun City Assignment, the Sarasota Facility, which Pledge is confirmed by the Sarasota Mortgage and the Sarasota Assignment and the Ocoee Facility, which Pledge is confirmed by the Ocoee Mortgage and the Ocoee Assignment.

                           GRANTING CLAUSE FOURTH

        The Construction Related Agreements.

                             GRANTING CLAUSE FIFTH

        The NHLP Note, which Pledge is confirmed by the Assignment of NHLP
Note.


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                             GRANTING CLAUSE SIXTH

        All right, title and interest to and in any and all moneys, and other Property at any time pledged or deposited with, or held by, the Indenture Trustee pursuant to Section 7 or Section 9 of this Indenture, and any and all moneys or Property of the type described in Granting Clauses First through Fifth hereof or other security of whatsoever nature which may from time to time become subject to the lien hereof or which may come into the possession or be subject to the control of the Indenture Trustee pursuant to this Indenture, the Mortgages or the Note and Mortgage Assignments or any instrument included in the Trust Estate, it being the intention of NHLP, National and the Issuer and it being hereby agreed that all Property hereafter acquired by NHLP, National or, subject to any applicable limitations contained in the Code or in ERISA, the Issuer and required to be subjected to the lien of this Indenture or the Mortgages or the Note and Mortgage Assignments or intended so to be shall forthwith upon the acquisition thereof by NHLP, National or the Issuer be subject to the lien of this Indenture as if such Property were now owned by NHLP, National or the Issuer and were specifically described in this Indenture and pledged hereby or pursuant hereto; and the Indenture Trustee is hereby authorized to receive any and all such Property as and for additional security for the payment of the Notes and all other indebtedness hereby secured or intended to be secured hereby.

                            GRANTING CLAUSE SEVENTH

        All contributions relating to the Notes made by National to the Plan, and all earnings on such amounts, but only to the extent that the January 1988 Lenders, the December 1988 Lenders or any other Person that shall make a loan to the Issuer have been or will be effectively conveyed a security interest in contributions relating to any such loan made by National to the Plan, and earnings on such amounts.

        TO HAVE AND TO HOLD all and singular the Mortgaged Property whether now owned or held or hereafter acquired, unto the Indenture Trustee, its successors in trust and assigns forever;

        IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Notes from time to time outstanding hereunder, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale, authentication, delivery, series or otherwise, for the enforcement of the payment of the principal of, premium, if any, and interest on the Notes in accordance with their terms, and all other sums payable under this Indenture or on the Notes, and the observance and performance of the provisions of this Indenture, all as herein provided. The Property subject to the Mortgages and the Note and Mortgage Assignments is hereinafter called the "Mortgaged Property." The Mortgaged Property together with the Construction Related Agreements, the Guaranty Agreement, the Common Stock, the NHLP Note, the above-mentioned monies amounts and any other security held by the Indenture Trustee pursuant to the foregoing provisions are hereinafter collectively called the "Trust Estate".

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        IT IS HEREBY COVENANTED, DECLARED AND AGREED, that the Indenture
Trustee will hold, as such Indenture Trustee, in trust, all right, title and interest in and to the Mortgages and the Note and Mortgage Assignments to be executed and delivered by NHLP to the Indenture Trustee, as mortgagee or as assignee, as the case may be, and that the Notes are to be issued, authenticated, delivered and secured, and that the Mortgaged Property is to be held, dealt with and disposed of by the Indenture Trustee, upon and subject to the provisions of this Indenture.

        AND IT IS HEREBY COVENANTED AND DECLARED that all the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Indenture Trustee, subject to the further covenants, conditions and trusts hereinafter set forth, and NHLP, National and the Issuer each does hereby covenant and agree to and with the Indenture Trustee, for the equal and proportionate benefit of all Noteholders of the Notes as follows:

SECTION 1. INTERPRETATION OF INDENTURE; DEFINITIONS.

        1.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:


        "Acquired Facility" shall mean each of the Stuart Facility, Merritt Island Facility, Greenwood Facility, Knoxville Facility, Sarasota Facility and Ocoee Facility.

        "Acquisition Account" is defined in Section 9.1.


        "Acquisition Payment Certificate" shall mean a certificate of NHLP in the form attached hereto as Exhibit AA.

        "Administrative General Partner" shall mean National Health Corporation, a Tennessee corporation, and its successors as administrative general partner of NHLP.

        "Affiliate" shall mean a Person (other than a Subsidiary of NHLP, National or NHC, as the case may be) (1) which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, NHLP, National or NHC, as the case may be, (2) which beneficially owns or holds 5% or more of the Voting Equity Interest of NHLP, National or NHC, as the case may be, or (3) 5% or more of the Voting Equity Interest of which is beneficially owned or held by NHLP, National or NHC, as the case may be, or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


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        "Americare Southeast" shall mean Americare Southeast, Inc., a South
Carolina corporation and a wholly-owned subsidiary of NHLP.

        "Appraiser" shall mean an individual or firm selected by NHLP and approved by the holders of not less than 64% in aggregate principal amount of the Notes outstanding which is (1) experienced in the appraisal of property substantially similar to the Financed Facility being appraised and (2) an M.A.I. designated member of the American Institute of Real Estate Appraisers.

        "Architect" shall mean Johnson & Bailey Architects, P.C.

        "Assignment of NHLP Note" shall mean the Assignment of NHLP Note dated as of December 1, 1990 from National to the Indenture Trustee.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the city in which the Indenture Trustee receives and disburses funds are required or authorized to be closed.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capitalized Rentals" of any Person shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

        "Cash Flow" shall mean (a) the sum of the following amounts for the immediately preceding 12 month period (all as determined without giving effect to the proposed incurrence of additional Funded Debt) (i) Consolidated Net Income, (ii) consolidated depreciation and amortization of assets of NHLP and its Restricted Subsidiaries, (iii) Interest Charges of NHLP and its Restricted Subsidiaries, (b) minus distributions paid to holders of Limited Partnership Interests within the immediately preceding 12 month period.

        "Change Order" shall mean any amendment or modification to the Plans, the General Contracts or the Architect's Agreements with respect to any Constructed Facility, including any acceptance or approval of any extra cost alternative or option.

        "Closing Date" shall mean the date on which the Senior Secured ESOP Notes are originally issued.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Collateral Assignment of Management Agreement Fees" shall mean an agreement in the form attached hereto as Exhibit BB, between NHLP and the Indenture Trustee relating to the assignment of the earned but unpaid fees payable under the Management Agreement for each Managed Facility.


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        "Common Stock" shall mean shares of common stock of National purchased by the Issuer pursuant to the Stock Purchase Agreement with the proceeds of the Notes, provided that Common Stock shall not include Common Stock that has been released pursuant to Section 8 of the Stock Pledge Agreement.


        "Consolidated Adjusted Net Worth" shall mean, as of the date of any determination thereof, total equity of NHLP and its Restricted Subsidiaries plus Subordinated Funded Debt and plus Consolidated Deferred Income and minus Minority Interests on a consolidated basis.

        "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean such assets and liabilities of NHLP and its Restricted Subsidiaries as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

        "Consolidated Current Debt" shall mean all Current Debt of NHLP and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

        "Consolidated Deferred Income" shall mean deferred income of NHLP and its Restricted Subsidiaries as shall be determined in accordance with GAAP and as reflected as such on the balance sheets of NHLP.

        "Consolidated Funded Debt" shall mean all Funded Debt of NHLP and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

        "Consolidated Investment Net Worth" shall mean, as of the date of any determination thereof, (i) total equity of NHLP and its Restricted Subsidiaries plus (ii) Convertible Subordinated Funded Debt plus (iii) Consolidated Deferred Income and minus (iv) Minority Interests on a consolidated basis.

        "Consolidated Net Income" for any period shall mean the gross revenues of NHLP and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

        (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

        (b) the proceeds of any life insurance policy;

        (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;


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


        (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by NHLP or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

        (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which NHLP or a Restricted Subsidiary shall have consolidated or which shall have merged into or with NHLP or a Restricted Subsidiary prior to the date of such consolidation or merger;

        (f) net earnings of any business entity (other than a Restricted Subsidiary) in which NHLP or any Restricted Subsidiary has an ownership interest unless either (i) the total net earnings from all of such business entities do not exceed 10% of Consolidated Net Income for the period for which Consolidated Net Income is being determined or (ii) such net earnings shall have actually been received by NHLP or such Restricted Subsidiary in the form of cash distributions;

        (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to NHLP or any other Restricted Subsidiary;

        (h) earnings resulting from any reappraisal, revaluation or writeup of assets;

        (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

        (j) any gain arising from the acquisition of any Securities of NHLP or any Restricted Subsidiary; and

        (k) any establishment or reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

        "Consolidated Net Worth" shall mean as of the date of any determination thereof, total equity of NHLP and its Restricted Subsidiaries plus Subordinated Funded Debt and minus Minority Interests on a consolidated basis.

        "Consolidated Total Assets" shall mean as of the date of any determination thereof, the total amount of all assets of NHLP and its Restricted Subsidiaries (less depreciation, depletion, and other properly deductible valuation reserves).

        "Constructed Facility" shall mean each of the Myrtle Beach Facility, the Greenville Facility, the North Augusta Facility, the Pinellas Facility and the Sun City Facility.



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        "Construction Account" is defined in Section 9.1.

        "Construction Cost" with respect to any Constructed Facility shall mean the costs of all labor and materials necessary to complete the physical construction of such Constructed Facility in accordance with the Construction Plans and any Change Orders permitted hereunder.

        "Construction Payment Certificate" shall mean a certificate of NHLP in the form attached as Exhibit B to the Construction Consultant Agreement.

        "Construction Plans" shall mean the final plans and specifications for the construction of the Constructed Facilities prepared by the Architect and approved as required herein and all amendments and modifications thereof made in accordance with this Indenture.

        "Construction Related Agreements" shall mean each Construction Contract, Collateral Assignment of General Contract, Architect's Agreement, Collateral Assignment of Architect's Agreement and Plans and Specifications.

        "Consultant" shall mean, with respect to the Myrtle Beach Facility, the Greenville Facility and the North Augusta Facility, Clemons, Rutherford and Associates, Inc., and with respect to the Pinellas Facility and the Sun City Facility, Piedmont Olsen, Inc.

        "Controlling General Partnership Interest" shall mean a General Partnership Interest that permits the owner of such General Partnership Interest to direct the management or administration of a general partnership or a limited partnership.

        "Convertible Subordinated Funded Debt" shall mean all unsecured Funded Debt of NHLP which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of NHLP, including in Funded Debt, without limitation, the Guaranty Agreement, and which entitles the holder thereof to convert the principal amount of such debt into an Equity Interest of NHLP.

        "Covenant Funded Debt" shall mean the sum of Senior Funded Debt plus Non-Convertible Subordinated Funded Debt.

        "Current Debt" of any Person as of the date of determination thereof shall mean (i) all Indebtedness of such Person for money borrowed other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

        "Debt Service" of NHLP shall mean for the immediately preceding 12-month period the sum of (i) Interest Charges on all Indebtedness of NHLP and its Restricted Subsidiaries plus (ii) Operating Lease payments of NHLP and its Restricted


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Subsidiaries and plus (iii) current maturities of Funded Debt of NHLP and its
Restricted Subsidiaries.

        "December 1988 Lenders" shall mean Third National Bank in Nashville, Irving Trust Company, Sovran Bank/Central South and SouthTrust Bank of Alabama, National Association, pursuant to that certain Loan and Security Agreement made and centered into as of the 16th day of December, 1988 by and between the Issuer, NHLP, National and such institutions, and their successor and assigns.

        "Default" has the meaning set forth in the definition below of "Event of Default".

        "Disbursement Fund" is defined in Section 9.1.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any corporation, trade or business that is, along with NHLP, National or NHC, as the case may be, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

        "Environmental Audit" shall have the meaning given thereto in Section
9.4.

        "Estimated Total Cost of Completion" shall mean as of any given date, the then total unpaid cost of completing acquisition and construction of any Constructed Facility pursuant to the Project Budget and the Construction Plans and Change Orders with respect thereto, all as determined by the Consultant therefor in good faith.

        "Equity Interest" shall mean, in the case of a corporation, stock of any class, and in the case of a partnership or a limited partnership, a General Partnership Interest or a Limited Partnership Interest.

        "Equity Subsidiary" means any Subsidiary of NHLP that is accounted for on the financial statements of NHLP using the equity method of accounting as required by GAAP.

        "Event of Default" shall mean any of the events specified in Section 8 hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

        "Event of Loss" is defined in Section 7.1.

        "Financed Facility" shall mean each nursing home described in Exhibit G through Q hereof and any Substitute Financed Facility.


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        "Fiscal Quarter" shall mean a quarter annual fiscal period of NHLP,
National or the Issuer, as the case may be, for each calendar year, which shall be the periods commencing January 1 and ending March 31, beginning April 1 and ending June 30, beginning July 1 and ending September 30 and beginning October 1 and ending December 31, provided that if NHLP, National or the Issuer shall at any time change the beginning date of its Fiscal Year, the term "Fiscal Quarter" shall (with respect to the intervening fiscal period, hereinafter referred to as the "Interim Fiscal Quarter", commencing with the first day after the end of the last full quarter annual period of the Company which began on a previously designated quarter annual beginning date and ending on the last day prior to the newly designated Fiscal Year beginning date) be deemed to refer to such Interim Fiscal Quarter, provided, further, that any stated or determinable amount expressed as a limitation with respect to any action or forbearance by the Company for or during any fiscal quarter of the Company shall, with respect to the application of such limitation to any Interim Fiscal Quarter, be deemed to be the product of such so stated or determinable amount multiplied by a fraction whose numerator shall be the number of days contained in such Interim Fiscal Quarter and whose denominator shall be the figure 90 and provided further, that NHLP or National, as the case may be, shall deliver financial statements as described in Section 4.21(a) and Section 6.12(a), respectively, with respect to the Interim Fiscal Quarter.

        "Fiscal Year" shall mean the fiscal year of NHLP, National or the Issuer, as the case may be, which shall be a period commencing January 1 of each calendar year and ending December 31 of each calendar year, or, upon 60 days prior written notice to the holders of the Notes, any other successive twelve
(12) month period designated by NHLP, National or the Issuer and used as such by NHLP, National or the Issuer, as the case may be, for accounting purposes, provided that in the event NHLP, National or the Issuer shall at any time change the beginning date of its fiscal year, the term "Fiscal Year" shall, with respect to the intervening fiscal period (hereinafter referred to as the "Interim Fiscal Period") commencing with the first day after the end of the last full twelve (12) month fiscal period of NHLP, National or the Issuer, as the case may be, which began on the previously designated beginning date (such previously designated beginning date, as of the Closing Date, being January 1) and ending on the last day prior to the newly designated beginning date, be deemed to refer to such Interim Fiscal Period, provided further, that any stated or determinable amount expressed as a limitation with respect to any action or forbearance by NHLP, National or the Issuer, as the case may be, for or during any Fiscal Year of NHLP, National or the Issuer, as the case may be, shall, with respect to the application of such limitation to any Interim Fiscal Period, be deemed to be the product of such so stated or determinable amount multiplied by a fraction whose numerator shall be the number of months contained in such Interim Fiscal Period and whose denominator shall be the figure 12 and provided further, that NHLP or National, as the case may be, shall deliver financial statements as described in Section 4.21(a) and Section 6.12(a), respectively, with respect to the Interim Fiscal Period.

        "Florida Co-Indenture Trustee" shall mean Barnett Banks Trust Company, National Association, a national banking association, or any successor under this Indenture.


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        "Four-Quarter Period" shall mean a period of four full consecutive quarter annual fiscal periods, taken together as one accounting period.

        "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligations to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and
(iii) all Guaranties by such Person of Funded Debt of others.

        "GAAP" shall mean generally accepted accounting principles at the time.

        "General Contractor" shall mean with respect to the Myrtle Beach Facility, the contractor selected by NHLP, with respect to the Greenville Facility, Triangle Construction Co., Inc., P.O. Box 6266, 2624 Laurens Road, Greenville, SC 29607, with respect to the North Augusta Facility, A.L. Adams Construction, P.O. Box 1179, Columbia, SC 29202, with respect to the Pinellas Facility, G.H. Johnson Construction Company, 5300 W. Cypress Street, Suite 261, Tampa, Florida 33607 and with respect to the Sun City Facility, G.H. Johnson Construction Company, 5300 W. Cypress Street, Suite 261, Tampa, Florida 33607.

        "General Partners" shall mean National, NHC and any other general partner of NHLP pursuant to the Limited Partnership Agreement.

        "General Partnership Interest" shall mean the interest of a general partner in a general partnership and the interest of a general partner in a limited partnership.

        "Greenville Architect's Agreement" shall mean that certain agreement between NHLP and the Architect dated April 2, 1990, together with all permitted amendments, extensions and renewals thereof and all architectural drawings, plans and specifications prepared in connection therewith.

        "Greenville Collateral Assignment of Architect's Agreement" shall mean that certain Collateral Assignment of Architect's Agreement substantially in the form attached hereto as Exhibit X, between NHLP and the Indenture Trustee relating to the Greenville Architect's Agreement.

        "Greenville Collateral Assignment of General Contract" shall mean that certain Collateral Assignment of General Contract substantially in the form attached hereto as Exhibit W, between NHLP and the Indenture Trustee relating to the Greenville Construction Contract.

        "Greenville Construction Consultant Agreement" shall mean that certain Construction Consultant Agreement substantially in the form attached hereto as Exhibit F, by and among the Consultant, Indenture Trustee and NHLP.

        "Greenville Facility" shall mean the nursing home facility and real-estate parcels described in Exhibit H hereto.

        "Greenville General Contract" shall mean that certain Standard Form of Agreement Between Owner and Contractor (A1A Document A101) between NHLP and General Contractor, for construction of the Greenville Facility dated as of September 5, 1990, together with all permitted amendments, extensions and renewals thereof.

        "Greenville Mortgage" shall mean a mortgage with respect to the Greenville Facility in substantially the form of Exhibit C-2 hereto.

        "Greenville Sub-Account" is defined in Section 9.5.

        "Greenwood Facility" shall mean the nursing home facility and real estate parcels described in Exhibit L hereto.

        "Greenwood Mortgage" shall mean a mortgage with respect to the Greenwood Facility in substantially the form of Exhibit C-1 hereto.

        "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds
(y) for the purchase or payment of such Indebtedness or obligation or (z) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty Agreement in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty Agreement in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

        "Guarantors" shall mean NHLP, National and NHC as guarantors under the Guaranty Agreement.

        "Guaranty Agreement" is defined in paragraph C of the Recitals.

        "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule or regulation of any Federal, state, local or regional authority having jurisdiction over the Mortgaged Property or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Section 9601 et seq.) as amended, or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

        "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include without duplication all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease and Guaranties of Indebtedness of others (including, without limitation, Guaranties by NHLP, NHC or National of amounts payable pursuant to any loans or advances described in Section 4.19(d)).

        "Indenture" shall mean this instrument as amended and supplemented from time to time in accordance with the provisions hereof.

        "Indenture Trustee" shall mean State Street Bank and Trust Company of Connecticut, National Association, a national banking association, or any successor under this Indenture.

        "Institutional Holder" shall mean a Note Purchaser and any other holder of a Note which is a bank, savings institution, trust company, national banking association, charitable foundation, insurance company, a pension, retirement or profit sharing trust or fund for which any bank, trust company, national banking association or investment advisor registered under the Investment Advisors Act of 1940, as amended or is acting as trustee or agent or any investment company, as defined in the Investment Company Act of 1940, as amended.

        "Interest Charges" for any period shall mean all interest and amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

        "Interest Payment Date" means June 1, 1991 and each June 1 and December 1 thereafter to and including, with respect to the Series A Notes, June 1, 2003 and with respect to the Series B Notes, December 1, 2005.

        "Investments" shall mean all investments, in cash or by delivery of Property, made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or security or by loan, advance, capital, contribution or otherwise, provided, however, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable arising in the ordinary course of business.

        "January 1988 Lenders" shall mean Sovran Bank/Central South, a Tennessee banking corporation, pursuant to that certain Loan and Security Agreement made and entered into as of the 20th day of January, 1988 by and between the Issuer and such institution, and its successor and assigns.

        "Joint Venture Investments" shall mean Investments in any Person by Nutritional Support Services, L.P. for the providing of services by such person of the type provided by Nutritional Support Services, L.P. on the date of this Indenture.

        "Knoxville Facility" shall mean the nursing home facility and real estate parcels described in Exhibit M hereto.

        "Knoxville Mortgage" shall mean a deed of trust and security agreement with respect to the Knoxville Facility in substantially the form of Exhibit D hereto.

        "Land Acquisition Costs" with respect to any Financed Facility shall mean the cost of the real estate parcels with respect to such Financed Facility, including the cost of title insurance policies, environmental audits and other normal closing expenses related to the acquisitions of the real estate parcels with respect to any Financed Facility.

        "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, lease or other contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Indenture, NHLP or a Subsidiary of NHLP shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

        "Limited Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of National HealthCorp L.P., dated as of the 31st day of October, 1986, as amended as of the date hereof.

        "Limited Partnership Interest" shall mean the interest of a limited partner in a limited partnership.

        "Loan Value" of any Financed Facility shall be an amount determined by multiplying the aggregate unpaid principal amount of the Notes immediately prior to the date on which the Loan Value is to be paid by a fraction in which the numerator is the Total Cost of the Financed Facility and the denominator is the Total Cost of all Financed Facilities subject to the lien of the Indenture and the Mortgages.

        "Long Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) which provides for an original term (including any period for which the lease may be renewed or extended at the option of the lessor) of more than three years.

        "Loss Payment" is defined in Section 7.1.

        "Loss Payment Notice Period" is defined in Section 7.1.

        "Make-Whole Premium Amount" as at any date a payment thereof is due (the "payment date") in connection with a payment or prepayment in respect of the Notes shall mean the excess of (i) the present value as at the payment date of the Prepaid Cash Flows, discounted semiannually at an annual rate which is equal to the Treasury Rate plus 0.50% over (ii) the aggregate principal amount of the Notes then to be paid or prepaid. To the extent that the Treasury Rate plus 0.50% at the time of determination of the Make-Whole Premium Amount is equal to or higher than, with respect to a payment or prepayment of the Series A Notes, 10.69% and with respect to a payment or prepayment of the Series B Notes, 10.87%, the Make-Whole Premium Amount shall be zero. For purposes of any determination of the Make-Whole Premium Amount:

        (a) "Prepaid Cash Flows" shall mean, for each date on which a payment of principal or interest, or both, is scheduled to become due on the Notes, an amount determined by subtracting (i) the amount of such payment scheduled to become due on such date after giving effect to any prepayment pursuant to
Section 3.2 on the date as to which the determination is being made and the application of such prepayment in accordance with the provisions of Section 3.1 from (ii) the amount of such payment which would have become due on such date but for such prepayment, in each case assuming that the interest rate borne by the Series A Notes is 10.69% and the interest rate borne by the Series B Notes is 10.87%.

        (b) The applicable "Treasury Rate" means the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the Prepaid Cash Flows. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such

Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Treasury Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 64% in aggregate principal amount of the Notes outstanding.


  (c) "Weighted Average Life to Maturity" with respect to the Prepaid Cash Flows means, as at the payment date, the number of years obtained by dividing the then Remaining Dollar-years of the Prepaid Cash Flows by the principal amount of the prepayment. The term "Remaining Dollar-years" of the Prepaid Cash Flows means the product obtained by (i) multiplying (A) the principal portion of each Prepaid Cash Flow (including payment at final maturity), by (B) the number of years (calculated to the nearest one-twelfth) between the time of determination and the date of such Prepaid Cash Flow, and (ii) totaling all the products obtained in the computations described in clause (i).


         "Managed Facility" shall mean each of the Pinellas Facility, the Sun City Facility, the Sarasota Facility and the Ocoee Facility, and each Financed Facility substituted therefor in accordance with Section 10.

         "Managed Facility Note" shall mean a note from the owner of a Managed Facility to NHLP and secured by the Mortgage with respect to such Managed Facility, which note (i) shall be in a principal amount not less than 111% of the Total Cost of such Managed Facility, (ii) shall at all times have an outstanding principal balance due (not taking into account any optional prepayment in whole thereof) of not less than the Loan Value of the Managed Facility to which it relates, and (iii) shall contain a provision prohibiting any partial optional prepayments of principal thereof.

         "Management Agreement" shall mean an agreement between NHLP and the owner of a Managed Facility in substantially the form of Exhibit Y attached hereto or otherwise (including, without limitation, with respect to the Ocoee Facility and the Sarasota Facility) as agreed to by the holders of at least 64% in aggregate principal amount of the Notes outstanding, providing for the management and operation of such Managed Facility by NHLP.

         "Managing General Partner" shall mean NHC, inc., a Tennessee corporation, and its successors as managing general partner of NHLP.

         "Merritt island Facility" shall mean the nursing home facility and real estate parcels described in Exhibit K hereto.

         "Merritt Island Mortgage" shall mean a mortgage with respect to the Merritt Island Facility in substantially the form of Exhibit C-1 hereto.

         "Minority Interests" shall mean any Equity Interest of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that is not owned by NHLP and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Mortgaged Property" shall have the meaning set forth on page 4 hereof.

         "Mortgages" shall mean the mortgages and deeds of trust with respect to the Financed Facilities.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Myrtle Beach Architect's Agreement" shall mean that certain agreement between NHLP and the Architect dated April 2, 1990, together with all permitted amendments, extensions and renewals thereof and all architectural drawings, plans and specifications prepared in connection therewith.

         "Myrtle Beach Collateral Assignment of Architect's Agreement" shall mean that certain Collateral Assignment of Architect's Agreement in substantially the form attached hereto as Exhibit X, between NHLP and the Indenture Trustee relating to the Myrtle Beach Architect's Agreement.

         "Myrtle Beach Collateral Assignment of General Contract" shall mean that certain Collateral Assignment of Construction Contract in substantially the form attached hereto as Exhibit W, between NHLP and the Indenture Trustee relating to the Myrtle Beach Construction Contract.

         "Myrtle Beach Construction Consultant Agreement" shall mean that certain Construction Consultant Agreement in substantially the form attached hereto as Exhibit F by and among the Consultant, Indenture Trustee and NHLP.

         "Myrtle Beach General Contract" shall mean that certain Standard Form of Agreement Between Owner and Contractor (A1A Document A101) between NHLP and the General Contractor for construction of the Myrtle Beach Facility to be entered into, together with all permitted amendments, extension and renewals thereof.

         "Myrtle Beach Facility" shall mean the nursing home facility and real estate parcels described in Exhibit G hereto.

         "Myrtle Beach Mortgage" shall mean a mortgage with respect to the Myrtle Beach Facility in substantially the form of Exhibit C-2 hereto.

         "Myrtle Beach Sub-Account" is defined in Section 9.5.

         "NHC" is defined in paragraph B of the Recitals.

         "NHLP" is defined in paragraph B of the Recitals.

         "NHLP Loan Agreement" shall mean the Loan Agreement dated as of December 1, 1990 by and between NHLP, as borrower, and National, as lender.

         "NHLP Note" shall mean, collectively, the Series A Note and the Series B Note executed by NHLP to National pursuant to the NHLP Loan Agreement.

         "National" is defined in paragraph B of the Recitals.

         "NHC" shall mean NHC, Inc., a Tennessee corporation, the Managing General Partner of NHLP.

         "Non-Convertible Subordinated Funded Debt" shall mean 75% of unsecured Funded Debt of NHLP which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate unpaid principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of NHLP, including, without limitation, the Guaranty Agreement, and which does not entitle the holder thereof to convert the principal amount of such debt into an Equity Interest of NHLP.

         "North Augusta Architect's Agreement" shall mean that certain agreement between NHLP and the Architect dated April 2, 1990, together with all permitted amendments, extensions and renewals thereof and all architectural drawings, plans and specifications prepared in connection therewith.

         "North Augusta Collateral Assignment of Architect's Agreement" shall mean that certain Collateral Assignment of Architect's Agreement in substantially the form attached hereto as Exhibit X between NHLP and the Indenture Trustee relating to the North Augusta Architect's Agreement.

         "North Augusta Collateral Assignment of General Contract" shall mean that certain Collateral Assignment of Construction Contract in substantially the form attached hereto as Exhibit W between NHLP and the Indenture Trustee relating to the North Augusta Construction Contract.

         "North Augusta Construction Consultant Agreement" shall mean that certain Construction Consultant Agreement in substantially the form attached hereto as Exhibit F by and among the Consultant, the Indenture Trustee and NHLP.

         "North Augusta Facility" shall mean the nursing home facility and real estate parcels described in Exhibit I hereto.

         "North Augusta General Contract" shall mean that certain Standard Form of Agreement Between Owner and Contractor (A1A Document 101) between NHLP and the General Contractor, for construction of the North-Augusta Facility dated as of August 1, 1990, together with all permitted amendments, extension and renewals thereof.

         "North Augusta Mortgage" shall mean a mortgage with respect to the North Augusta Facility in substantially the form of Exhibit C-2 hereto.

         "North Augusta Sub-Account" is defined in Section 9.5.

         "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

         "Noteholders" or "Holders of the Notes" or "Holders" or "holders" shall mean the registered owners of the Notes.

         "Note and Mortgage Assignment" shall mean an assignment from NHLP to the Indenture Trustee of the Managed Facility Note and Mortgage with respect to a Managed Facility, in substantially the form of Exhibit E attached hereto.

         "Note Purchase Agreement" shall mean collectively, the separate Note Purchase Agreements dated as of December 1, 1990 between the Issuer and the Note Purchasers.

         "Note Purchasers" shall mean the Persons named as purchasers of the Series A Senior Secured ESOP Notes or Series B Senior Secured ESOP Notes under the Note Purchase Agreement.

         "Ocoee Assignment" shall mean an Assignment of Note and Mortgage relating to the Ocoee Facility, in substantially the form of Exhibit E hereto.

         "Ocoee Facility" shall mean the nursing home facility and real estate parcels described in Exhibit Q hereto.

         "Ocoee Mortgage" shall mean a mortgage and security agreement with respect to the Ocoee Facility in substantially the form of Exhibit C-3 hereto.

         "Offering Memorandum" shall mean the Offering Memorandum dated June 15, 1990, including appendices, prepared by SunTrust Corporate Finance.

         "Officers, Certificate" shall mean a certificate, with respect to National or NHC, signed by the President, a Vice President or Chief Financial Officer of National or NHC, as the case may be, and with respect to NHLP, signed on behalf of NHLP by the President, a Vice President or Chief Financial Officer of the Administrative General Partner and the Managing General Partner.

         "Operative Agreements" shall mean this Indenture, the Note Purchase Agreements, the Mortgages, the Note and Mortgage Assignments, the Stock Purchase Agreement, the Stock Pledge Agreement, the Assignment of NHLP Note, the NHLP Loan Agreement, the Guaranty Agreement and the Construction Related Agreements.

         "Operating Lease" shall mean with respect to any Person any lease which is not a Capitalized Lease pursuant to which such Person shall lease real or personal property.

         "Opinion of Counsel" shall mean an opinion of counsel reasonably acceptable to the Indenture Trustee which opinion is in form, scope and content reasonably satisfactory to the Indenture Trustee.

         "Other Project Costs" shall mean and include all of the costs to be incurred in connection with the construction of each of the Constructed Facilities and which are identified with dollar amounts appearing opposite them on the Project Budget, other than entries thereon identified as Construction Costs.

         "Outstanding" or "outstanding", when used with respect to Notes, shall mean as of any particular time all Notes theretofore authenticated and delivered under this Indenture, except:

         (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

         (b) Notes in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6; and

         (c) Notes held or acquired by NHLP, National, NHC or the Issuer or any of their Affiliates.

         "Overdue Rate" shall mean a rate per annum equal to the rate of interest then borne by the Series A Notes or the Series B Notes plus 2%.

         "Owned Facility" shall mean each of the Myrtle Beach Facility, the Greenville Facility, the North Augusta Facility, the Stuart Facility, the Merritt Island Facility, the Greenwood Facility and the Knoxville Facility, and each Financed Facility substituted therefor in accordance with Section 10.

         "Permitted Encumbrances" shall have the meaning given thereto in the Mortgages.

         "Partnership Interests" shall mean Limited Partnership Interests and General Partnership Interests.

         "Pension Plan" means a "pension plan", as defined in ERISA.

         "Permitted Investments" shall mean:

         (a) Investments in commercial paper or time deposits maturing in 270 days or less from the date of issuance and issued by or deposited with banks, the commercial paper of which, at the time of acquisition by NHLP or any Restricted Subsidiary thereof, are rated A-1 or higher by Standard & Poor's Corporation and/or P-1 or higher by Moody's Investors Services, Inc.;

         (b) Investments in direct obligations of the United States of America, or any agency thereof which are backed by the full faith and credit of the United States, maturing in twelve months or less from the date of acquisition thereof; and

         (c) Investments in certificates of deposit maturing within one year from the date or origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $250,000,000 and the long-term certificates of deposit of which are rated AA or higher by Standard & Poor's and/or Moody's Investors Services, Inc.

        "Person" shall mean an individual, a corporation, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

        "Pinellas Assignment" shall mean an Assignment of Note and Mortgage relating to the Pinellas Facility, in substantially the form of Exhibit E hereto.

        "Pinellas Collateral Assignment of General Contract" shall mean that certain Collateral Assignment of General Contract dated as of December 1, 1990 between Florida Convalescent Centers, Inc. and the Indenture Trustee relating to the Pinellas Construction Contract.

        "Pinellas Construction Consultant Agreement" shall mean that certain Construction Consultant Agreement in substantially the form attached hereto as Exhibit F by and among the Consultant, the Indenture Trustee and NHLP.

        "Pinellas Facility" shall mean the nursing home facility and real estate parcels described in Exhibit N hereto.

         "Pinellas General Contract" shall mean that certain Standard Form of Agreement Between Owner and Design/Builder (A1A Document A191) between Florida Convalescent Centers, Inc. and the General Contractor, as design/builder, for design and construction of the Pinellas Facility dated as of May 2, 1990, together with all permitted amendments, extension and renewals thereof.

         "Pinellas Mortgage" shall mean a mortgage and security agreement with respect to the Pinellas Facility in substantially the form of Exhibit C-4 hereto.

         "Pinellas Sub Account" is defined in Section 9.5.

         "Plan" shall mean the National Health Corporation Leveraged Employee Stock Ownership Plan.

         "Plan Trustee" shall mean Marine Midland Bank, N.A., a national banking association, and any successor trustee under the Trust Agreement.

         "Pledge" shall mean to create a security interest in, mortgage, warrant, bargain, sell, release, convey, assign, transfer, pledge and hypothecate.

         "Project Budget" for each of the Myrtle Beach Property, Greenville Property, North Augusta Property, Pinellas Property and Sun City Property shall mean the budget for the construction of each of such facilities, attached to this Indenture as Exhibits R through V, as each may be amended from time to time in accordance with the terms hereof.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by NHLP and its Restricted Subsidiaries, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by NHLP and its Restricted Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume, gross revenues or any other similar method specified therein.

         "Reportable Event" shall have the same meaning as in ERISA.

         "Responsible Officer" (i) of National or NHC, shall mean the President, any Vice-President or the Chief Financial Officer thereof and (ii) of NHLP, shall mean a President, any Vice-President or the Chief Financial Officer of NHC.

         "Restricted Subsidiary" shall mean any Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) which is more than 50% owned by NHLP, National or NHC, as the context shall require, and/or one or more Restricted Subsidiaries of NHLP, National or NHC, as the ease may be.

         "Sarasota Assignment" shall mean an Assignment of Note and Mortgage relating to the Sarasota Facility, in substantially the form of Exhibit E hereto.

         "Sarasota Facility" shall mean the nursing home facility and real estate parcels described in Exhibit P hereto.

         "Sarasota Mortgage" shall mean a mortgage and security agreement with respect to the Sarasota Facility in substantially the form of Exhibit C-3 hereto.

         "Section 1.2D Documents" shall mean the documents described in Section 1.2D of the Construction Consultant Agreement.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Senior Funded Debt" shall mean all Consolidated Funded Debt, other than Subordinated Funded Debt.

         "Series A Fixed Payment Date" has the meaning given thereto in Section
3.1 hereof.

         "Series B Fixed Payment Date" has the meaning given thereto in Section
3.1. hereof.

         "Stock Pledge Agreement" shall mean the Stock Pledge Agreement dated as of December 1, 1990 between the Issuer and the Indenture Trustee.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of December 1, 1990 by and among National, the Issuer and NHLP.

         "Stuart Facility" shall mean the nursing home facility described in Exhibit J hereto.

         "Stuart Mortgage" shall mean a mortgage with respect to the Stuart Facility in substantially the form of Exhibit C-1 hereto.

         "Subordinated Funded Debt" shall mean the sum of Convertible Subordinated Funded Debt plus Non-Convertible Subordinated Funded Debt.

         The term "subsidiary" shall mean, as to any particular parent business entity, any business entity of which such parent business entity and/or one or more business entities that are themselves subsidiaries of such parent business entity, (i) in the case of any corporation, own more than 20% (by number of votes) of the Voting Stock, or (ii) in the case of any partnership, own a Controlling General Partnership Interest or is entitled to more than 20% of the net income and proceeds of distribution upon liquidation of such partnership, or (iii) in the case of any limited partnership, own more than 20% of the Limited Partnership Interests. The term "Subsidiary" shall mean a subsidiary of NHLP, National or NHC, as the context shall require.

         "Substitute Financed Facility" shall mean one or more nursing homes owned or managed by NHLP and having a "fair market value" equal to the greater of the "fair market value" or the Loan Value of a Financed Facility, and substituted for such Financed Facility pursuant to Section 10. The term "fair market value" shall mean (a) in the ease of any Substitute Financed Facility the construction of which has not been completed or was completed less than twelve months prior to the date the same is to be substituted for the Financed Facility, the actual construction cost of the Substitute Financed Facility, including the cost of land and buildings and architectural and engineering fees and the cost of any improvements (including without limitation, all furniture, fixtures and equipment) made thereto, and (b) in the case of the Financed Facility for which such substitution is being made and any Substitute Financed Facility the construction of which was completed more than twelve months prior to such date the same is to be substituted for the Financed Facility, the appraised value thereof as determined by an Appraiser.

         "Sun City Assignment" shall mean an Assignment of Note and Mortgage relating to the Sun City Facility, in substantially the form of Exhibit E hereto.

         "Sun City Collateral Assignment of General Contract" shall mean that certain Collateral Assignment of General Contract in the form attached hereto as Exhibit W. between Florida Convalescent Centers, Inc. and the Indenture Trustee relating to the Sun City General Contract.

         "Sun City Construction Consultant Agreement" shall mean that certain Construction Consultant Agreement in the form attached hereto as Exhibit F by and among the Consultant, Indenture Trustee and NHLP.

         "Sun City Facility" shall mean the nursing home facility and real estate parcels described in Exhibit O hereto.

         "Sun City General Contract" shall mean that certain Standard Form of Agreement Between Owner and Design/Builder (A1A Document A191) between Florida Convalescent Centers, Inc. and the General Contractor, as design/builder, for design and construction of the Sun City Facility dated as of October 16, 1990, together with all permitted amendments, extension and renewals thereof.

         "Sun City Mortgage" shall mean a mortgage and security agreement with respect to the Sun City Facility in substantially the form of Exhibit C-4 hereto.

         "Sun City Sub-Account" is defined in Section 9.5.

         "Supplemental Indenture" or "Indenture Supplement" shall mean any Indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.

         "Total Cost" with respect to any Financed Facility shall mean not greater than 90% of the cost to NHLP or the Owner of a Managed Facility of acquiring or constructing such Financed Facility, and with respect to the Myrtle Beach Facility is $5,042,310, with respect to the Greenville Facility is $5,223,933, with respect to the North Augusta Facility is $4,008,337, with respect to the Pinellas Facility is $4,437,497, with respect to the Sun City Facility is $4,432,063, with respect to the Stuart Facility is $5,140,470, with respect to the Merritt island Facility is $4,309,408, with respect to the Greenwood Facility is $4,061,782, with respect to the Knoxville Facility is $4,061,782, with respect to the Sarasota Facility is $4,828,710, and with respect to the Ocoee Facility is $4,453,708.

         "Trust Agreement" shall mean the NHESOP, Inc. Leveraged Employee Stock Ownership Trust Agreement made and entered into effective January 20, 1988 by and between NHESOP, Inc. (the predecessor of National) and the Plan Trustee, as amended on April 1, 1988 by the First Amendment thereto, as the same may from time to time be amended or modified.

         "Trust Estate" shall have the meaning set forth on page 4 hereof.

         "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

         "Voting Stock" shall mean Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean
(i) in the case of any corporation, a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by NHLP, National or NHC and/or one or more of their Wholly-owned Subsidiaries, as the case may be, and (ii) in the case of any partnership, shall mean a Subsidiary of which all of the outstanding Partnership Interests and all Funded Debt and Current Debt shall be owned by NHLP, National or NHC and/or one or more of their Wholly-owned Subsidiaries, as the case may be.

         "Working Capital" shall mean the remainder of (i) Current Assets, less
(ii) Current Liabilities.

         1.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Indenture; the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Indenture.

         1.3. Directly or Indirectly. Where any provision in this Indenture refers to action to be taken by any Person, or action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. TERMS OF THE NOTES.

         2.1. Issuance in Two Series; Limitation of Principal Amount. (a) The Notes shall be issuable in two series; one series entitled Series A Senior Secured ESOP Notes due June 1, 2003 and limited to $20,000,000 in aggregate principal amount (exclusive of Notes issued pursuant to Section 2.6 hereof) and one series entitled Series B Senior Secured ESOP Notes due December 1, 2005 and limited to $30,000,000 in aggregate principal amount (exclusive of Notes issued pursuant to Section 2.6 hereof). All Notes shall be issuable as fully registered Notes. The Series A Notes shall be substantially in the form attached hereto as Exhibit A-1 and the Series B Notes shall be substantially in the form attached hereto as Exhibit A-2 and shall be subject to required and optional prepayment as provided in Section 3.

          (b) The Indenture Trustee's Certificate of Authentication to be borne by the Notes shall be substantially of the tenor and purport as set forth in Exhibit A-1 and Exhibit A-2 hereto. The Notes may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or any rule or regulation made pursuant thereto, and in any such event as are acceptable to the original Note Purchaser.

         2.2. Denominations; Execution of Notes; Certificate of Authentication. Each Note shall be in the denomination of $500,000 or any multiple of $1,000 in excess of $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000. The Notes shall be signed on behalf of the Issuer by the Plan Trustee. In case any officer of the Plan Trustee who shall have signed any Note shall cease to be such officer before such Note shall have been authenticated by the Indenture Trustee or delivered by the Issuer, such Notes may nevertheless be executed and delivered with the same force and effect as though the Person or Persons who signed such Note had not ceased to be such officer of the Plan Trustee; and any Note may be signed on behalf of the Plan Trustee by a Person who, at the actual date of execution of such Note, shall be a proper officer of the Plan Trustee, although at the date of such Note, such Person was not then such officer of the Plan Trustee. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A-1 or Exhibit A-2, hereto, as the case may be, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. SUCH certificate by the Indenture Trustee upon any Note executed by the Plan Trustee shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. The authentication by the Indenture Trustee of any Note issued hereunder shall not be construed as a representation or warranty by the Indenture Trustee as to the validity or security of this Indenture or of such Note, and the Indenture Trustee shall in no respect be liable or answerable for the use made of such Note or the proceeds thereof.

         2.3. Payment of the Notes. (a) The principal of, premium, if any, and interest on the Notes shall be payable at the principal office of the Indenture Trustee, or such other office of the Indenture Trustee as the Indenture Trustee may specify in writing to the holders of the Notes, in lawful money of the United States of America. Payment of principal, premium, if any, and interest on the Notes shall be made only upon presentation of such Notes to the Indenture Trustee for notation thereon of the amount of such payment. Any payment or prepayment of amounts due on the Notes in accordance with the terms thereof and hereof which is due on a date which is not a Business Day shall be payable on the next following Business Day without penalty or interest.

          (b) Notwithstanding the provisions of the preceding paragraph (a), if any Note is held by an Institutional Holder or its nominee and if such Institutional Holder shall furnish written notice to the Indenture Trustee requesting that the provisions of this Section 2.3(b) apply (and Section 6 of the Note Purchase Agreement shall constitute such written request in the case of the original Note Purchaser), the Indenture Trustee will cause all payments and prepayments of the principal of, and interest and premium, if any, on the Notes held by such Institutional Holder or its nominee to be made when due without surrender or presentation of such Note and without any notation of such payment or prepayment being made thereon, either (i) directly to such Holder by check, duly mailed, by first-class mail, postage prepaid, at its address appearing on the Note Register (defined in Section 2.4) or (ii) if a bank account in any bank in the continental United States shall be specified in such notice and if such notice shall have been given at least 15 days prior to the payment or prepayment date, by wire transfer of immediately available Federal Reserve funds to such bank account, on each such date such payment or prepayment is due, provided that such bank has facilities for the receipt of a wire transfer. The Indenture Trustee will deliver instructions for any such wire transfer from its office not later than 12:00 noon, Hartford, Connecticut time on each SUCH DATE payment or prepayment is due provided that no later than 10:00 a.m., Hartford, Connecticut time on the date such payment or prepayment is due either (i) the Issuer has deposited sufficient funds with the Indenture Trustee, or (ii) the Indenture Trustee has received the Issuer's check in clearing house funds in a sufficient amount. If the Issuer's funds are not received in a timely manner as above described, Indenture Trustee shall wire transfer payments promptly following receipt of the Issuer's funds. The Holder of any Notes to which this Section 2.3(b) applies agrees that (i) it will, before selling, transferring or otherwise disposing of such Note, present such Note to the Indenture Trustee for transfer and notation as provided in Sections 2.5 and 2.6 and (ii) it will, within a reasonable period of time after the Note has been paid in full, surrender the Note to the Indenture Trustee for cancellation and until any such Note is presented for transfer hereunder, the Indenture Trustee shall assume that the holder of such Note in the Note Register is, in fact, the holder thereof.

         2.4. The Note Register. The Issuer shall cause to be kept at the principal office of the Indenture Trustee a register for the registration and transfer of Notes (herein called the "Note Register"). The names and addresses of the holders of the Notes, the transfers of the Notes and the names and addresses of the transferees of all Notes shall be registered in the Note Register.
         2.5. Transfers and Exchanges of Notes; Lost or Mutilated Notes. (a) The holder of any Note may transfer such Note in compliance with applicable security laws upon the surrender thereof at the principal office of the Indenture Trustee. Thereupon, the Issuer shall execute in the name of the transferee a new Note or Notes in aggregate principal amount equal to the aggregate unpaid principal amount of the Note so surrendered, and the Indenture Trustee shall authenticate and deliver such new Note or Notes to such transferee.

          (b) The holder of any Note may at any time surrender such Note at the principal office of the Indenture Trustee in exchange for an equal aggregate principal amount of Notes in any authorized denominations.

          (c) All Notes presented or surrendered for exchange or transfer shall be accompanied by a written instrument or instruments of assignment or transfer, in form satisfactory to the Indenture Trustee, duly executed by the holder or by his attorney duly authorized in writing. The Issuer and the Indenture Trustee shall not be required to make a transfer or an exchange of any Note for a period of ten days preceding any payment date with respect thereto.

          (d) In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer, upon the written request of the holder thereof, shall execute, and the Indenture Trustee shall authenticate and deliver, a new Note in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer and to the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless from all risks resulting from the authentication and delivery of the substitute Note, and the applicant shall also furnish to the Issuer and to the Indenture Trustee evidence to their satisfaction of the mutilation, destruction, loss or theft of the applicant's Note and of the ownership thereof. If an original Note Purchaser, or another Institutional Holder, or either's nominee, is the owner of any mutilated, destroyed, lost or stolen Note, then the affidavit of an authorized officer of the Note Purchaser or such Institutional Holder, as the case may be, in form reasonably satisfactory to the Issuer and the Indenture Trustee setting forth the fact of mutilation, destruction, loss or theft and such holder's ownership of the Note at the time of such mutilation, destruction, loss or theft shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of such Note Purchaser or Institutional Holder, as the case may be, to indemnify the Issuer and the Indenture Trustee.

           (e) No notarial acts shall be necessary for the transfer or exchange of any Note pursuant to this Section 2.5, and the holder of any Note issued as provided in this Section 2.5 shall be entitled to any and all rights and privileges granted under this Indenture to a holder of the Note.

          2.6. The New Notes. (a) Each new Note (herein in this Section 2.6 called a "New Note") issued pursuant to Section 2.5 in exchange for or in substitution or in lieu of an outstanding Note (herein in this Section 2.6 called an "Old Note") shall be dated the date of such Old Note. The Indenture Trustee shall mark on each New Note (i) the date to which interest and principal have been paid on such Old Note, and (ii) all payments and prepayments of principal previously made on such Old Note which are allocable to such New Note. Interest shall be deemed to have been paid or earned, as the case may be, on such New Note to the date on which interest shall have been paid or earned, as the case may be, on such Old Note, and all payments and prepayments of principal marked on such New Note, as provided in clause (ii) above, shall be deemed to have been made thereon.

           (b) Upon the issuance of a New Note pursuant to Section 2.5, the Issuer may require the payment of a sum to reimburse it for, or to provide it with funds for, the payment of any tax or other governmental charge connected therewith but no other charge shall be made in connection with the transfer or exchange.

           (c) All New Notes issued pursuant to Section 2.5 in exchange for, in substitution for or in lieu of Old Notes shall be valid obligations of the Issuer evidencing the same outstanding debt as the Old Notes and shall be entitled to the benefits and security of this Indenture to the same extent as the Old Notes.

          2.7. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, transfer or exchange shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy such cancelled Notes and shall deliver a certificate to the Issuer specifying that such destruction has been made. If the Issuer shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Indenture Trustee for cancellation.

          2.8. Indenture Trustee as Agent. Subject to the provisions of Section 11, the Indenture Trustee is hereby irrevocably appointed the agent of the Issuer for the payment, registration, transfer and exchange of Notes. Subject to the provisions of Section 2.3, Notes may be presented for payment at, and notices or demands with respect to the Notes or this Indenture may be served or made at, the principal office of the Indenture Trustee, provided that copies of all such notices or demands shall be delivered to the Issuer.

          2.9. Ownership. The Person in whose name any Note shall be registered shall be deemed and treated as the owner thereof for all purposes of this Indenture and, subject to Section 2.5 hereof, neither the Issuer nor the Indenture Trustee shall be affected by any notice to the contrary. Payment of or on account of the principal of, premium, if any, and interest, as the case may be, on such Note shall be made only to or upon the order in writing of such registered owner. For the purpose of any request, direction or consent hereunder, the Issuer and the Indenture Trustee may deem and treat the registered owner of any Note as the sole owner thereof without production of such Note.

         2.10. Interest Rate Adjustment; Taxability.

           (a) Interest Rate Adjustment. In the event that at any time after the date hereof there is for any reason a change in the Federal Tax Rate or the Inclusion Rate (each as defined in this Section 2.10(a)), then in that event, the interest rate on the Notes shall be automatically adjusted (but not higher than the interest rate specified in Section 2.10(d) hereof), effective as of the effective date of change for each such change, to the rate per annum determined by multiplying the original interest rate on the Notes by the Adjustment Fraction. Any Noteholder shall determine the adjusted interest rate on the Notes held by it in accordance with the foregoing (which determination shall be conclusive and binding on the Issuer absent manifest error). The Issuer agrees to promptly notify the Indenture Trustee of such adjusted interest rate and unconditionally promises to pay interest on such Notes from the date of each such change at the rate as so adjusted from time to time. If for any reason (e.g., a retroactive effective date) the effective date of change for any such change is prior to one or more payment dates for which payments were due and payable on the Notes, and such change results in an increase in the interest rate for such prior periods, additional payments shall be due under this Section 2.10(a) and the Issuer (or, to the extent the Issuer cannot pay, the Guarantors) shall promptly upon demand (but in no event more than 10 days after demand) by any Noteholder pay to such Noteholder the amount by which interest computed at such rate or rates exceeds the amount of interest actually theretofore paid by the Issuer (excluding additional interest, if any, paid on overdue principal or interest) on the Notes held by such Noteholder. If for any reason (e.g., a retroactive effective date) the effective date of change for any such change is prior to one or more payment dates for which payments were due and payable on the Notes, and such change results in a decrease in the interest rate for such prior periods, each Noteholder shall promptly (but in no event more than 10 days after demand by the Issuer) pay to the Issuer the amount by which interest computed at such rate or rates is less than the amount of interest actually theretofore paid by the Issuer (excluding additional interest, if any, paid on overdue principal or interest) on the Notes held by such Noteholder.

         For the purposes of this Section 2.10, the following terms shall have the meanings ascribed to them below:

          "Adjustment Fraction" shall mean the following fraction:
                         (l-XF)(l-Fn)/(l-F)(l-XnFn)

where Fn and Xn are the new Federal Tax Rate and Inclusion Rate, respectively, expressed as a decimal (in the case of any change in only one such factor then only such factor shall be changed and the remaining factor shall be the factor then in effect) and where F and X are the original Federal Tax Rate and Inclusion Rate, respectively, expressed as a decimal. The Adjustment Fraction will be rounded to three decimal places with rounding up if the fourth decimal place is .0005 or higher, and rounding down otherwise.

         "Federal Tax Rate" shall mean, (i) in the case of a life insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under Section 801 of the Code, or any successor thereto, (ii) in the case of any other insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under Section 831 of the Code, or any successor thereto, and (iii) in the case of any other person, the maximum incremental percentage rate from time to time applicable to the taxable income of any ordinary business corporation imposed under Section 11 of the Code, or any successor thereto. For purposes of calculations hereunder, the original Federal Tax Rate expressed as a decimal is .34.

         "Inclusion Rate" shall mean the percentage of interest income received by the Noteholder on securities acquisition loans which is not excluded from its gross income for Federal income tax purposes pursuant to Section 133 of the Code, or any successor thereto. For purposes of calculations hereunder, the original Inclusion Rate expressed as a decimal is .50.

         (b) Tax Disallowances. In the event that at any time (whether before or after payment of the Notes) a Change of Law (as defined below in this
Section 2.10) shall occur which, in the reasonable opinion of any Noteholder, results in any Tax Disallowance (as defined below in this Section 2.10), the Issuer shall pay to such Noteholder (at the time or times specified by the Noteholder, which times may be specified by the Noteholder in a single written notice from such Noteholder which shall identify specific dates on which payment shall be made) in immediately available funds amounts that shall be equal to the sum of (i) any tax, alternative minimum tax, levy or other cost, including, but not limited to, penalties, additions to taxes or interest related to any of the foregoing, related to the acquisition, purchase, ownership, or disposition of any Note held by such Noteholder that arises directly or indirectly, in whole or in part, as a result of such Change of Law (all such taxes to be calculated assuming that such Noteholder is subject to the maximum statutory rate in effect for the tax year or years in which the Tax Disallowance occurs), plus (ii) an amount representing the time value of money for the period commencing on the date such Noteholder paid any such tax, levy or other cost (or the date a refund with respect to such tax, levy or other cost is denied) listed in (i) above and ending on the date payment hereunder is received by such Noteholder (using a factor of, with respect to the Series A Notes, 10.69% per annum and, with respect to the Series B Notes, 10.87% per annum), plus (iii) an amount which, after giving effect to all taxes attributable to the inclusion of the amount specified in (i) above in the taxable income of such Noteholder for federal, state and local tax purposes, shall equal all taxes due on the payments set forth in (i). Except as provided in Section 2.10(c). The determination of all amounts hereunder by such Noteholder shall be conclusive and binding on the Issuer absent manifest error.

         (c) Independent Verification. In the event that the Issuer objects to the amount of any indemnification or amounts due calculated by any Noteholder pursuant to Section 2.10(b), the Issuer, within 30 days after its receipt of a notice under Section 2.10(b), shall notify such Noteholder in writing of such objection and the reasonable basis therefor Thereafter, if the Issuer and such Noteholder shall not have agreed upon the amount of such indemnification, the Issuer, within 30 days after its delivery of its notice under this Section 2.10(c) may request that the amount of such indemnification be verified by a firm of independent public accountants of nationally recognized standing (who may be such Noteholder's regular auditors) selected by such Noteholder. Such firm of independent public accountants shall be requested to either (i) confirm that the calculations of such Noteholder are correct and in conformity with the provisions of this Indenture, or (ii) revise the amount of the indemnification payable to such Noteholder in accordance with the provisions of this Indenture and set forth in reasonable detail the basis for such adjustment. The Issuer and such Noteholder agree that the determinations made by such Noteholder and verified or adjusted by such accounting firm in conformity with the provisions of this Indenture shall be conclusive and binding on such Noteholder and the Issuer. In the event that the Issuer shall seek verification pursuant to this Section 2.10(c) then notwithstanding the due dates for payments set forth in Section 2.10(b) the Issuer shall pay to such Noteholder the amount of the indemnity determined hereunder within 10 days after such determination.

         All expenses incurred in connection with any verification requested by the Issuer pursuant to this Section 2.10(c) shall be borne by NHLP. As used in this Section 2.10(c) "the amount of any indemnification" shall not include a determination of the occurrence of any event which gives rise to (i) indemnification pursuant to Section 2.10(b), or (ii) an obligation to make any payment pursuant to Section 2.10(b) or Section 2.10(d).

         For purposes of this Section 2.10, the following terms shall have the meanings ascribed to them as follows:

         "Change of Law" shall mean any amendment to the Code or other statute enacted by the Congress of the United States of America, or any temporary, proposed or final regulation or rule promulgated by any agency or department of the United States government, or any official or judicial interpretation of any of the foregoing or any change in official or judicial interpretation of present law after the date of this Indenture, and for purposes hereof shall include, but not limited to, any law or temporary, proposed or final regulation enacted after the date of this Indenture, but having an effective date prior thereto, except that a Change of Law shall not include (x) any change in the Federal Tax Rate or the Inclusion Rate as defined in Section 2.10(a) or (y) any event that would entitle any Noteholder to make a determination of taxability under Section 2.10(d).

         "Tax Disallowance" shall mean (i) the reduction, directly or indirectly, of any deduction (including, but not limited to, any deduction under Section 265 of the Code), exclusion (including, but not limited to, the exclusion provided in Section 812(g) of the Code), credit or other allowance that would, but for the Change in Law, have been allowable in computing any Noteholder's liability for any Federal tax, whether currently in existence or not, including, but not limited to, the tax imposed under Section 11 of the Code, or any successor thereto, (ii) the imposition of any Federal tax or levy of any nature (including, but not limited to, preference, excise or alternative minimum taxes), (iii) the increase in any rate of Federal tax (other than an increase in the Federal Tax Rate), rate of inclusion (other than an increase in the Inclusion Rate) of any item of adjustment to the alternative minimum taxable income of the Noteholder or levy upon any Noteholder (including, but not limited to, preference, excise or alternative minimum taxes) on some or all of the payments on the Notes, or (iv) any reduction in the after-tax yield on any Note to any Noteholder, based upon with respect to the Series A Notes, a 10.69% fully taxable Note, and with respect to the Series B Notes, a 10.87% fully taxable Note using the then current Federal Tax Rate and Inclusion Rate in Section 2.10(a).).

         (d) Taxability. In the event that any Noteholder shall reasonably determine that, for any reason whatsoever (other than the failure of such Noteholder, solely and directly as a result of an act by such Noteholder, to be a qualified lender under Section 133(a) of the Code or any successor thereto), regardless of whether such cause or event occurred before, on or after the date hereof or whether before or after payment of the Notes, the interest on any
Note is not entitled to the benefits of Section 133 or any successor thereto, then, in that event, the Issuer agrees, anything contained in the Notes or herein to the contrary notwithstanding, that the interest rate applicable to the Notes held by such Noteholder shall be adjusted, retroactive to the Closing Date (or if any Note was originally entitled to the benefits of Section 133 but ceased to be so entitled, then retroactive to the date such Note ceased to be entitled to the benefits of Section 133 or any successor thereto), to, in the case of the Series A Notes, 10.69% per annum and in the case of the Series B Notes, 10.87% per annum or, if applicable for either the Series A Notes or the Series B Notes, the Overdue Rate after the maturity of any payment, and the Issuer shall pay to such Noteholder, within 30 days following the receipt of written notice from the Noteholder (i) the amount by which interest computed at such rate or rates exceeds the amount of interest actually theretofore paid by the Issuer (excluding additional interest, if any, paid on overdue principal or interest) on the Notes from the date of issuance (or, if any Note was originally entitled to the benefits of Section 133 but ceased to be so entitled, then retroactive to the date such Note ceased to be entitled to the benefits of Section 133 or any successor thereto), plus (ii) an amount representing the excess, if any, of the Federal income tax liability of such Noteholder resulting from the inclusion of the payments set forth in (i) in the gross income of the Noteholder at the then current Federal Tax Rate over the Federal income tax liability of such Noteholder that would have resulted from the inclusion of the payments set forth in (i) using the Federal Tax Rate applicable to the period to which such payments relate, plus (iii) all penalties, additions to taxes, interest attributable to any deficiencies in the Federal, state and local tax liability of such Noteholder, or other costs resulting from the Note not being entitled to the benefits of

Section 133 or any successor thereto, plus (iv) an amount representing the time value of money for the period commencing on the date such Noteholder shall have paid any amount set forth in (i), (ii) or (iii) above (or commencing on the date a refund otherwise payable to the Noteholder with respect to other matters in an amount equal to all or any portion of a payment set forth in (i), (ii) or (iii) is denied) and ending with respect to each amount set forth in (i), (ii) or
(iii) hereof on the date each such payment is received by such Noteholder (using a factor equal to with respect to the Series A Notes, 10.69% per annum and with respect to the Series B Notes 10.87% per annum), plus (v) an amount which, after giving effect to all taxes attributable to the inclusion of any amount set forth in (ii) and (iii) above in the taxable income of the Noteholder for Federal, state and local tax purposes, shall equal all taxes due on the payments set forth in (ii) and (iii) above.

            (e) Successors and Assigns. All parties at any time holding any Note and any party purchasing any Note from any Noteholder shall be entitled to the benefits of Section 2.10(a), 2.10(b), 2.10(c) and 2.10(d), other than a subsequent holder of any Note which is not a qualified lender under Section 133(a) of the Code or any successor thereto without regard to any Change of Law as of or after the date hereof. In the event that any Noteholder transfers any Note, such Noteholder shall continue to have the benefits of the provisions of
Section 2.10(a), 2.10(b), 2.10(c) and 2.10(d), for the period during which such Noteholder was the holder of a Note and each subsequent holder thereof shall have all of the rights afforded the Noteholders hereunder with the same force and effect as though the name of such holder were substituted for the name of the Noteholders herein.

SECTION 3. PREPAYMENT AND PURCHASE OF NOTES.

            Except to the extent provided for in this ss.3, the Notes shall not be subject to prepayment or redemption in whole or in part at the option of the Issuer prior to the expressed maturity dates thereof.

            3.1. Required Prepayments. (a) The Issuer agrees that on the first day of June and December in each year, commencing December 1, 1995 and ending December 1, 2002, both inclusive (the "Series A Fixed Payment Dates"), it will prepay and apply and there shall become due and payable $1,250,000 principal amount of Series A Notes.

            (b) The Issuer agrees that on the first day of June and December in each year, commencing December 1, 1995 and ending June 1, 2005, both inclusive (the "Series B Fixed Payment Dates"), it will prepay and apply and there shall become due and payable $1,428,571 principal amount of Series B Notes.

            (c) No premium shall be payable in connection with any required prepayment made pursuant to this ss.3.1. For purposes of this Section 3.1, any prepayment of less than all of the Notes pursuant to (i) Section 3.2 or Section
3.3 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on June 1, 2003 (with respect to the Series A Notes) and December 1, 2005 (with respect to the Series B Notes) and then, to the remaining scheduled principal payments in inverse chronological order, and (ii) ss.3.4 shall be applied to the payment in full of the Notes held by the holders providing a Declaration Notice (as defined in ss.3.4).

            3.2. Optional Prepayments at Make-Whole Premium Amount. In addition to the prepayments required by ss.3.1 and upon compliance with ss.3.5, the Issuer shall have the privilege at any time and from time to time of prepaying the outstanding Notes either in whole or in part (but if in part then in units in excess of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Premium Amount.

            3.3. Prepayment in the Event of Casualty or Condemnation of a Financed Facility or Prepayment in Whole of a Managed Facility Note. The Notes shall be prepaid prior to maturity, in whole or in part, through the application of moneys received by the indenture Trustee pursuant to the provisions of ss.7.2 ss.7.3, ss.7.4 and ss.7.5 hereof by payment of the principal amount of the Notes to be so prepaid, together with accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Premium Amount.

            3.4. Notice of Optional Prepayments. The Issuer will give notice of any prepayment of the Notes (other than the prepayments required by ss.3.1) to NHLP, National, the Indenture Trustee and to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment (the "Optional Prepayment Date") specifying (a) such date, (b) the Section of this Indenture under which the prepayment is to be made, (c) the principal amount of the holders' Notes to be prepaid on such Optional Prepayment Date, (d) that a Make-Whole Premium Amount may be payable, (e) the date when such Make-Whole Premium Amount will be calculated, (f) the estimated Make-Whole Premium Amount and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the Optional Prepayment Date. Not more than two Business Days prior to the Optional Prepayment Date specified in such notice, the Issuer shall provide each holder of a Note written notice of the Make-Whole Premium Amount payable in connection with such prepayment, whether or not any Make-Whole Premium Amount is payable, together with a reasonably detailed computation thereof.

            3.5. Allocation of Prepayments. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

            3.6. Purchase in the Event of a Change of Control. In the event NHLP has knowledge of a Change of Control or an impending Change of Control, NHLP will give written notice (herein called a "Control Change Notice") of such fact to all holders of the Notes then outstanding. Said Control Change Notice shall be delivered at least 60 days prior to the occurrence of such Change of Control; provided, however, that if NHLP shall not then have knowledge of such fact, such Control Change Notice shall be delivered promptly upon receipt of such knowledge by NHLP. In addition to notifying the holders of the Notes of a Change of Control or a proposed Change of Control, the Control Change Notice shall state that the occurrence of such Change of Control entitles said holders to tender the Notes held thereby to NHLP for purchase pursuant to this ss.3.6 and the date by which said holders must respond to such Control Change Notice pursuant to this ss.3.6 in order to make such election.

            As used herein, the term "Change of Control" shall mean the occurrence of (i) any event which results in any Person other than NHC acting as Managing General Partner of NHLP, or (ii) any event which results in any Person, or any group of Persons acting in concert, other than the Original Management Group, beneficially owning or controlling, directly or indirectly, more than 50% (by number of votes) of the Voting Stock of NHC or (ii) replacement or elimination (in either case other than as a result of death or disability) of more than half of the Current Directors of NHC, within a six-month period.

            The term "Original Management Group shall mean Carl E. Adams, W. Andrew Adams, Robert G. Adams, Ernest G. Burgess, Richard F. LaRoche, Jr., S.C. Garrison, J.K. Twilla and Olin O. Williams, their respective spouses and descendants and any executor, administrator, conservator, trustee or other fiduciary holding Partnership Interests or shares of Voting Stock of NHLP for the benefit of any of said Persons.

            The term "Current Directors" shall mean Carl E. Adams, W. Andrew Adams, S.C. Garrison, J.K. Twilla and Olin O. Williams.

            Upon the receipt of such Control Change Notice or, if no Control Change Notice is given, upon the occurrence of a Change of Control, the holder or holders of any Notes shall have the privilege, upon written notice (the "Tender Notice") to NHLP, of tendering all Notes held by such holder or holders serving such Tender Notice to NHLP for purchase and thereupon NHLP shall be obligated to purchase such Notes on such date (the "Payment Date") as NHLP shall specify in a written notice delivered to such holder or holders, which notice shall be delivered by NHLP to such holder or holders not later than 20 days prior to the Payment Date. The Payment Date shall be not later than 20 days after the consummation of such Change of Control, in the event that such Tender Notice is served on or prior to the date of the consummation of such Change of Control or 20 days after the date such Tender Notice is served, if such Tender Notice is not served on or prior to the date of such Change of Control, and NHLP covenants and agrees to purchase or cause to be purchased on the Payment Date all Notes held by such holder or holders serving such Declaration Notice to NHLP; provided, however, that in the event that a Control Change Notice has in fact been given as hereinabove contemplated, such Tender Notice shall be served prior to 60 days after receipt of such Control Change Notice. In the event that a Control Change Notice is given and a holder of the Notes fails to provide a Tender Notice within the time period set forth above, NHLP shall not be obligated to purchase the Notes held by such holder as a result of such Change of Control. Any such declaration shall be contingent upon completion of such Change of Control and, notwithstanding any of the other provisions of this ss.3.6, NHLP shall not be required to purchase any Notes pursuant to this ss.3.6 unless and until such Change of Control shall be consummated.

            In the event that any holder or holders of the Notes shall have elected to tender for purchase all of the Notes held thereby pursuant to this ss.3.6, then NHLP shall promptly, but in any event within 15 days after the receipt of the Tender Notice, deliver written notice of such election to tender to each other holder of the Notes and, notwithstanding the provisions of the immediately preceding paragraph, the right of each such other holder to tender for purchase all of the Notes held thereby pursuant to this ss.3.6 shall remain in effect until the later to occur of (i) 60 days after receipt by such holders of the Control Change Notice and (ii) 30 days after receipt by such holders of the notice required to be delivered pursuant to this paragraph; provided, however, that the provisions of this clause (ii) shall only apply with respect to notices required to be delivered pursuant to this paragraph to the extent that such notices relate to election to tender Notes made by holders of the Notes prior to the expiration of the periods specified in the immediately preceding paragraph.

            All purchases of the Notes pursuant to this ss.3.6 shall be made by NHLP by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment, but without premium or Make-Whole Premium Amount. Any purchases of less than all of the outstanding Notes made pursuant to this ss.3.6 shall be applied to the payment in full of the Notes held by the holders providing a Tender Notice. The amounts of the scheduled prepayments on all Notes shall be unchanged by such purchase.

SECTION 4. COVENANTS OF NHLP.

            NHLP covenants, represents and warrants with the Indenture Trustee for the benefit of the Indenture Trustee and the holders of the Notes as follows:

            4.1. Warranty of Title. NHLP has or will have good and marketable title to, and is lawfully possessed of, all the Property constituting the Acquired Facilities to be acquired on the Closing Date free of all liens, charges and encumbrances other than Permitted Encumbrances. NHLP has full power and lawful authority to pledge the Acquired Facilities to be acquired on the Closing Date, and the Indenture Trustee has a valid and enforceable first and prior lien and security interest therein. NHLP will at all times preserve, warrant and defend the Indenture Trustee's title and right in and to the Financed Facilities against the claims of all Persons.

            4.2. NHLP Existence. NHLP will preserve and keep in full force and effect and will cause each Restricted Subsidiary to preserve and keep in full force and effect its legal existence as a limited partnership, general partnership or corporation, as the case may be, and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing provisions of this ss.4.2 shall not prevent any transaction permitted by ss.4.10 and provided further, that NHLP may cease its existence as a limited partnership and commence doing business as a corporation by giving 60 days prior written notice to the holders of the Notes outstanding, which written notice shall contain (i) pro-forma financial statements as at the end of the current (as of the date of such notice) Fiscal Year of NHLP, if the date on which NHLP shall commence doing business as a corporation is on or prior to the last day of the current (as of the date of such notice) Fiscal Year, or
(ii) pro-forma financial statements as at the end of the immediately succeeding Fiscal Year of NHLP, if the date on which NHLP shall commence doing business as a corporation is after the last day of the current (as of the date of such notice) Fiscal Year and without taking into account any change in the designation of the Fiscal Year of NHLP subsequent to the date of notice referred to herein (in either case setting forth the information specified in ss.4.21(b) for NHLP and its Restricted Subsidiaries) and, in the case of both clauses (i) and (ii) above, (y) assuming NHLP would have maintained its existence as a limited partnership through the end of such Fiscal Year, and (z) assuming NHLP and its Restricted Subsidiaries had done business as corporation throughout such Fiscal Year and which pro forma financial statements, in the case of both clauses (i) and (ii) above, shall show that if NHLP would continue its existence as a limited partnership through the period for which such pro-forma financial statements are prepared, no Default or Event of Default would exist.

            4.3. Performance of Operative Agreements; Further Assurances. NHLP covenants and agrees, within its power and authority, to cause the Issuer to perform, abide by and to be governed and restricted by each and all of the terms, provisions, restrictions, covenants and agreements set forth in each Operative Agreement to which it is a party, and NHLP covenants and agrees to perform, abide by and to be governed and restricted by each and all of the terms, provisions, restrictions, covenants and agreements set forth in each Operative Agreement to which it is a party, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendments or supplements to each of such Operative Agreements were fully set out in an amendment or supplement to this Indenture.

            NHLP will at any time and from time to time, at its own expense, do, execute, acknowledge and deliver to the Noteholders and/or the Indenture Trustee such further act, deed, conveyance, transfer, instrument, document and assurance and take such further action, if the Noteholders and/or the Indenture Trustee may from time to time reasonably request, in order to further carry out the intent and purpose of this Indenture and the Note Purchase Agreement and to establish and protect the rights, intentions and remedies created, or intended to be created, in favor of the Noteholders, including, without limitation, the execution, delivery and recordation and filing of Mortgages, security agreements and financing statements and continuation statements under the Uniform Commercial Code required by applicable law to be so recorded or filed so as to make effective of record the lien intended to be created thereby.

            4.4. Insurance. NHLP will maintain, and will cause each Restricted Subsidiary to maintain insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. at the time of issuance of any policy of in the case of professional liability and property insurance, A:VII or higher, in the case of property insurance on boilers and machinery, A:IX or higher, and in the case of all other policies, A:XII or higher, such insurance coverage to be in such forms and amounts and against such risks as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, that NHLP will, on the date of renewal of any such policy, obtain such insurance policy from a financially sound and reputable insurer accorded a rating by A.M. Best Company, Inc. of A: XII or higher at the time of issuance of such policy.

            4.5. Taxes, Claims for Labor and Materials, Compliance with Laws. NHLP will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon NHLP or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of NHLP or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of NHLP or such Restricted Subsidiary; provided NHLP or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of NHLP or such Restricted Subsidiary or any material interference with the use thereof by NHLP or such Restricted Subsidiary, and (ii) NHLP or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. NHLP will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of NHLP or NHLP and its Restricted Subsidiaries taken as a whole or would result in any Lien except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by this ss.4.5;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which NHLP or a Restricted Subsidiary thereof shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehouse-men's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of NHLP and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of NHLP and its Restricted Subsidiaries.

            4.6. Maintenance. NHLP, and each of its Restricted Subsidiaries, will:

            (a) maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; and

            (b) without limiting the requirements set forth in clause (a), maintain the Financed Facilities (i) in accordance with the Mortgages and the Note and Mortgage Assignments, (ii) in compliance with all requirements (other than the requirement of having a provider contract in existence) necessary to allow the Financed Facilities to qualify at all times as eligible providers for "Medicare" and "Medicaid" and, (iii) as eligible providers of "Medicare" and maintain its other Property in good condition, reasonable wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto all in accordance with customary industry standards, provided that if NHLP shall determine, as evidenced by a resolution of its Board of Directors, that continued compliance with all requirements of "Medicare" and "Medicaid" or continued participation as a "Medicare" provider is not in the best interests of NHLP, the Financed Facilities shall not be required to be so maintained.

            4.7. Nature of Business. Neither NHLP nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by NHLP and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by NHLP and its Restricted Subsidiaries on the date of this Indenture.

            4.8. Compliance with Environmental Laws. (a) NHLP shall carry on the business and operations at its Properties and all Properties managed by it to comply in all material respects, and will comply in all material respects with all applicable Federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including without limitation, any such applicable law, statute, rule, regulation or ordinance relating to releases, discharges or emissions of Hazardous Substances to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, fractious petroleum, petroleum derivatives or by-products, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of NHLP and its Subsidiaries and General Partners or the operation, construction or modification of any thereof including, but not limited to the following, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.4321, the Rivers and Harbours Act of 1899, 33 U.S.C. ss.401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. ss.1531, et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.300(f) et seq., ss.2601, et seq.); and all rules, regulations and guidance documents promulgated or published thereunder.

            (b) NHLP shall prevent the imposition of any liens or encumbrances against the Properties for the costs of any response, removal, or remedial action or clean up of Hazardous Substances.

            4.9. Maintenance of Principal Office. NHLP will give advance written notice to the Indenture Trustee of any proposed change in NHLP's name or location of its principal office and will execute and deliver to the Indenture Trustee at least 60 days prior to the occurrence of any such change, all additional financing statements, as the Indenture Trustee may require, or as may be required by law in order to publish notice of and to continue the lien and security interest of this Indenture on and in respect of the Mortgaged Property.

            4.10. Merger, Consolidation, Sale of Assets. (a) NHLP will not, and will not permit any Restricted Subsidiary to consolidate with or be a party to a merger with any other Person (other than a transaction in accordance with the provisions of ss.4.2), provided, however, that:

            (1) any Restricted Subsidiary may merge or consolidate with or into NHLP or another Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving NHLP, NHLP shall be the surviving or continuing entity; and

            (2) NHLP may consolidate or merge with any other Person if: (i) NHLP shall be the surviving or continuing entity; (ii) at the time of such consolidation or merger, and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger, NHLP would be permitted by the provisions of ss.4.11(a) to incur at least $1.00 of additional Funded Debt.

            (b) NHLP will not sell, lease, transfer, abandon or otherwise dispose of, all or any substantial part of the assets of NHLP and its Restricted Subsidiaries (other than in connection with a transaction in accordance with the provisions of ss.4.2); provided that the foregoing restrictions do not apply to:

            (1) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to NHLP or another Restricted Subsidiary; or

            (2) the sale, lease or other disposition of any or all of the Owned Facilities; provided that either (i) the Indenture Trustee retains a first mortgage on such assets and NHLP continues to manage any Owned Facility so transferred pursuant to a Management Agreement in accordance with the provisions of ss.4.22 or (ii) NHLP provides a Substitute Financed Facility pursuant to ss.10 with respect to each Owned Facility so transferred.

            (c) NHLP will not permit any Restricted Subsidiary to issue or sell any Equity Interest (including as "Equity Interest" for the purposes of this ss.4.10, any warrants, rights or options to purchase or otherwise acquire any Equity Interest or other Securities exchangeable for or convertible into any Equity Interest) of such Restricted Subsidiary to any Person other than NHLP or a Wholly-owned Restricted Subsidiary if (i) (if at the time of such issuance or sale NHLP shall continue to be organized as a limited partnership) at the time of such issuance or sale and after giving effect thereto the percentage of Equity Interests of such Restricted Subsidiary beneficially owned, directly or indirectly, by NHLP, shall be less than 51% or (ii) (if at the time of such issuance or sale NHLP shall be organized as a corporation) at the time of such issuance or sale and after giving effect thereto the percentage of Voting Stock of such Restricted Subsidiary beneficially owned, directly or indirectly, by NHLP, shall be less than 80% (by number of votes) of the outstanding Voting Stock of such Restricted Subsidiary, except (A) for the purpose of qualifying directors, or (B) in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to NHLP and/or a Restricted Subsidiary whereby NHLP and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

            (d) NHLP will not sell, transfer or otherwise dispose of any Equity Interest in any Restricted Subsidiary (except to qualify directors), and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to NHLP or a Wholly-owned Restricted Subsidiary) any Equity Interest of any other Restricted Subsidiary, unless:

            (1) either (i) at the time of such sale, transfer or other disposition and giving effect thereto, the Restricted Subsidiary whose Equity Interest is being disposed of or any other Restricted Subsidiary in which such Restricted Subsidiary directly or indirectly holds any Equity Interest remains a Restricted Subsidiary or (ii) simultaneously with such sale, transfer, or disposition, all Equity Interest of such Restricted Subsidiary at the time owned by NHLP and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety, provided that notwithstanding the foregoing clauses (i) and (ii), NHLP may not dispose of any Equity Interest in Americare Southeast,

            (2) the Board of Directors of NHLP shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of such Equity Interest is in the best interests of NHLP;

            (3) such Equity Interest is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors of each of National and NHC to be adequate and satisfactory;

            (4) if all Equity Interests of such Restricted Subsidiary at the time owned by NHLP and by every other Restricted Subsidiary are being sold, transferred or disposed of, the Restricted Subsidiary being disposed of shall not have any continuing investment in NHLP or any other Restricted Subsidiary not being simultaneously disposed of; and

            (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of NHLP and its Restricted Subsidiaries.

            As used in this ss.4.10, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of NHLP and its Restricted Subsidiaries only if the the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by NHLP and its Restricted Subsidiaries during the immediately preceding Four-Quarter Period of NHLP, exceeds 15% of Consolidated Total Assets determined as of the end of the immediately preceding Fiscal Quarter.

            4.11. Limitations on Indebtedness. NHLP will not permit at any time either:

            (a) the ratio of Covenant Funded Debt to Consolidated Adjusted Net Worth to exceed 3.5:1, provided that the ratio of Covenant Funded Debt to Consolidated Adjusted Net Worth may increase to not more than 4.0:1 for any number of nonconsecutive Four Quarter Periods; or

            (b) the ratio of Consolidated Current Debt to Consolidated Adjusted Net Worth to exceed 1.0:1.0.

            For purposes of ss.4.11(b), Consolidated Current Debt shall not include current maturities of Funded Debt.

            4.12. Ratio of Cash Flow to Debt Service. NHLP will at all times keep and maintain the ratio of Cash Flow to Debt Service at 1.30 to 1.00 or greater.

            4.13. Consolidated Net Worth. NHLP will at all times keep and maintain Consolidated Net Worth at not less than the Minimum Net Worth.

            For purposes of this ss.4.13, "Minimum Net Worth" shall mean, (i) for the period from the Closing Date through December 31, 1990, $40,000,000,
(ii) for the period from January 1, 1991 through March 30, 1991, $41,400,000, and (iii) for the period from the beginning of each subsequent Fiscal Quarter of NHLP through the last day of such Fiscal Quarter, the Minimum Net Worth for the immediately preceding Fiscal Quarter, plus $1,400,000.

            4.14. Current Ratio. NHLP will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.5 to 1.0.

            4.15. Indemnity. NHLP covenants and agrees to indemnify and hold harmless the holders of the Notes (hereinafter collectively referred to as the "indemnified parties") against any loss, liability, claim, damage or expense (including, but not limited to, the reasonable cost of investigating and defending against any such claim and reasonable counsel fees in connection therewith) to which any indemnified party may become subject (including for this purpose any subpoena duces tecum, subpoena for deposition or other similar writ served upon any indemnified party in connection with any action brought by holders of Equity Interests in NHLP involving NHLP or by shareholders of National and involving National or such indemnified party) under any statute, rule or regulation (including, without limitation, the Federal or state securities laws) or under the common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the creation of the Issuer or the Plan by National or the purposes for which the Plan or the Issuer were established by National or the Common Stock was sold to the Issuer.

            4.16. Guaranties. The NHLP will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except the Guaranty Agreement and Guaranties of NHLP which are limited in amount to a stated principal amount of Indebtedness thereby guaranteed and provided that the Indebtedness represented thereby shall have been incurred within the applicable limitations provided in ss.4.11.

            4.17. Purchase of Notes by NHLP. Neither NHLP nor any Subsidiary or Affiliate, directly or indirectly, may purchase or make any offer to purchase any Notes unless an offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case NHLP purchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Notwithstanding the foregoing, NHLP may purchase and make offers to purchase Notes in accordance with ss.3.6 hereof and any Notes so purchased shall not be required to be cancelled and new Notes may be issued in substitution therefor.

            4.18. Transactions with Affiliates. NHLP will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate or Subsidiary (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate or Subsidiary), except in the ordinary course of and pursuant to the reasonable requirements of NHLP's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to NHLP or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate or a Subsidiary.

            4.19. Investments. NHLP will not, and will not permit any Restricted Subsidiary to, make any investments in or loans, advances or extensions of credit to any Person, except:

            (a) Investments, loans and advances by NHLP and its Restricted Subsidiaries in and to Restricted Subsidiaries and Equity Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Restricted Subsidiary or an Equity Subsidiary;

            (b) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of NHLP or any Restricted Subsidiary and loans to officers, directors and employees in connection with participation by such persons in the National HealthCorp L.P. Unit Option Plan, as in existence on the date hereof or as extended (which extension shall not amend any of the substantive provisions thereof other than the termination date) by the vote of unit holders thereunder pursuant to the terms thereof;

            (c) receivables arising from the sale of services in the ordinary course of business of NHLP and its Restricted Subsidiaries;

            (d) Loans or advances to third parties for construction or acquisition financing or working capital requirements of nursing home facilities that are managed by NHLP pursuant to Management Agreements, provided that all such loans and advances shall be secured by liens on such nursing home facilities and provided further that the aggregate principal amount of such loans and advances shall not exceed 200% of Consolidated Investment Net Worth;

            (e) Investments in commercial paper or time deposits maturing in 270 days or less from the date of issuance, in each case issued by or deposited with banks, the commercial paper of which, at the time of acquisition by NHLP or any Restricted Subsidiary thereof, is rated at least A-1 by Standard & Poor's Corporation ("S & P") and at least P-1 by Moody's Investors Services, Inc. ("Moody's");

            (f) Investments in direct obligations of the United States of America, or obligations of any agency thereof which are backed by the fully faith and credit of the United States, maturing in twelve months or less from the date of acquisition thereof;

            (g) Investments in certificates of deposit maturing within one year from the date of origin, or in demand deposits, in each case issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and the long-term certificates of deposit of which shall be rated at least A-1 by S & P and A+ by Moody's;

            (h) Investments in equity securities that are traded on the New York Stock Exchange or the American Stock Exchange;

            (i) Investments in overnight repurchase agreements which are fully secured by direct obligations of the United States of America (or obligations of any agency thereof which are backed by the full faith and credit of the United States) or overnight Eurodollar deposits, in each case issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and the long-term certificates of deposit of which shall be rated at least A-1 by S & P and A+ by Moody's, provided that amounts invested pursuant to this paragraph (i) shall not at any time exceed 25% of Consolidated Investment Net Worth;

            (j) Investments in demand deposits issued by any bank or trust company organized under the laws of the United States or any state thereof and located in any city or county in which NHLP shall own or manage a nursing home, provided that amounts invested pursuant to this paragraph
      (j) shall not at any time exceed 25% of Consolidated Investment Net Worth in the aggregate and 5% of Consolidated Investment Net Worth in any one such bank or trust company; and

            (k) Joint Venture Investments, provided that amounts invested pursuant to this paragraph (k) shall not at any time exceed 20% of Consolidated Investment Net Worth.

            In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

            For purposes of this Indenture, at any time when any business entity becomes a Restricted Subsidiary, all investments of such business entity at such time shall be deemed to have been made by such business entity, as a Restricted Subsidiary, at such time, provided that NHLP shall be deemed not to be in violation of the provisions of this ss.4.19 solely by virtue of any entity becoming a Restricted Subsidiary for a period of 90 days after such entity becomes a Restricted Subsidiary.

            4.20. ERISA Compliance.

            (a) NHLP will not, and will not permit any Restricted Subsidiary to, permit any Pension Plans at any time maintained by NHLP or any Restricted Subsidiary to have any Unfunded Vested Pension Liabilities. As used herein "Unfunded Vested Pension Liability" shall mean an excess of the actuarial present value of accumulated vested Pension Plan benefits as at the end of the immediately preceding Pension Plan year of such Pension Plans (or as of any more recent valuation date) over the net assets allocated to such Pension Plans which are available for benefits, all as determined and disclosed in the most recent actuarial valuation report for such Pension Plans.

            (b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under all Pension Plans at any time maintained by NHLP or any Restricted Subsidiary and the present value of assets of such Pension Plans shall be reasonable in the good faith judgment of NHLP and shall comply with all requirements of law.

            (c) NHLP will not, and will not permit any Restricted Subsidiary to, cause any Pension Plan which it maintains or in which it participates at any time to:

            (1) engage in any non-exempt, "prohibited transaction" (as such term is defined in ERISA);

            (2) incur any "accumulated funding deficiency" (as such term is defined in ERISA), whether or not waived; or

            (3) terminate any such Pension Plan in a manner which could result in the imposition of a lien on any property of the Company or any of its Restricted Subsidiaries pursuant to ERISA.

            (d) NHLP will not, and will not permit any Restricted Subsidiary to, permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan.

            (e) NHLP will not, and will not permit any Restricted Subsidiary to, withdraw from any Multiemployer Plan if such withdrawal shall subject NHLP or any Restricted Subsidiary to withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA).

            4.21. Reports and Rights of Inspection. NHLP will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of NHLP or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this ss.4.21 and concurred in by the independent public accountants referred to in ss.4.21(b) hereof), and will furnish to the Indenture Trustee and each Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter (except the last) of each Fiscal Year, copies of:

                  (1) consolidated and consolidating balance sheets of NHLP and its Restricted Subsidiaries as of the close of such Fiscal Quarter, setting forth in comparative form the consolidated figures for the Fiscal Year then most recently ended,

                  (2) consolidated and consolidating statements of operations of
            NHLP and its Restricted Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding Fiscal Year, and

                  (3) consolidated and consolidating statements of cash flows of
            NHLP and its Restricted Subsidiaries for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct by an authorized financial officer of NHLP;

            (b) Annual Statements. As soon as available and in any event within 90 days after the close of each Fiscal Year of NHLP, copies of:

                  (1) consolidated and consolidating balance sheets of NHLP and its Restricted Subsidiaries as of the close of such Fiscal Year, and

                  (2) consolidated and consolidating statements of income and retained earnings and cash flows of NHLP and its Restricted Subsidiaries for such Fiscal Year,

      in each case setting forth in comparative form the consolidated figures for the preceding Fiscal Year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by NHLP to the effect that the consolidated financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of NHLP and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

            (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of NHLP or any Restricted Subsidiary and any management letter received from such accountants;

            (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by NHLP to public holders of Limited Partnership Interests generally and of each regular or periodic report, and any registration statement or prospectus filed by NHLP or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which NHLP or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over NHLP or any of its Subsidiaries (other than routine health care notices issued by federal or state agencies administering the Medicare or Medicaid programs);

            (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Pension Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for a 30-day notice to the PBGC under such regulations); (ii) the institution of any steps by NHLP, any ERISA Affiliate, the PBGC or any other person to terminate any Pension Plan, which steps would subject NHLP to any liability to the PBGC; (iii) the institution of any steps by NHLP or any ERISA Affiliate to withdraw from any Pension Plan, which steps would subject NHLP or any ERISA Affiliate to any withdrawal liability; (iv) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Pension Plan; (v) any material increase in the contingent liability of NHLP or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

            (f) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of NHLP stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether NHLP was in compliance with the requirements of ss.4.11 through ss.4.14 at the end of the period covered by the financial statements then being furnished, and
      (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action NHLP is taking and proposes to take with respect thereto;

            (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Indenture and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Indenture insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

            (h) Within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary that is also a consolidated Subsidiary; and

            (i) Requested Information. With reasonable promptness, such other data and information as any Institutional Holder may reasonably request.

Without limiting the foregoing, NHLP will permit each Institutional Holder of the then outstanding Notes (or such Persons as such Institutional Holder may designate), to visit and inspect, under the NHLP's guidance, any of the properties of NHLP or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision NHLP authorizes said accountants to discuss with each Institutional Holder the finances and affairs of NHLP and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. NHLP shall not be required to pay or reimburse any such holder for expenses which any such holder may incur in connection with any such visitation or inspection, provided that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, NHLP agrees to reimburse such holder for all such expenses promptly on demand.

            4.22. Management Agreements. NHLP will at all times keep in force and effect a Management Agreement with respect to each of the Managed Facilities.

            4.23. Covenants With Respect to Constructed Facilities. With respect to the Constructed Facilities, NHLP will:

            (a) Subcontractors. Submit or cause the General Contractor to submit the names of any or all proposed subcontractors, subcontracts and contracts with Persons who are to perform services or furnish labor and materials or other items included in the Project Budget for the Constructed Facilities, in any case having a value in excess of $100,000, to the appropriate Consultant for its approval. The Consultant shall have ten business days following receipt of (i) the contract or subcontract for which approval is being requested and (ii) financial statements of the proposed contractor or subcontractor (or, if additional information or documentation is required by the Consultant in order to make such determination, from the receipt by the Consultant of the last of such requested information or documents) to grant or deny its approval. Such grant or denial may be in writing or may be telephonically communicated to NHLP. Failure of the Consultant to deny its approval within such ten business day period shall be deemed to be approval by the Consultant.

            (b) Diligent Prosecution of Construction. Cause the construction of each Constructed Facility to be prosecuted with diligence and continuity to completion on or before (i) with respect to the Myrtle Beach Facility, December 31, 1991, (ii) with respect to the North Augusta Facility, November 30, 1991, (iii) with respect to the Greenville Facility, December 31, 1991, (iv) with respect to the Pinellas Facility, December 31, 1991 and (v) with respect to the Sun City Facility, November 30, 1991, subject to extensions for unavoidable delays which do not extend beyond 120 days in the aggregate, free and clear of all Liens or claims for Liens, subject to its right to contest the same in accordance with the provisions of the Mortgages.

            (c) Change Orders. Not execute or authorize or permit the execution of any Change Order for additional costs equal to or greater than $25,000 without the prior written approval of the Consultant; provided, that any such Change Order may be made without such prior written consent if such change (i) does not violate the terms of any contract previously approved by the Consultant and (ii) will not result in a change in the size, appearance or usefulness of any Constructed Facility for its intended purposes or reduce the quality of any Constructed Facility or reduce the net area of any Constructed Facility; and further provided that no Change Order for additional costs in excess of $25,000 shall be executed without the prior written approval of the Consultant. The authorization of any such Change Order by or on behalf of NHLP shall constitute a representation from NHLP to the Indenture Trustee and the holders of the Notes that the foregoing conditions have been satisfied. The Consultant shall have the right at any time to require receipt of evidence satisfactory to it showing compliance with the conditions precedent to Change Orders permitted by this ss.4.23(c) as a condition precedent to making any such Change Order.

            (d) Correction of Defects in Construction. Upon demand by any Consultant, the Indenture Trustee or the holders of not less than 64% in aggregate principal amount of the Notes then outstanding, pursue the correction of any structural defect in any Constructed Facility or any departure from the Plans not approved by the Consultant for any such Constructed Facility or authorized by any other provisions of this Indenture. The disbursement of funds under ss.9 shall not constitute a waiver of the right of the Indenture Trustee or the holders of the Notes to require compliance with this covenant with respect to any such defects or departures from the Plans not previously objected to by such Consultant.

            (e) Other Contracts. With respect to any Constructed Facility if the Consultant for such Facility so requests, provide such Consultant with copies of any and all contracts and agreements for the performance of work included within the Project Budget and not covered by the related General Contract and will not enter into any contracts or agreements for the performance of any such work if the contract price therefor would cause the total cost for such work to exceed the amount budgeted therefor in the Project Budget unless the amount of such excess shall have been deposited in the Construction Fund Sub-Account.

            (f) Myrtle Beach Facility. With respect to the Myrtle Beach Facility, within 90 days after the final disbursement for such Facility is made from the Myrtle Beach Facility Sub-Account (i) cause NHLP to acquire Americare Southeast and cause American Southeast to cease to exist, and
      (ii) cause the certificate of need, Medicare provider contract and all licenses and permits necessary to operate the Myrtle Beach Facility to be transferred to NHLP.

            4.24. Officers Certificate Regarding Managed Facilities. With respect to each Managed Facility, NHLP will deliver to the Indenture Trustee, on or before March 1 of each year after the year 1990, (i) an Officers' Certificate setting forth, with respect to transactions during the preceding calendar year pursuant to ss.3.2(a) of each of the Mortgages on the Managed Facilities, the aggregate fair value at the date or dates of disposition of, the aggregate amount realized from, and a general description of, any property disposed of pursuant to ss.3.2(a) of each of the Mortgages on the Managed Facilities (and stating that such property had become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the owner thereof) and the aggregate fair value of, the cost of, and a general description of, any property acquired in substitution for such property sold or disposed of,
(ii) such supplemental mortgages, financing statements or other instruments as may be necessary for the purpose of effectually subjecting such acquired property to the lien of such Mortgage and (iii) an Opinion of Counsel that such supplemental mortgages, financing statements, lease assignments or other instruments have been duly executed and are sufficient for such purpose or that no such supplemental mortgages, financing statements, lease assignments or instruments are necessary.

SECTION 5. COVENANTS OF THE ISSUER.

            The Issuer covenants, represents and warrants with the Indenture Trustee for the benefit of the Indenture Trustee and the holders of the Notes as follows:

            5.1. Taxes, Compliance with Laws. The Issuer will promptly pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Issuer or upon or in respect of all or any part of the property of the Issuer; provided the Issuer shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material property of the Issuer or any material interference with the use thereof by the Issuer. The Issuer will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, the violation of which could materially and adversely affect its properties, prospects or condition.

            5.2. Purchase of Notes by the Issuer. The Issuer will not, directly or indirectly, purchase or make any offer to purchase any Notes unless the offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In ease the Issuer purchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

            5.3. ERISA Covenants.

            (a) Maintenance of Plan and Compliance. The Issuer will agree to any amendments to the Trust Agreement requested by National so that (i) the Plan will at all times remain qualified under Section 401(a) of the Code, (ii) the Issuer will remain exempt from Federal taxes under Section 501(a) of the Code, and (iii) the Plan's status as a qualified employee stock ownership plan which complies with the requirements of Section 4975(e)(7) of the Code and the rules and regulations promulgated thereunder will be maintained. Notwithstanding the foregoing, at all times the Issuer will comply in all material respects with all requirements of the Plan, the Code, ERISA and any other law, rule or regulation applicable to the Issuer. In addition, upon the direction of National, the Issuer will comply with any conditions imposed by the Internal Revenue Service to obtain a favorable determination letter with respect to it, including any changes in the Trust Agreement that may be required for the issuance of said determination letter.

            (b) Amendments of the Trust Agreement. The Issuer will not agree to any amendment of the Trust Agreement which materially and adversely affects the rights of the holders of the Notes unless such amendment, in the Opinion of Counsel to the Issuer, is required for compliance with ERISA and/or the Plan to remain qualified under Section 401(a) or Section 4975(e)(7) of the Code. The Issuer will in any event give the Noteholders not less than 30 days prior written notice of any amendment to the Trust Agreement which would materially and adversely affect the rights of the holders of the Notes.

            5.4. Reports and Rights of Inspection. The Issuer will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Issuer, in accordance with GAAP consistently applied and will furnish to the Indenture Trustee and to each Institutional Holder of the then outstanding Notes, with reasonable promptness, such data and information regarding the Issuer within the Issuer's possession (including a copy of any amendment to the Plan or any determination letter with respect to the Issuer) as any Institutional Holder may reasonably request, except to the extent disclosure of such information by the Issuer to such Institutional Holder would be prohibited by ERISA.

            Without limiting the foregoing and except to the extent prohibited by ERISA, the Issuer will permit each Institutional Holder of the outstanding Notes (or such persons as such Institutional Holder may designate) to visit the Plan Trustee and inspect, under the Plan Trustee's guidance, any of the properties of the Issuer, and to discuss the affairs, finances and accounts of the Issuer with officers and employees of the Plan Trustee and the independent public accountants of the Issuer (and by this provision the Issuer authorizes said accountants to discuss with you the finances and affairs of the Issuer) all at such reasonable times and as often as may be reasonably requested. In addition, the Issuer will permit each Institutional Holder, except to the extent prohibited by ERISA, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom all at such reasonable times and as often as may be reasonably requested. The Issuer shall not be required to pay or reimburse any such holder for expenses which any such holder may incur in connection with any such visitation or inspection, provided that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Issuer agrees to reimburse such holder for all such expenses promptly upon demand.

            5.5. Performance of Operative Agreements; Payment of Notes; Further Assurances. Except to the extent prohibited by ERISA, the Issuer will perform, abide by and to be governed and restricted by each and all of the terms, provisions, restrictions, covenants and agreements applicable to it which are set forth in each Operative Agreement to which it is a party, and, except to the extent prohibited by ERISA, the Issuer covenants and agrees to perform, abide by and to be governed and restricted by each and all of the terms, provisions, restrictions, covenants and agreements applicable to it which are set forth in each Operative Agreement to which it is a party, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendments or supplements to each of such Operative Agreements were fully set out in an amendment or supplement to this Indenture.

            The Issuer will, by 10:00 a.m., Hartford, Connecticut time, on the due date for any payment of principal, premium or interest on any Note, deposit or cause to be deposited with the Indenture Trustee in immediately available funds a sum sufficient to pay the principal, premium, if any, or interest due on such date, such sum to be held in trust for the benefit of the holder of such Note.

            The Issuer will at any time and from time to time, at NHLP's expense, do, execute, acknowledge and deliver to the Noteholders and/or the Indenture Trustee such further act, deed, conveyance, transfer, instrument, document and assurance and take such further action, if the Noteholders and/or the Indenture Trustee may from time to time reasonably request, in order to further carry out the intent and purpose of this Indenture and the Note Purchase Agreement and to establish and protect the rights, intentions and remedies created, or intended to be created, in favor of the Noteholders, including, without limitation, the execution, delivery and recordation and filing of Mortgages, security agreements and financing statements and continuation statements under the Uniform Commercial Code required by applicable law to be so recorded or filed so as to make effective of record the lien intended to be created thereby.

            5.6. Use of Proceeds. The Issuer will use the proceeds from the sale of the Notes exclusively for the purchase of shares of Common Stock of National in accordance with the provisions of Section 133 of the Code and the Stock Purchase Agreement.

SECTION 6. COVENANTS OF NATIONAL.

            National covenants, represents and warrants with the Indenture Trustee for the benefit of the Indenture Trustee and the holders of the Notes as follows:

            6.1. National Existence. National will preserve and keep in full force and effect and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business and National will at all times be and remain the Administrative General Partner of NHLP provided that National shall not be required to maintain its corporate existence or remain the Administrative General Partner of NHLP if NHLP shall cease its existence as a limited partnership in accordance with the provisions of ss.4.2.

            6.2. Insurance. National will maintain and will cause each Restricted Subsidiary to maintain, insurance coverage by financial sound and reputable insurers accorded a rating by A.M. Best Company, Inc. at the time of issuance of any policy of in the case of professional liability and property insurance, A:VII or higher, in the case of property insurance on boilers and machinery, A:IX or higher, and in the case of all other policies, A:XII or higher, such insurance coverage to be in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, that National will, on the date of renewal of any such policy, obtain such insurance policy from a financially sound and reputable insurer accorded a rating by A.M. Best Company, Inc. of A: XII or higher at the time of issuance of such policy.

            6.3. Takes, Claims for Labor and Materials, Compliance with Laws. National will promptly pay and discharge and will cause each Restricted Subsidiary to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon National or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of National or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of National or such Restricted Subsidiary; provided National shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of National or such Restricted Subsidiary or any material interference with the use thereof by National or such Restricted Subsidiary, and
(ii) National or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. National will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of National or National and its Restricted Subsidiaries taken as a whole or would result in any Lien except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by this ss.6.3;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which National or a Restricted Subsidiary thereof shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

            (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of National and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of National and its Restricted Subsidiaries.

            6.4. Maintenance. National and each of its Restricted Subsidiaries, will maintain, preserve and keep and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

            6.5. Nature of Business. Neither National nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business which would then be engaged in by National taken on a consolidated basis, would be substantially changed from the general nature of the business engaged in by National and its Restricted Subsidiaries on the date of this Indenture.

            6.6. Compliance with Environmental Laws. (i) National shall carry on the business and operations at its Properties and all Properties managed by it to comply in all material respects, and will comply in all material respects with all applicable Federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including without limitation, any such applicable law, statute, rule, regulation or ordinance relating to releases, discharges or emissions of Hazardous Substances to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, fractious petroleum, petroleum derivatives or by-products, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of National and its Subsidiaries or the operation, construction or modification of any thereof, including, but not limited to the following, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.4321, the Rivers and Harbours Act of 1899, 33 U.S.C. ss.401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. ss.1531, et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.300(f) et seq., ss.2601, et seq.); and all rules, regulations and guidance documents promulgated or published thereunder.

            (ii) National shall prevent the imposition of any liens or encumbrances against the Properties for the costs of any response, removal, or remedial action or clean up of Hazardous Substances.

            6.7. Guaranties. National will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any guaranty except the Guaranty Agreement and except Guaranties of National of Indebtedness of the Issuer which are limited in amount to a stated principal amount of Indebtedness thereby guaranteed.

            6.8. Purchase of Notes. Neither National nor any Subsidiary or any Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case National purchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

            6.9. Transactions with Affiliates. National will not and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate or Subsidiary (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate or Subsidiary), except in the ordinary course of and pursuant to the reasonable requirements of National's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to National or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate or Subsidiary.

            6.10. ERISA Compliance.

            (a) Maintenance of Plan and Compliance. National will at all times
(i) cause the Plan to remain qualified under Section 401(a) of the Code, (ii) cause the Issuer to remain exempt from Federal taxes under Section 501(a) of the Code and (iii) maintain the status of the Plan as a qualified employee stock ownership plan which complies with the requirements of Section 4975(e)(7) of the Code and the rules and regulations promulgated thereunder. At all times National will, and will cause the Issuer and the Plan to, comply in all material respects with all requirements of the Code, ERISA and any other law, rule or regulation applicable to the Issuer or the Plan. In addition, National will comply with any conditions imposed by the Internal Revenue Service to obtain a favorable determination letter regarding the Plan and the Trust Agreement, including any changes in the Plan or the Trust Agreement that may be required for the issuance of such determination letter.

            (b) Amendments of the Plan. National will not agree to any amendment of the Plan or the Trust Agreement which materially and adversely affects the rights of the holders of the Notes unless such amendment, in the Opinion of Counsel to the Issuer, is required for compliance with ERISA and/or the Plan to remain qualified under Section 401(a) or Section 4975(e)(7) of the Code. National will in any event give the Noteholders not less than 30 days prior written notice of any amendment of the Plan or the Trust Agreement which would materially and adversely affect the rights of the holders of the Notes.

            (c) Determination Letters. As soon as the Internal Revenue Service begins accepting applications for determination letters for employee stock ownership plans with respect to the Tax Reform Act of 1986 and other applicable laws, National will promptly apply for and use its best efforts to obtain a determination letter from the Internal Revenue Service to the effect that the Plan and the Issuer meet the requirements for qualification under Sections 401(a) and 4975(e)(7) of the Code and that the Issuer meets the requirements for tax exemption under Section 501(a) of the Code.

            (d) National will not, and will not permit any Restricted Subsidiary to, cause any Pension Plan which it maintains or in which it participates at any time to:

            (i) engage in any non-exempt, "prohibited transaction" (as such term is defined in ERISA);

            (ii) incur any "accumulated funding deficiency" (as such term is defined in ERISA), whether or not waived; or

            (iii) terminate any such Pension Plan in a manner which could result in the imposition of a lien on any property of the Company or any of its Restricted Subsidiaries pursuant to ERISA.

            (e) National will not, and will not permit any Restricted Subsidiary to, permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan.

            (f) National will not, and will not permit any Restricted Subsidiary to, withdraw from any Multiemployer Plan if such withdrawal shall subject National or any Restricted Subsidiary to withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA).

            6.11. Contributions to the Issuer. National covenants that it will and will cause its Subsidiaries to make contributions to the Issuer in amounts sufficient to enable the Issuer to make payments of principal, premium, if any, and interest on the Notes when due.

            6.12. Reports and Rights of Inspection. National will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of National or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this ss.6.12 and concurred in by the independent public accountants referred to in ss.6.12(b) hereof), and will furnish to the Indenture Trustee and each Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter (except the last) of each Fiscal Year, copies of:

                  (1) consolidated and consolidating balance sheets of National and its Restricted Subsidiaries as of the close of such Fiscal Quarter setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                  (2) consolidated and consolidating statements of operations of
            National and its Restricted Subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding Fiscal Year, and

                  (3) consolidated and consolidating statements of cash flows of
            National and its Restricted Subsidiaries for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct by an authorized financial officer of National;

                  (b) Annual Statements. As soon as available and in any event within 90 days after the close of each Fiscal Year of National, copies of:

                        (1) consolidated and consolidating balance sheets of
                  National and its Restricted Subsidiaries as of the close of such Fiscal Year, and

                        (2) consolidated and consolidating statements of income
                  and retained earnings and cash flows of National and its Restricted Subsidiaries for such Fiscal Year,

            in each case setting forth in comparative form the consolidated figures for the preceding Fiscal Year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by National to the effect that the consolidated financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of National and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of National or any Restricted Subsidiary and any management letter received from such accountants;

                  (d) SEC and Other Reports. Promptly upon their becoming
            available, one copy of each financial statement, report, notice or proxy statement sent by National to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by National or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which National or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over National or any of its Subsidiaries (other than routine health care notices issued by federal or state agencies administering the Medicare or Medicaid programs);

                  (e) ERISA Reports. Promptly upon the occurrence thereof,
            written notice of (i) a Reportable Event with respect to any Pension Plan which requires notice to be given to the PBGC; (ii) the institution of any steps by National, any ERISA Affiliate, the PBGC or any other person to terminate any Pension Plan, which steps would subject NHLP to any liability to the PBGC; (iii) the institution of any steps by National or any ERISA Affiliate to withdraw from any Pension Plan, which steps would subject NHLP or any ERISA Affiliate to any withdrawal liability; (iv) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Pension Plan; (v) any material increase in the contingent liability of National or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Indenture and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Indenture insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (g) Trust Agreement, Plan. Not more than 30 days after the close of each Fiscal Year of the Issuer, a copy of any amendment or modification to the Trust Agreement or the Plan made during such Fiscal Year;

                  (h) Annual Report. Not more than 15 days after the filing
            thereof, a copy of the Federal return/report (IRS Form 5500) of the Issuer for each Fiscal Year;

                  (i) Copies of Determination Letters. As soon as available and in any event within ten days after receipt thereof, a copy of (i) the determination letter received from the Internal Revenue Service in accordance with the requirements of ss.6.10(c) and (ii) each other determination letter received from the Internal Revenue Service with respect to the Plan or the Issuer; and

                  (j) Requested Information. With reasonable promptness, such other data and information as any such Institutional Holder may reasonably request.

Without limiting the foregoing, National will permit each Institutional Holder of the then outstanding Notes (or such Persons as such Institutional Holder may designate), to visit and inspect, under National's guidance, any of the properties of National or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision National authorizes said accountants to discuss with each Institutional Holder the finances and affairs of National and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. National shall not be required to pay or reimburse any such holder for expenses which any such holder may incur in connection with any such visitation or inspection, provided that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, National agrees to reimburse such holder for all such expenses promptly on demand.

SECTION 7. APPLICATION OF CERTAIN MONEYS RECEIVED BY THE INDENTURE TRUSTEE,
           SUBSTITUTION OF COLLATERAL, AND RELEASE OF MORTGAGED PROPERTY.

            7.1. Application of Moneys. All amounts from time to time received by the Indenture Trustee constituting (i) contributions relating to the Notes which have been made by National to the Plan, (ii) payments of principal of, premium, if any, and interest on the NHLP Note and (iii) any other amount received with respect to regularly scheduled payments or prepayments of principal of, premium, if any, and interest on the Notes shall be applied to the payments and prepayments of principal of, premium, if any, and interest on the Notes which have become due and payable or will become due and payable on or before the date of receipt of any of the foregoing payments, and second, the balance, if any, of any amounts received pursuant to clauses (i) and (ii) shall be paid to or upon the order of National and the balance, if any, of any amounts received pursuant to clause (iii) shall be paid to or upon the order of the party to whom such amount is due.

            7.2. Application of Insurance Proceeds-Owned Facility. (a) So long as no Event of Default has occurred and is continuing, if the Indenture Trustee, pursuant to the terms of any Mortgage relating to an Owned Facility, receives insurance proceeds on account of the loss of any Owned Facility or other proceeds from condemnation proceedings in respect of any Owned Facility by any governmental authority ("Event of Loss") (the aggregate amount of payments of any such proceeds received on any date by the Indenture Trustee being a "Loss Payment") (except in cases where the Loss Payment is less than $250,000 and no Default or Event of Default shall have occurred and be continuing, in which case the Loss Payment may be received by NHLP, and if received by the Indenture Trustee shall be paid over by the Indenture Trustee to NHLP for use by NHLP in paying for replacement or repairs of or substitutes for the damaged or destroyed property) the Loss Payment shall be held by the Indenture Trustee as part of the Mortgaged Property during the period (the "Loss Payment Notice Period") beginning on the date of the Indenture Trustee's receipt of such Loss Payment and ending on and including the fifth day next following the date on which NHLP shall have received written notice from the Indenture Trustee thereof and shall be applied by the Indenture Trustee as follows: at the election of NHLP either to the prepayment of the Notes in accordance with clause (i) of this ss.7.2(a) or to the cost of repairing or replacing that part of the Financed Facility which was the subject of such Event of Loss in accordance with clause (ii) of this ss.7.2(a).

                  (i) In the event NHLP elects to prepay the Notes, such
            proceeds, award or compensation, as the case may be, shall be applied in payment and satisfaction of the Loan Value of the Owned Facility with respect to which such proceeds, award or compensation shall apply together with interest

National Health Corporation          Indenture of Trust and Security Agreement


         accrued thereon to the date of payment and the Make-Whole Premium Amount with respect thereto, upon the terms and in the manner provided in Section 3.3 hereof and the balance, if any, of any such proceeds, award or compensation shall be released to or upon the order of NHLP. If for any reason such proceeds, award or compensation are less than the Loan Value of the Owned Facility together with interest accrued thereon to the date of payment and the Make-Whole Premium Amount with respect thereto, NHLP or the Issuer shall promptly pay the difference between such proceeds, award or compensation and the Loan Value plus such interest and the Make-Whole Premium Amount to the Indenture Trustee for application in accordance herewith. As a condition to the payment or application of such proceeds, award or compensation under this Section 7.1(a)(i), the Owned Facility with respect to which such proceeds, award or compensation shall apply shall be released from the mortgage and/or lien under this Indenture or the related Mortgage upon receipt by the Indenture Trustee of an amount equal to the Loan Value of the subject Owned Facility plus interest accrued thereon to the date of payment and the Make-Whole Premium Amount with respect thereto.

                  (ii) In the event NHLP elects to repair or replace the Owned Facility, such proceeds, award or compensation shall be paid to NHLP from time to time upon a written application signed by a Responsible Officer of NHLP for the purpose of paying, or reimbursing NHLP for the payment of, the reasonable cost, as shown by such certificate, of repairing or replacing that part or all of the Owned Facility damaged or destroyed, which application shall be accompanied by an approving certificate of an architect or engineer selected by NHLP and approved by the Indenture Trustee, as directed by the holders of not less than 64% in aggregate principal amount of the Notes then outstanding, demonstrating that the portion of such proceeds, award or compensation remaining on deposit with the Indenture Trustee, together with any additional funds irrevocably allocated or otherwise provided for in a manner satisfactory to the Indenture Trustee, as directed by the holders of not less than 64% in aggregate principal amount of the Notes then outstanding, for such purpose, shall be sufficient to complete such repairs or replacements and restore the Owned Facility as nearly as possible to the market value, utility and condition which existed immediately prior to the Event of Loss, free from liens or encumbrances except the related Mortgage and Permitted Encumbrances, and the balance, if any, of any such proceeds, award or compensation shall be released to or upon the order of NHLP. Every such application for the payment of such proceeds, award or compensation shall state that no Default or Event of Default has occurred and is continuing. NHLP shall promptly complete such repairs or replacements in accordance with the terms and provisions of Section 2.4 of the related Mortgage. The Indenture Trustee shall receive a supplement hereto and to the related Mortgage sufficient, as shown by an opinion of counsel, to grant a valid first lien in any additions to or substitutions for the mortgaged property to the Indenture Trustee, which

National Health Corporation          Indenture of Trust and Security Agreement


         opinion shall also cover the filing and/or recording of such supplements (or a financing statement or similar notice thereof if and to the extent permitted or required by applicable law) so as to perfect the lien and security interest in such additions or substitutions, or in the alternative an opinion that no such supplement is required for such purpose.

                  (b) Any appraisal or adjustment of such loss, or any settlement or payment of indemnity therefor, shall be agreed upon between NHLP, the relevant insurance company and (unless the loss being adjusted is $250,000 or less) the Indenture Trustee.

                  7.3. Mortgage Title Insurance. Any moneys received by the mortgagees or beneficiaries under a Mortgage relating to an Owned Facility as payment for any loss under any policy of mortgage title insurance which was delivered by NHLP shall become part of the Mortgaged Property and shall be paid and applied in the same manner contemplated by Section 3.3 hereof.

                  7.4. Application of Optional Prepayment in Whole of a Managed Facility Note. Upon the receipt by the Indenture Trustee of any amount in respect of an optional prepayment in whole of the outstanding principal amount of any Managed Facility Note (the "Prepaid Amount") and the release of the Mortgage on the Managed Facility to which such Managed Facility Note relates, the Indenture Trustee shall hold the Prepaid Amount in a segregated account on behalf of the holders of the Notes until such time as NHLP shall have substituted a Substitute Financed Facility for the Financed Facility to which the Managed Facility Note relates, but in any event for not longer than 180 days after receipt thereof. Upon substitution of a Substitute Financed Facility for such Financed Facility in accordance with Section 10, the Indenture Trustee shall, without further notice or direction, pay over the Prepaid Amount to or on the order of NHLP. If on such 180th day NHLP shall not have substituted a Substitute Financed Facility for such Financed Facility, the Indenture Trustee shall apply such moneys to the prepayment of Notes in an amount equal to the Loan Value of the Financed Facility relating to such Managed Facility Note, together with accrued interest thereon to the date of payment and the Make-Whole Premium Amount with respect thereto, upon the terms and in the manner provided in Section 3.3 hereof and the balance, if any, shall be released to or upon the order of NHLP.

                  7.5. Application of Insurance Proceeds - Managed Facility. So long as no Event of Default has occurred and is continuing, if the Indenture Trustee receives insurance proceeds on account of the loss of any Managed Facility or other proceeds from condemnation proceedings in respect of any Managed Facility pursuant to the provisions of the Assignment of Note and Mortgage and Section 4.l(a) of the Mortgage relating to such Managed Facility, the Indenture Trustee shall apply such moneys to the prepayment of Notes in an amount equal to the Loan Value of the Managed Facility, together with accrued interest thereon to the date of payment and the Make-Whole Premium Amount with respect thereto, upon the terms and in the manner provided in Section 3.3 hereof and the balance, if any, shall be released to or upon the order of NHLP.


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                  7.6. Investment of Insurance Proceeds, Condemnation Awards or
Compensation; Prepaid Note Amounts. All insurance proceeds, condemnation awards or compensation received by the Indenture Trustee as payment for any Event of Loss under any policy of insurance or as an award or compensation for the taking in condemnation or other eminent domain proceedings relating to any Owned Facility or any Managed Facility or any part thereof and any amounts in respect of the prepayment in whole of a Managed Facility Note shall, at the written direction of NHLP, be invested or reinvested by the Indenture Trustee in Permitted Investments, as specified in such written request. Upon a written direction of NHLP in accordance with the terms of this Section 7, or at any time when the Indenture Trustee shall determine that cash is required pursuant to
Section 7.2, 7.4 or 7.5 hereof, the Indenture Trustee shall sell all or any designated part of such investments at the then market price therefor and shall pay and apply the proceeds in accordance with the terms of said Section 7.2,
7.4 or 7.5, as the case may be.

                  7.7. Other Proceeds. Any other moneys received by the Indenture Trustee in connection with a release of property shall be held by the Indenture Trustee as part of the Mortgaged Property and shall be applied by the Indenture Trustee upon the terms and in the manner provided in Section 3.2 hereof.

                  7.8. Application if Event of Default Exists. If an Event of Default has occurred and is continuing to the knowledge of the Indenture Trustee, all amounts received by the Indenture Trustee under this Section 7 (including any interest income on such amounts) shall be applied in the manner provided for in Section 8.11 hereof in respect of proceeds and avails of the Mortgaged Property.

                  7.9. interest Income. Upon receipt of any interest income earned from Permitted Investments or earned from any other funds held by the Indenture Trustee pursuant to this Section 7, and provided that no Event of Default has occurred and is continuing to the knowledge of the Indenture Trustee, the Indenture Trustee shall forthwith deliver such interest income to NHLP provided further, that upon the liquidation of any Permitted Investments, the Issuer shall make up any loss thereon prior to receiving any interest income.

SECTION 8. DEFAULTS AND OTHER PROVISIONS.

                  8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

                  (b) Default shall occur in the making of any required prepayment on any of the Notes when the same shall have become due as provided in Section 3.1; or

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                  (c) Default shall occur in the making of any other payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment on the date any such payment shall have become due; or

                  (d) Default shall occur in the making of any payment required to be made by the Issuer pursuant to Section 2.10 hereof and such default shall continue for more than five days after notice thereof is received by the Issuer from the holder of any Note; or

                  (e) Default shall be made in the payment of interest on the NHLP Note when the same shall have become due and such default shall continue for more than five days, or default shall occur in the making of any other required payment on the NHLP Note when the same shall have become due; or

                  (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt in excess of $100,000 in aggregate principal amount (other than the Funded Debt evidenced by the Notes) of the Issuer, NHLP or National or any Restricted Subsidiary of NHLP or National and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (g) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which Funded Debt or Current Debt in excess of $100,000 in aggregate principal amount of the Issuer, NHLP or National or any Restricted Subsidiary of NHLP or National may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Issuer, NHLP or National or any Restricted Subsidiary of NHLP or National outstanding thereunder; or

                  (h) Default shall occur in the observance or performance of any other provision of this Indenture and such default shall continue for more than 30 days; or

                  (i) Default shall occur in the observance or performance of any covenant or agreement contained in the Guaranty Agreement, the Stock Purchase Agreement, the Stock Pledge Agreement, the NHLP Loan Agreement or the Assignment of NHLP Note and such default shall continue for more than 30 days; or

                  (j) If any representation or warranty made by the Issuer or NHLP herein, or made by the Issuer in any written statement or certificate furnished by the Issuer in connection with the consummation of the issuance and delivery of the Notes or furnished by the Issuer pursuant

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         thereto or hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (k) If any representation or warranty made by National, NHLP or NHC in the Guaranty Agreement, or in any written statement or certificate furnished by National, NHLP or NHC pursuant thereto or hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (l) NHLP shall fail to comply in any respect with the provisions of one or more Mortgages or the Note and Mortgage Assignments and such failure continues for more than a period of 30 days; or

                  (m) The owner of any of the Managed Facilities shall fail to comply in any respect with the Mortgage with respect to such Managed Facility and such failure continues for more than a period of 30 days or default shall occur in the payment of any required payment of principal or interest or premium on the Managed Facility Note with respect to such Managed Facility; or

                  (n) This Indenture, any Note Purchase Agreement or the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final non-appealable determination by any governmental body or court of competent jurisdiction that such agreement is invalid, void or unenforceable or National shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement; or

                  (o) Final judgment or judgments of a court or courts of competent jurisdiction for the payment of money aggregating in excess of $1,000,000 is or are outstanding against National, NHLP, NHC, Inc. or the Issuer, as the case may be, or against any property or assets of any thereof and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 90 days from the date of its entry; or

                  (p) A custodian, trustee or receiver is appointed for the Issuer (excluding the appointment of a successor Plan Trustee or a custodian in accordance with the terms of the Trust Agreement), National, NHLP or NHC or for any material part of the property of any of them and is not discharged within 30 days after such appointment; or

                  (q) The Issuer, National, NHLP or NHC becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Issuer, National, NHLP or NHC causes an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the


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         appointment of a custodian, trustee or receiver for the Issuer,
         National, NHLP or NHC or for any material part of the property of any of them; or

                  (r) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Issuer, National, NHLP or NHC and, if instituted against the Issuer, National, NHLP or NHC are not dismissed within 60 days after such institution or are consented to.

         8.2. Notice to Holders. When any Event of Default described in the foregoing 8.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Issuer gives the Issuer any notice or takes any other action with respect to a claimed default, the Issuer agrees to give notice of such event, notice or action, as the case may be, to all holders of the Notes then outstanding within three Business Days of such event, notice or action, as the case may be, such notice to be in writing and sent in the manner provided in
Section 13.3 hereof.

         8.3. Acceleration of Maturities. (a) When any Event of Default described in paragraph (a), (b), (c), (d) or (n) of Section 8.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (e) through (m) and (o) through (p) has happened and is continuing, the holder or holders of 25% or more of the principal amount of the Notes at the time outstanding may, by notice in writing sent in the manner provided in Section 14.3 hereof to the Issuer, declare the entire principal and all interest accrued on all of the Notes to be, and all such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer to the extent permitted by law. When any Event of Default described in paragraphs (q) or (r) of Section 8.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Issuer to the extent permitted by law. Upon any Note becoming due and payable as a result of any Event of Default as aforesaid, the Issuer will forthwith pay to the holders of the Notes which have become due and payable the entire principal and interest accrued on the Notes together with, to the extent permitted by law, liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) in an amount equal to the Make-Whole Premium Amount which would be payable if the Issuer then had elected to prepay (and was permitted to prepay) the Notes with the Make-Whole Premium Amount pursuant to
Section 3.2 (determined as of the date of declaration of an acceleration or, in the case of an Event of Default described in paragraph (q) or (r) of Section 8.1, the date of acceleration). No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Issuer further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith. No course of dealing on the

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part of any Noteholder nor any delay or failure on the part of any holders of
Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Issuer further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon or in any enforcement of this Indenture, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith including, but not limited to, reasonable attorneys fees at trial and on any appeal.

         8.4. Completed Default; Acceleration of Maturity. Upon any acceleration of maturity of the Notes in accordance with Section 8.3 (unless rescinded or annulled pursuant to Section 8.15), then the Issuer shall pay to the Indenture Trustee for the benefit of the holders of the Notes then outstanding, the whole amount which then shall have become due on all such Notes for principal or interest, as the case may be, together with, to the extent permitted by law, any applicable Make-Whole Premium Amount. In case the Issuer shall fail to pay the same forthwith, the Indenture Trustee, in their own names and as Indenture Trustee of an express trust, shall be entitled to recover judgment for the whole amount so due and unpaid against the Issuer and/or any other obliger on the Notes. The right of the Indenture Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture. The Indenture Trustee in its discretion may exercise in addition all other rights and powers described herein as it may deem best for the protection and enforcement of the interest and rights of the Indenture Trustee and of the holders of the Notes then outstanding.

         8.5. Suits for Enforcement; Power of Sale. In case of the happening of an Event of Default as defined in Section 8.1, the Indenture Trustee from time to time in its discretion may exercise, in addition to all other rights and powers described herein or permitted under applicable law, all or any of the following powers as it may deem best for the protection and enforcement of the interests and rights of the Indenture Trustee and of the holders of the Notes then outstanding, subject to Section 8.21:

                  (a) the Indenture Trustee may in its own name and as trustee of an express trust protect and enforce its rights and the rights of the holders of the Notes by bringing such actions, at law or in equity or before any administrative tribunal, as the Indenture Trustee, being advised by counsel, shall deem appropriate, including, without limitation, actions for the specific performance of any covenant hereof, or of the Notes, and for the foreclosure of any one or all of the Mortgages; and the Indenture Trustee shall be entitled, in its own name and as trustee of an express trust, to recover judgment for any and all sums then, or during any Default becoming due and payable by the Issuer under any provisions hereof or of the Notes or the Mortgages, including, without limitation, any deficiency in the payment of all amounts due under the provisions hereof or of the Notes or the Mortgages remaining after any sale of the Trust Estate in foreclosure proceedings or by virtue of the Indenture Trustee's power of sale or otherwise, and, in addition thereto, such amounts as shall be sufficient to cover the costs

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National Health Corporation          Indenture of Trust and Security Agreement


         and expenses of collection, including attorneys' fees, and of other proceedings hereunder, and to collect out of the Property of the Issuer in any manner provided by law all amounts adjudged or decreed to be payable;

                  (b) the Indenture Trustee as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the Trust Estate and such receiver or the Indenture Trustee shall thereupon be entitled to operate all or any part of the Trust Estate and to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from such Property or business;

                  (c) the Indenture Trustee may, with or without entry as aforesaid, sell all or any part of the Trust Estate at public or private sale, upon such notice, in such manner, at such time or times, and upon such terms consistent with the applicable laws of the respective states wherein any portion of the Trust Estate is located, as the Indenture Trustee may determine;

                  (d) the Indenture Trustee shall have any and all rights and remedies provided for in the Mortgages; and

                  (e) the Indenture Trustee shall have any and all rights and remedies provided to a secured party by the Uniform Commercial Code with respect to all parts of the Trust Estate which are or which are deemed to be governed by the Uniform Commercial Code.

         Neither the Issuer, NHLP or National, to the extent permitted by law, shall claim any rights under any stay, valuation, exemption or extension law, and each such entity hereby waives any right of redemption which it may have in respect of the Trust Estate.

         8.6. Foreclosure and Sale of Trust Estate. In the event of any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or decree of foreclosure and sale, the whole of the Trust Estate may be sold in one parcel and as an entirety, or in separate parcels or lots, as the Indenture Trustee may reasonably determine, or as they may be directed by the written direction of the holders of not less than a majority in principal amount of the Notes then outstanding.

         8.7. Adjournment of Sale. The Indenture Trustee may adjourn from time to time any sale by them to be made under the provisions of this Indenture, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by law, the Indenture Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.


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         8.8. Indenture Trustee May Execute Conveyances and Deliver Possession;
Sale a Bar. Upon the completion of any sale or sales made under or by virtue of this Indenture, the Indenture Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed, or good and sufficient deeds, and other instruments conveying, assigning and transferring all their estate, right, title and interest in and to the properties, privileges and rights so sold. The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer at all times when an Event of Default shall be continuing hereunder, in its name and stead or in the name of the Indenture Trustee, to make all necessary conveyances, assignments, transfers and deliveries of the premises and the Trust Estate, privileges and rights so sold and for that purpose the Indenture Trustee may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Issuer hereby ratifying and confirming all that its said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Issuer, if so requested in writing by the Indenture Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Indenture Trustee, for the purpose and as may be designated in such request.

         Any such sale or sales made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all estate, right, title, interest, claim or demand whatsoever, whether at law or in equity, of the Issuer, in and to the premises, property, privileges and rights so sold, and shall be a perpetual bar both at law and in equity against the Issuer, its successors and assigns, and against any and all Persons claiming or who may claim the same, or any part thereof from, through or under the Issuer, its successors or assigns.

         8.9. Receipt Sufficient Discharge for Purchaser. The receipt of the Indenture Trustee or of the court officer conducting any such sale for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Trust Estate, or any part thereof, sold as aforesaid; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see the application of such purchase money upon or for any trust or purpose of this Indenture, or shall be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the necessity or expediency of any such sale.

         8.10. Sale to Accelerate Notes. In the event of any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a valid judgment or decree of foreclosure and sale, the principal of the Notes, if not previously due, immediately thereupon, to the extent permitted by law, shall become due and payable, anything in the Notes or in this Indenture to the contrary notwithstanding.

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         8.11. Application of Proceeds of Sale. The purchase money proceeds or avails of any such sale, together with any other sums which then may be held by the Indenture Trustee under this Indenture as part of the Trust Estate or the proceeds thereof, whether under the provisions of this Section 8 or otherwise, shall be applied as follows:

                  First: To the payment pro rata of the costs and expenses of foreclosure or suit, if any, and of such sale, and to the extent permitted by applicable law, the reasonable compensation of the Indenture Trustee, its agents, attorneys and counsel, and of all proper expenses, liability and advances incurred or made hereunder by the Indenture Trustee, and of all taxes, assessments or liens superior to the lien of these presents, except any taxes, assessments or other superior lien subject to which said sale may have been made;

                  Second: To the amount then owing or unpaid on the Notes for principal, premium, if any, and interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Notes, then ratably according to the aggregate of such principal and the accrued and unpaid interest and premium, if any, with application on each Note to be made, first, to the unpaid premium, if any, thereon, second, to unpaid interest, thereon, and third, to unpaid principal thereof;

                  Third: To the payment of any other sums required to be paid by the Issuer, NHLP, National or NHC pursuant to any provision of this Indenture, the Mortgages, the Guaranty Agreement, the Notes or any other instrument given to secure the Notes; and

                  Fourth: To the payment of the surplus, if any, to the Issuer, National, NHC or NHLP, as appropriate, its successors or assigns, upon the written request of NHLP, the Issuer, National, NHC, as the case may be, or to whomsoever may be lawfully entitled to receive the same.

         8.12. Purchase of Trust Estate. Upon any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Indenture Trustee or any holder of an outstanding Note may bid for and purchase the Trust Estate being sold, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property in his or their own absolute right without further accountability; and any purchaser at any such sale may, in paying the purchase price, turn in any of the Notes in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after a notation of such partial payment shall have been made thereon.

         8.13. Indenture Trustee Entitled to Appointment of Receiver. The Issuer further covenants that upon the happening of any Event of Default and thereafter


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during the continuance of such Event of Default unless the same shall have been waived as hereinafter provided, the Indenture Trustee shall be entitled, as a matter of right, if it shall so elect, (a) forthwith and without declaring the principal of the Notes to be due and payable, or (b) after declaring the same to be due and payable, or (c) upon the filing of a bill in equity to foreclose this Indenture or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Indenture Trustee or of the holders of the Notes, to the appointment of a receiver or receivers of the Trust Estate and of all the earnings, revenues rents, issues, profits and income thereof, with such powers as the court making such appointment shall confer, which may comprise any or all of the powers which the Indenture Trustee is authorized to exercise by the provisions of Section
8.4. The Issuer, if requested so to do by the Indenture Trustee, will consent to the appointment of any such receiver as aforesaid.

         8.14. Indenture Trustee May Enforce Rights Without Notes. All rights of action under this Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes and without the production thereof at any trial or other proceedings relative thereto. Any such suit or proceedings instituted by the Indenture Trustee shall be brought in its own name or as Indenture Trustee, and any recovery of judgment shall be, subject to the rights of the Indenture Trustee, for the ratable benefit of the holders of the Notes outstanding.

         8.15. Notice of Event of Default; Waiver. The Indenture Trustee shall promptly after obtaining actual knowledge of any Event of Default give notice thereof by mail, first-class postage prepaid, to the holders of all Notes at the time outstanding. The holders of at least 64% in principal amount of the Notes at the time outstanding hereunder may (i) waive any Default or Event of Default hereunder and its consequences which result from the failure of the Issuer, NHLP or National to comply with any provisions of this Indenture, compliance with which can be waived by such holders pursuant to Section 13 and (ii) by written instrument filed with the Issuer, rescind and annul a declaration of acceleration declared pursuant to Section 8.3; provided, however, that a Default in the payment of principal of or premium, if any, on any Notes called for prepayment or interest on the Notes may be so waived and any acceleration may be so rescinded and annulled only if, prior to such waiver or rescission and annulment, as the case may be, all arrears of principal, premium, if any, and interest, and all expenses of the Indenture Trustee and of the holders of the Notes shall be paid or shall be provided for by deposit with the Indenture Trustee of a sum sufficient to pay the same and if no other Default or Event of Default shall have occurred and then be continuing. In case of any such waiver, or in case any proceedings taken on account of any such Default or Event of Default shall be discontinued or abandoned or determined adversely to the Indenture Trustee, then and in every such case, the Issuer, the Indenture Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         8.16. Limitation on Noteholders' Right to Sue. No holder of any Note shall have any right to institute any suit, action or proceeding at law or in equity

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growing out of any provision of this Indenture, or for the foreclosure or enforcement of this Indenture, unless and until an Event of Default shall have happened and unless and until such holder shall have previously given to the Indenture Trustee written notice of the happening of such Event of Default and of the continuance thereof as hereinbefore provided, and also (except as hereinafter provided) unless and until the holders of at least 25% in principal amount of the Notes then outstanding shall have made written request upon the Indenture Trustee and shall have afforded to it a reasonable opportunity to institute such action, suit or proceeding in their own names, and unless also the Indenture Trustee shall have been offered security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee shall have neglected or refused to institute any such action, suit or proceeding within a reasonable time after receipt of such notification, request and offer of indemnity; and such notification, request, offer of indemnity and refusal or neglect are hereby declared in every such case to be conditions precedent to the institution by such holder of the Notes of any such action, suit or proceeding; it being understood and intended and being expressly covenanted by the holder of every Note with every other holder and with the Indenture Trustee that no one or more holders of the Notes shall be entitled to take any action or institute any such suit to enforce the payment of his Notes if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of this Indenture upon the Trust Estate, or any part thereof, as security for Notes held by any other holder of the Notes, or shall have any right in any manner whatever to affect, disturb or prejudice the rights of the holders of any other of the Notes, or to enforce any right hereunder, except in the manner herein provided, and for the equal, ratable and common benefit of all holders of the Notes. Nothing in this Section 8 or elsewhere in this Indenture or in the Notes contained, however, shall affect or impair the obligation of the Issuer, which is unconditional and absolute, to pay the principal of, and premium, if any, and the interest on, the Notes to the respective holders of the Notes, in the manner and at the time and places therein respectively expressed, nor shall it affect or impair the right of the respective holders of the Notes, by an action at law upon the promises to pay therein contained, to enforce such payment.

         8.17. Remedies Cumulative. No remedy herein conferred upon or reserved to the Indenture Trustee or to the holders of the Notes is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         8.18. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, or of any holder of the Notes, to exercise any right or power accruing upon any Default or Event of Default, shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Indenture to the Indenture Trustee or to the holders of the Notes may be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee or by the holders of the Notes.

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         8.19. Waiver of Extension, Appraisement, Stay, Laws. Neither the
Issuer, NHLP or National will at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Indenture; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the Trust Estate, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States of America or by any state or territory, or otherwise, to redeem the Property so sold or any part thereof; and the Issuer hereby expressly waives all benefits or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Indenture Trustee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

         8.20. Restoration of Positions. If the Indenture Trustee or any holder of the Notes has instituted any proceeding to enforce any right or remedy under this Indenture by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such holder of the Notes, then and in every such case the Issuer, the Indenture Trustee and the holders of the Notes shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the holders of the Notes shall continue as though no such proceeding had been instituted.

         8.21. Control of Remedies by Noteholders. Notwithstanding any other provision of this Section 8, the holders of at least 64% in principal amount of the Notes from time to time outstanding shall have the right, by an instrument in writing delivered to the Indenture Trustee, to determine which of the remedies herein set forth shall be adopted and to direct the time, method and place of conducting all proceedings to be taken under the provisions of this Indenture for the enforcement thereof or of the Notes; provided, however, that the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to holders of Notes not parties to such direction.

         8.22. Indenture Trustee May File Proofs of Claims. The Indenture Trustee is hereby appointed, and each and every holder of the Notes, by receiving and holding the same, shall be conclusively deemed to have appointed the Indenture Trustee the true and lawful attorney-in-fact of such holder, with authority to make or file, in their own names as trustee of an express trust or otherwise as they shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, arrangement, reorganization or other judicial proceedings relative to the Issuer or any other obligor upon the Notes or to their respective creditors or Property, any and all claims, proofs of debt, petitions, consents, other documents and amendments of any thereof, as may

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be necessary or advisable in order to have the claims of the Indenture Trustee and of the holders of the Notes allowed in any such proceeding, and to collect and receive any moneys or other Property payable or deliverable on any such claim, proof of debt, petition or other document and to distribute the same after the deduction of the charges and expenses of the Indenture Trustee, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as they may deem necessary or advisable in order to enforce in any such proceedings any of the claims of the Indenture Trustee and of any such holders in respect of any of the Notes; and any receiver, assignee, trustee or debtor in any such proceedings is hereby authorized, and each and every holder of the Notes, by receiving and holding the same, shall be deemed to have authorized any such receiver, assignee, trustee or debtor, to make any such payment or delivery to or on the order of the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments or deliveries directly to the holders of the Notes to pay to the Indenture Trustee any amount due them for compensation and expenses, including counsel fees, incurred by them down to the date of such payment or delivery; provided, however, that nothing herein contained shall be deemed to authorize or empower the Indenture Trustee to consent to or accept or adopt, on behalf of any holder of Notes, any plan of reorganization or readjustment of the Issuer affecting the Notes or the rights of any holder thereof, or to authorize or empower the Indenture Trustee to vote in respect of the claim of any holder of any Note in any such proceedings.

         8.23. Right to Cure. Notwithstanding any other provision of this
Section 8 to the contrary, upon the occurrence of an Event of Default pursuant to Section 8.1(m) and for the period ending on the date that is 180 days after the occurrence of such Event of Default, the Indenture Trustee may not, solely as a result of such Event of Default, exercise any remedy or remedies under this
Section 8 or under the Mortgage pursuant to which the owner of a Managed Facility shall have defaulted, in either case involving the foreclosure of such Mortgage, provided that if NHLP shall not have provided a Substitute Financed Facility in accordance with the provisions of Section 10 on or prior to such 180th day, then on any date on or after such 180th day the Indenture Trustee may exercise any and all remedies provided in this Section 8 and in such Mortgage. Nothing in this Section 8.23 shall prohibit or limit the ability of the Indenture Trustee to pursue any other remedies hereunder as a result of an Event of Default (other than pursuant to Section 8.1(m)) that shall have occurred and be continuing, or that shall occur during such 180 day period.

         8.24. Remedies Subject to Provisions of Law. All rights, remedies and powers provided by this Section 8 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Section 8 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid or unenforceable under the provisions of any applicable law.

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SECTION  9. CREATION OF DISBURSEMENT FUND AND ACQUISITION AND CONSTRUCTION
            ACCOUNTS, DEPOSIT OF MONEYS; DISBURSEMENT OF MONEYS.


         9.1. Creation of Disbursement Fund. There is hereby created and established with the Indenture Trustee a trust fund for the benefit of the holders of the Notes to be designated the "National HealthCorp L.P. Disbursement Fund" (the "Disbursement Fund"). There is hereby created and established within the Disbursement Fund two accounts, the "National HealthCorp L.P. Acquisition Account" (the "Acquisition Account") and the National HealthCorp L.P. Construction Account (the Construction Account").

         9.2. Deposit to Acquisition Account. On the Closing Date, the Indenture Trustee shall deposit $26,855,860 in the Acquisition Account.

         9.3. Disbursement from Acquisition Account. The Indenture Trustee, once with respect to each Acquired Facility, will disburse moneys not in excess of the Total Cost for such Acquired Facility from the Acquisition Account upon satisfaction of the conditions specified in Section 9.4. NHLP covenants that the Total Cost for each Acquired Facility (other than the Greenwood Facility and the Knoxville Facility) (i) will be used by NHLP solely to pay for, or to reimburse itself for the cost of, each Acquired Facility, and (ii) is not greater than 90% of the actual amount then due or previously paid by NHLP to the seller of each such Acquired Facility.

         9.4. Conditions Precedent to Disbursement of Total Cost for Each Acquired Facility. With respect to any request for payment or reimbursement by NHLP for the Total Cost of any Acquired Facility, NHLP shall deliver or cause to be delivered to the Indenture Trustee and special counsel for the Noteholders:

         (a) At least 15 Business Days prior to the date of the request for payment or reimbursement with respect to any Acquired Facility:

                  (i) a survey of each parcel of real estate upon which such Acquired Facility is located, made by a registered civil engineer or surveyor licensed in the state where such Acquired Facility is located showing in reasonable detail the locations and dimensions of the site on which such Acquired Facility is located, showing the location of the improvements on such parcel of real estate and showing no encroachments not approved by the holders of not less than 64% in aggregate principal amount of the Notes outstanding upon such real estate parcels by adjoining buildings or structures and no encroachments not approved by the holders of not less than 64% in aggregate principal amount of the Notes outstanding on adjoining premises by the building or improvements created thereon. Each survey shall be prepared in accordance with the standard detail requirements for land surveys adopted by the

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         American Land Title Association ("ALTA") and the American Congress on
         Surveying and Mapping, as revised and in effect on the date of delivery of such survey, and shall be certified to the Indenture Trustee and to the title company issuing the title insurance policy with respect to such Acquired Facility;

                  (ii) a title commitment with respect to such Acquired Facility, issued in each case by a title insurance company qualified to do business in the state in which the Acquired Facility for which such commitment is being issued is located, designated by NHLP and not objected to by any Noteholder, stating that it is prepared to issue its standard form of ALTA Mortgagee Title Policy which will provide for mortgage title insurance, in an amount not less than 100% of the Total Cost of such Acquired Facility, covering the Acquired Facility for which such commitment is being issued, showing marketable record title thereto to be vested in NHLP, or, if the Acquired Facility is a Managed Facility, showing NHLP as the holder of a first mortgage lien thereon as the case may be, subject only to:

                           (A) the Liens, if any permitted by the related
                  Mortgage; and

                           (B) such other exceptions as shall be satisfactory to
                  the holders of not less than 64% in aggregate principal amount of the Notes outstanding; and

         insuring the Indenture Trustee and the holders of the Notes against loss or damage sustained by reason of such Mortgage not being a first and paramount Lien upon the Acquired Facility for which such title insurance is being issued, subject only to the exceptions referred to in the foregoing clauses (A) and (B) and containing all endorsements required by the holders of not less than 64% in aggregate principal amount of the Notes outstanding, including without limitation, a comprehensive endorsement, a contiguity endorsement (if the holders of not less than 64% in aggregate principal amount of the Notes outstanding so require as a result of the nature of the legal descriptions), a location endorsement, an ALTA 116 endorsement, an ALTA
         116.1 endorsement and an ALTA 3.1 zoning endorsement and the title insurance policy may contain a tie-in endorsement providing that loss paid thereunder shall reduce the loss payable under any title insurance policy for the other Financed Facilities; and

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                  (iii) a written report of a site assessment and environmental audit with respect to the Acquired Facility for which such disbursement is being requested, in scope, form and substance, and prepared by an environmental consultant, satisfactory to the holders of not less than 64% in aggregate amount of the Notes outstanding (the "Environmental Audit"), and dated not more than one hundred and eighty (180) days prior to the date of such requested disbursement, provided that if such Environmental Audit is dated more than 60 days prior to the date of such requested disbursement, there shall be delivered therewith a certificate of the environmental consultant stating that there has been no change in the nature or character of the subject site or the use thereof since the date of such Environmental Audit;

         (b) At least 5 Business Days prior to the date of the request for payment or reimbursement for any Acquired Facility:

                  (i) the report of insurance brokers regarding insurance which is required by the provisions of Section 2.5 of the Mortgage for such Acquired Facility;

                  (ii) a certificate of need issued by the state health care regulatory agency for the state in which such Acquired Facility is located, together with copies of all licenses and permits necessary to operate such Acquired Facility as a nursing home, and an Officer's Certificate of NHLP stating that the certificate of need and all necessary licenses relating to the operation and use of such Acquired Facility are held in the name of NHLP or, if the Acquired Facility is a Managed Facility, in the name of the owner thereof, are in full force and effect and that no further material licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of NHLP or, if the Acquired Facility is a Managed Facility, the owner, at such Acquired Facility and stating further that such Acquired Facility is an eligible provider for "Medicare" and stating whether or not such Acquired Facility is an eligible provider for "Medicaid"; and

                   (iii) with respect to the Greenwood Facility and the Knoxville Facility, respectively, an appraisal from an Appraiser in form and substance reasonably satisfactory to the holders of not less than 64% in aggregate principal amount of the Notes outstanding showing the fair market value of the Greenwood Facility to be at least $4,560,000 and showing the fair market value of the Knoxville Facility to be at least $4,560,000;

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         (c) On the date of the request for payment or reimbursement for any
Acquired Facility:

                  (i) with respect to the Stuart Facility, the Stuart Mortgage, with respect to the Merritt Island Facility, the Merritt Island Mortgage, with respect to the Greenwood Facility, the Greenwood Mortgage, with respect to the Knoxville Facility, the Knoxville Mortgage and financing statements with respect to each such Acquired Facility and the equipment located thereon, which Mortgage and financing statements shall be recorded or filed for record in each public office in which such recording or filing is deemed necessary or appropriate by the Note Purchasers or their special counsel to perfect the liens thereof as against creditors of or purchasers from NHLP;

                  (ii) with respect to the Sarasota Facility, the Sarasota Mortgage and a Managed Facility Note, a Note and Mortgage Assignment (and a consent thereto), a Management Agreement and a Collateral Assignment of Management Agreement Fees, each with respect to such Facility, and with respect to the Ocoee Facility, the Ocoee Mortgage and a Managed Facility Note, a Note and Mortgage Assignment (and a consent thereto), a Management Agreement and a Collateral Assignment of Management Agreement Fees, each with respect to such Facility, and assignments of the financing statements with respect to each such Acquired Facility and the equipment located thereon, which Mortgages and financing statements and Note and Mortgage Assignment shall be recorded or filed for record in each public office in which such recording or filing is deemed necessary or appropriate by the Note Purchasers or their special counsel to perfect the liens thereof as against creditors of or purchasers from NHLP;

                  (iii) for any Acquired Facility which is also an Owned Facility, an Opinion of Counsel for NHLP to the effect that: the Mortgage with respect to such Acquired Facility has been duly authorized, executed and delivered by NHLP and constitutes a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy and equitable principles; any limitations on the remedies provided for in the Mortgage will not materially interfere with the practical realization of the security provided by such Mortgage; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by NHLP of such Mortgage or the

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         performance by NHLP of any of the matters required of NHLP thereunder;
         and compliance by NHLP with all of the provisions of such Mortgage will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of NHLP pursuant to the provisions of the Limited Partnership Agreement or By-laws of NHLP or any other agreement or instrument known to such counsel to which NHLP is a party or by which NHLP may be bound and further to the effect that the certificate of need, Medicare provider contract and all licenses relating to the operation and use of such Acquired Facility are in full force and effect in the name of NHLP and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of NHLP at such Acquired Facility;

                  (iv) for any Acquired Facility which is also a Managed Facility for which such first advance is being requested, (i) an Opinion of Counsel for the owner thereof to the effect that: the Mortgage, the Management Agreement, the Managed Facility Note and the consent to the Note and Mortgage Assignment with respect to such Acquired Facility have each been duly authorized, executed and delivered by the owner thereof and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy and equitable principles; any limitations on the remedies provided for in the Mortgage will not materially interfere with the practical realization of the security provided by such Mortgage; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by the owner thereof of such Mortgage, Management Agreement, Managed Facility Note and consent to the Note and Mortgage Assignment or the performance by the owner thereof of any of the matters required of the owner thereof; and compliance by the owner thereof with all of the provisions of such Mortgage, Management Agreement, Managed Facility Note and consent to the Note and Mortgage Assignment will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of the owner thereof pursuant to the provisions of the organizational documents or By-laws of the owner thereof or any other agreement or instrument known to such counsel to which the owner thereof is a party or by which the owner thereof may be bound, and (ii) an

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         Opinion of Counsel for NHLP to the effect that: the Note and Mortgage
         Assignment and Management Agreement with respect to such Acquired Facility have each been duly authorized, executed and delivered by NHLP and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms subject to bankruptcy and equitable principles; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by NHLP of such Note and Mortgage Assignment and Management Agreement or the performance by NHLP of any of the matters required of NHLP thereunder; and compliance by NHLP with all of the provisions of such Note and Mortgage Assignment and Management Agreement will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of NHLP pursuant to the provisions of the Limited Partnership Agreement or By-laws of NHLP or any other agreement or instrument known to such counsel to which NHLP is a party or by which NHLP may be bound and further to the effect that the certificate of need, Medicare provider contract and all licenses relating to the operation and use of such Acquired Facility are in full force and effect in the name of the owner of such Facility and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of the owner at such Acquired Facility;

                  (v) the title insurance policy or policies contemplated by the title insurance commitment for such Acquired Facility in form and substance satisfactory to the Indenture Trustee;

                  (vi) an Acquisition Payment Certificate with respect to the Total Cost for such Acquired Facility for which payment or reimbursement is then belong subject; and

                  (vii) for any Acquired Facility which is also a Managed Facility for which such advance is being requested, copies of any agreements between NHLP and the owner of such Managed Facility pursuant to which NHLP shall have agreed to indemnify the owner in connection with a default under the Mortgage for such Managed Facility caused by an Event of Default hereunder, which indemnification shall be limited to the owner's equity in such Managed Facility at the time of such default;

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                  (d) NHLP hereby covenants and agrees that if (i) the appraisal for the Greenwood Facility reflects a fair market value therefor of less than $4,560,000, it will prepay a principal amount of the Notes pursuant to Section 3.2 equal to the difference between $4,560,000 and the appraised fair market value of the Greenwood Facility, and (ii) the appraisal for the Knoxville Facility reflects a fair market value therefor of less than $4,560,000, it will prepay a principal amount of the Notes pursuant to Section 3.2 equal to the difference between $4,560,000 and the appraised fair market value of the Knoxville Facility. Pending such prepayment, no funds shall be disbursed from the Acquisition Account with respect to the Greenwood Facility or Knoxville Facility, as the case may be. Upon such prepayment, and subject to the satisfaction of the other applicable conditions specified in this
         Section 9.4, the Total Cost of the Greenwood Facility and the Knoxville Facility may be disbursed from the Acquisition Account to acquire the Greenwood Facility or the Knoxville Facility, as the case may be, and any amount in excess of the amount actually needed to acquire such facility may be used for any business purpose of NHLP.

                  9.5. Creation of Construction Account and Sub Accounts. There is hereby created and established with the Indenture Trustee a trust fund for the benefit of the holders of the Notes to be designated the "National HealthCorp L.P. Construction Account" (the "Construction Account").

                  On the Closing Date, the Indenture Trustee shall deposit (i) in the Myrtle Beach Facility Sub-Account, the Total Cost with respect to such Facility (ii) in the Greenville Facility Sub-Account, the Total Cost with respect to such Facility, (iii) in the North Augusta Facility Sub-Account, the Total Cost with respect to such Facility, (iv) in the Pinellas Facility Sub-Account, the Total Cost with respect to such Facility and (v) in the Sun City Facility Sub-Account, the Total Cost with respect to such Facility.

                  9.6. Amount of Advances. The Indenture Trustee will from time to time (but not more often than twice per month for each Constructed Facility), disburse moneys to pay Land Acquisition Costs, Construction Costs and Other Project Costs of the Myrtle Beach Facility, Greenville Facility, North Augusta Facility, Pinellas Facility and Sun City Facility in accordance with the Project Budget for each such Facility and from the Construction Fund Sub-Account with respect to such Facility, upon compliance with the terms and conditions set forth in the Construction Consultant Agreement for such Constructed Facility.

                  NHLP covenants that (a) each disbursement to pay Land Acquisition Costs of such Constructed Facility shall be in an amount not exceeding the amount then due or previously paid the seller of the real estate,
(b) each disbursement to pay Construction Costs of such Constructed Facility shall be in an amount not exceeding the amount then due contractors for work completed and in place plus materials stored on site in which the Indenture Trustee has a perfected first security interest (subject to

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the conditions set forth below), less a 10% retainage, which retainage shall not be paid until completion of all work by the contractor responsible therefor, (c) the amount of each disbursement for Other Project Costs with respect to any such Facility shall in no event exceed the amount of Other Project Costs with respect to such Constructed Facility then due and unpaid, and (d) no disbursement for any Construction Cost or other Project Cost item shall be made which will cause the total disbursements for that item to exceed the amount shown therefor on the Project Budget (together with any Change Orders) for such Constructed Facility.

                  9.7. Insufficient Moneys to Complete. If at any time on or after the first request for payment or reimbursement of Construction Costs with respect to any Constructed Facility, the Consultant reasonably determines, and shall have notified the Indenture Trustee in writing, that the then Estimated Total Cost of Completion with respect to such Constructed Facility is more than the sum of the undisbursed portion of the Total Cost then on deposit in the Construction Sub-Account with respect to such Facility plus (ii) the amount of any funds of NHLP then on deposit in such Construction Sub-Account, or that the then cost of completing any item in the Project Budget with respect to any Constructed Facility is greater than the undisbursed amount remaining therefor in the Construction Sub-Account with respect to such Facility, the Indenture Trustee shall not, without the prior written consent of the holders of at least 64% of the Notes outstanding, make any further disbursements hereunder until and unless NHLP deposits or causes to be deposited in such Construction Sub-Account an amount equal to the deficiency. All amounts so deposited in such Construction Sub-Account shall be disbursed for the payment of costs for which disbursement may be requested under this Section 9.7 prior to the disbursement of any additional portion of such Total Cost.

                  NHLP covenants that it shall pay to the Indenture Trustee for deposit in the appropriate Construction Sub-Account amounts equal to any deficiency therein within five days following the mailing of written notice by the Indenture Trustee of the existence of such deficiency.

                  9.8. Conditions Precedent to First Advance of Total Cost for Each Constructed Facility. (a) With respect to the first request for payment or reimbursement of Construction Costs or other Project Costs of any Constructed Facility, NHLP shall deliver or cause to be delivered to the Indenture Trustee and special counsel for the Noteholders:

                  (i) At least 15 Business Days prior to the date of the first request for payment or reimbursement for any Constructed Facility:

                           (A) a physical survey of such Constructed Facility
                  for which such first advance is being requested complying with the requirements of Section 9.4(a)(i) but with respect to the Constructed Facility and also certified to the title insurance company issuing the title insurance policy with respect to such Constructed Facility;

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                           (B) a title commitment with respect to such
                  Constructed Facility, issued in each case by a title insurance company qualified to do business in the state in which the Constructed Facility for which such first advance is being requested is located, designated by NHLP and not objected to by any Noteholder, stating that it is prepared to issue its standard form of ALTA Mortgagee Title Policy which will provide for mortgage title insurance in an amount not less than 100% of the Total Cost of such Constructed Facility, covering the Constructed Facility for which such first advance is being requested and showing marketable record title thereto to be vested in NHLP, or showing NHLP as the holder of a first mortgage lien thereon, as the case may be, subject only to:

                                    (i) the Liens, if any, permitted by the
                           related Mortgage; and

                                    (ii) such other exceptions as shall be
                           satisfactory to the holders of not less than 64% in aggregate principal amount of the Notes outstanding; and

                  insuring the Indenture Trustees and the holders of the Notes against loss or damage sustained by reason of such Mortgage not being a first Lien upon such Facility for which such first advance is being requested, subject only to the exceptions referred to in the foregoing clauses (i) and (ii) and containing all endorsements required by the holders of the Notes outstanding, including without limitation, a comprehensive endorsement, a contiguity endorsement (if the holders of not less than 64% in aggregate principal amount of the Notes outstanding so require as a result of the legal descriptions), an ALTA 116 endorsement, an ALTA 116.1 endorsement and an ALTA 3.0 endorsement, together with a statement by the title insurance company that it has reviewed the Construction Plans for such Constructed Facility and that upon construction of such Constructed Facility in accordance with such Construction Plans, it will issue its 3.1 zoning endorsement, and the title insurance policy may contain a tie-in endorsement providing that loss paid thereunder shall reduce the loss payable under any title insurance policy for the other Financed Facilities; and

                           (C) an Environmental Audit for the real property upon
                  which such Constructed Facility is to be built dated as provided in and otherwise complying with the requirements of
                  Section 9.4(a)(iii);

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                  (ii) At least 10 Business Days prior to the date of the first request for payment or reimbursement for any Constructed Facility:

                           (A) an executed counterpart of a contract by and
                  among the Indenture Trustee, NHLP and the Consultant for such Constructed Facility substantially in the form of Exhibit F attached to this Indenture, together with an insurance broker's certificate showing liability insurance coverage for the Consultant reasonably satisfactory to the Indenture Trustee;

                           (B) one copy of the Construction Plans and any Change
                  Orders for such Constructed Facility executed prior to the date of such disbursement (certified by the Architect that the Construction Plans conform to all applicable building and zoning laws and with the requirements of any covenants, conditions or restrictions of record);

                           (C) an executed copy of the General Contract, and the
                  Architect's Agreement for such Constructed Facility;

                           (D) a soil test report and a certification of the
                  Architect or a registered land surveyor that the portion of such Constructed Facility on which any of the improvements consisting of buildings or deck parking structures are to be situated (or which are so close to such improvements as to imperil them, in the Consultant's determination) are not in a flood plain or designated as flood prone by any Governmental Body or, alternatively, evidence of appropriate flood insurance; and

                           (E) a report from the Consultant as to the general
                  viability of such Constructed Facility and the accuracy of the Project Budget and project schedule;

                  (iii) At least 5 Business Days prior to the date of the first request for payment or reimbursement for any Constructed Facility:

                           (A) a certificate of insurance complying with the
                  requirements of Section 2.5 of the Mortgage for such Constructed Facility or a builder's risk policy provided by the contractor for such construction showing that the same coverage as is required in Section 2.5 of the Mortgage for such Constructed Facility is being carried by such contractor and adequately protects the interests of the Indenture Trustees, as Mortgagee, NHLP and the holders of the Notes with respect to such Facility and a certificate of insurance with respect to the Construction

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

National Health Corporation          Indenture of Trust and Security Agreement



                  Consultant for such Constructed Facility, showing insurance as required by the Construction Consultant Agreement;

                           (B) for such Constructed Facility, an Officers'
                  Certificate to the effect that:

                                    (1) The Construction Plans for such
                           Constructed Facility have been approved to the extent required by applicable law or any restrictive covenant on such Constructed Facility, by all governmental bodies exercising jurisdiction over such Constructed Facility, construction thereon, the use of improvements thereon (a "Governmental Body") and the beneficiary of any such covenant, respectively;

                                    (2) All construction, if any, performed on
                           such Constructed Facility prior to the date of such Officer's Certificate has been performed in a fit and workmanlike manner and in accordance with the Plans, all such construction is free from structural defects and no violation of any law, ordinance, order, rule or regulation of any Governmental Body (a "Governmental Requirement") exists with respect thereto;

                                    (3) The construction of such Constructed
                           Facility in accordance with the Plans and such Constructed Facility itself when so constructed will not violate any Governmental Requirement with respect thereto and the anticipated use of such Constructed Facility complies with all applicable ordinances, regulations and restrictive covenants affecting the real property on which such Constructed Facility is located and all requirements of such use which can be satisfied prior to completion of construction have been satisfied;

                                    (4) All permits, consents, approvals or
                           authorizations by, or registrations, declarations, withholdings of objection or filings with any Governmental Body necessary in connection with the valid execution, delivery and performance of the Mortgage and the Mortgage Assignment (if a Managed Facility), and the Construction Related Agreements or presently necessary for such

National Health Corporation          Indenture of Trust and Security Agreement



                           Constructed Facility have been obtained, are valid, adequate and in full force and effect;

                                    (5) All utility services necessary for
                           construction and for the operation of such Constructed Facility for its intended purpose are available at the boundaries of the real property on which such Constructed Facility is located which abut on a public way, including water supply, storm and sanitary sewer facilities, gas and/or electric and telephone facilities; and the providing of all such utility services necessary for the construction and operation of such Constructed Facility are not subject to the consent or withholding of objection of any Governmental Body or, if so subject, all such consents or withholdings of objection have been obtained; and

                                    (6) All roads, easements and other necessary
                           modes of ingress or egress to such Constructed Facility necessary for the construction and the full use of such Constructed Facility for its intended purpose have been completed or obtained or the necessary rights of way therefor have been acquired and all necessary steps have been taken by NHLP or the appropriate Governmental Body to insure the complete construction and installation thereof; and

                  (iv) on the date of the first request for payment or reimbursement:

                           (A) with respect to the Myrtle Beach Facility, the
                  Myrtle Beach Mortgage, with respect to the Greenville Facility, the Greenville Mortgage, with respect to the North Augusta Facility, the North Augusta Mortgage, and financing statements with respect to each such Constructed Facility and the equipment located thereon, which Mortgage and financing statements shall be recorded or filed for record in each public office in which such recording or filing is deemed necessary or appropriate by the Note Purchasers or their special counsel to perfect the liens thereof as against creditors of or purchasers from NHLP;

                           (B) with respect to the Pinellas Facility, (x)
                  evidence satisfactory to the Note Holders or their special counsel that the Mortgage between Florida Convalescent Centers, Inc.

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                  ("FCC") and NHLP made on October 16, 1990 and recorded in Book
                  6111 at Page 389 of the Official Records of Hillsborough County, Florida shall be released and terminated of record and that the mortgage note from FCC to NHLP in the principal amount of $5,250,000 shall be satisfied in full and released and discharged by NHLP and (y) the Pinellas Mortgage and a Managed Facility Note, a Note and Mortgage Assignment (and a consent thereto), a Management Agreement and a Collateral Assignment of Management Agreement Fees, each with respect to such Facility; and with respect to the Sun City Facility, (x) evidence satisfactory to the Note Holders or their special counsel that the Mortgage between FCC and NHLP made on November 1, 1990 and recorded in Book 7418 at Page 1120 of the Official Records of Pinellas County, Florida shall be satisfied in full and released and terminated of record and that the mortgage note from FCC to NHLP in the principal amount of $5,500,000 shall be released and discharged by NHLP and (y) the Sun City Mortgage and a Managed Facility Note, a Note and Mortgage Assignment (and a consent thereto), a Management Agreement and a Collateral Assignment of Management Agreement Fees, each with respect to such Facility, and assignments of the financing statements with respect to each such Constructed Facility and the equipment located thereon, which Mortgage and financing statements and Note and Mortgage Assignment shall be recorded or filed for record in each public office in which such recording or filing is deemed necessary or appropriate by the Note Purchasers or their special counsel to perfect the liens thereof as against creditors of or purchasers from NHLP;

                           (C) for any Constructed Facility which is also an
                  Owned Facility, an Opinion of Counsel for NHLP to the effect that: the Mortgage for such Constructed Facility has been duly authorized, executed and delivered by NHLP and, in the case of the Myrtle Beach Mortgage, by Americare Southeast and constitutes a legal, valid and binding instrument enforceable in accordance with its terms subject to bankruptcy and equitable principles; any limitations on the remedies provided for in the Mortgage will not materially interfere with the practical realization of the security provided by such Mortgage; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by NHLP and, in the case of the Myrtle Beach Mortgage, by Americare Southeast of such Mortgage or the performance by NHLP and, in the case of the Myrtle Beach Mortgage, by Americare Southeast of

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

National Health Corporation          Indenture of Trust and Security Agreement



                  any of the matters required of NHLP and, in the case of the Myrtle Beach Mortgage, by Americare Southeast thereunder; and compliance by NHLP and, in the case of the Myrtle Beach Mortgage, by Americare Southeast, with all of the provisions of such Mortgage will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of NHLP pursuant to the provisions of the Limited Partnership Agreement or By-laws of NHLP or any other agreement or instrument known to such counsel to which NHLP is a party or by which NHLP may be bound Americare Southeast pursuant to the provisions of the Articles of Incorporation or By-laws of Americare Southeast or any other agreement or instrument known to such counsel to which Americare Southeast is a party or by which Americare Southeast may be bound;

                           (D) for any Constructed Facility which is also a
                  Managed Facility for which such first advance is being requested, (i) an Opinion of Counsel for the owner thereof to the effect that: the Mortgage, the Management Agreement, the Managed Facility Note and the consent to the Note and Mortgage Assignment for such Constructed Facility have each been duly authorized, executed and delivered by the owner thereof and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms subject to bankruptcy and equitable principles; any limitations on the remedies provided for in the Mortgage will not materially interfere with the practical realization of the security provided by such Mortgage; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by the owner thereof of such Mortgage, Management Agreement, Managed Facility Note and consent to Note and Mortgage Assignment or the performance by the owner thereof of any of the matters required of the owner thereof; and compliance by the owner thereof with all of the provisions of such Mortgage, Management Agreement, Managed Facility Note and consent to Note and Mortgage Assignment will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of the owner thereof pursuant to the provisions of the organizational documents or By-laws of the owner thereof or any other agreement or instrument known to such counsel to which the owner thereof is a party or by which the owner thereof may be bound,

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

National Health Corporation          Indenture of Trust and Security Agreement



                  and (ii) an Opinion of Counsel for NHLP to the effect that: the Note and Mortgage Assignment and Management Agreement for such Constructed Facility have each been duly authorized, executed and delivered by NHLP and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms subject to bankruptcy and equitable principles; no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by NHLP of such Note and Mortgage Assignment or the performance by NHLP of any of the matters required of NHLP thereunder; and compliance by NHLP with all of the provisions of such Note and Mortgage Assignment will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of NHLP pursuant to the provisions of the Limited Partnership Agreement or By-laws of NHLP or any other agreement or instrument known to such counsel to which NHLP is a party or by which NHLP may be bound;

                           (E) for any Constructed Facility, the title insurance
                  policy or policies contemplated by the title insurance commitment for such Constructed Facility, in form and substance satisfactory to the Indenture Trustee;

                           (F) for any Constructed Facility, executed
                  counterparts of an assignment of all construction related licenses, permits and approvals; an assignment of the Construction Plans; the Collateral Assignment of the Architect's Contract (and a consent to such assignment executed by the Architect) and the Collateral Assignment of General Contract (and a consent to such assignment executed by the General Contractor) for such Constructed Facility, each naming the Indenture Trustee as assignee and reasonably satisfactory in form and substance to the holders of not less than 64% in aggregate principal amount of the Notes outstanding and the Indenture Trustee;

                           (G) a Construction Payment Certificate with respect
                  to the Construction Cost or Other Project Cost for which payment or reimbursement is then being sought;

                           (H) for any Constructed Facility which is also a
                  Managed Facility for which such first advance is being requested, copies of any agreements between NHLP and the owner of such Managed Facility pursuant to which NHLP shall

National Health Corporation          Indenture of Trust and Security Agreement



                  have agreed to indemnify the owner in connection with a default under the Mortgage for such Managed Facility caused by an Event of Default hereunder, which indemnification shall be limited to the owner's equity in such Managed Facility at the time of such default; and

                           (I) such other opinions, certificates and other
                  instruments as the Indenture Trustee or the holders of not less than 64% in aggregate principal amount of the Notes outstanding may reasonably request.

                  (b) With respect to the first request for payment or reimbursement of Construction Costs or other Project Costs of any Constructed Facility, the Trustee shall receive:

                           (i) from the Consultant an executed counterpart of each of the Section 1.2D Documents, together with a certificate of the Consultant stating that such documents comply with and satisfy the requirements of Section 1.2D of the Construction Consultant Agreement with respect to such Constructed Facility;

                           (ii) the written notice from the Title Company required by Section 1.2F of the Construction Consultant Agreement with respect to such Constructed Facility;

                           (iii) from NHLP (A) a certificate complying with the
                  requirements of the second paragraph of Section 9.6 and (B) an opinion of counsel that all conditions precedent to the disbursement of funds specified in this Section 9.8 have been met and that the documents furnished to the Indenture Trustee properly authorize the Indenture Trustee to make the first disbursement from the appropriate Construction Sub-Account.

                           9.9. Conditions Precedent to Subsequent Advances.

                           (a) Concurrently with each subsequent request for payment or reimbursement for any Constructed Facility, the Indenture Trustee shall receive with respect to such Constructed Facility:

                           (i)   an executed counterpart of each of the
                  applicable Section 1.2D Documents, together with a certificate of the Consultant stating that such documents comply with and satisfy the requirements of Section 1.2D of the Construction Consultant Agreement;

                           (ii)  a monthly compliance inspection report
                  substantially as described in Section 1.2A of the Construction Consultant Agreement (the "Monthly Compliance Report") and a payment verification report as described in Section 1.2E of the Construction Consultant Agreement (the

National Health Corporation          Indenture of Trust and Security Agreement



                  "Payment Verifications") from the Consultant covering the matters described in Section 1.2A of the Construction Consultant Agreement; and

                           (iii) an endorsement to the title insurance policy
                  furnished pursuant to Section 9.8(a)(iv)(B) issued by the title insurance company insuring that there has been no change in the state of title and no defects, liens, encumbrances or survey exceptions not appearing on such Title Policy which shall have the effect of increasing the amount of the Mortgage Title Policy by the amount of the payment then being made.

                           (b) Concurrently with the final request for payment or reimbursement for any Constructed Facility, the Indenture Trustee shall receive with respect to such Constructed Facility together with a certificate of the Consultant stating that each item (except for item
         (vi)) complies with and satisfies the requirements of this Section 9.9(b):

                  (i)   each of the items described in Section 9.9(a);

                  (ii) an Officer's Certificate which shall contain all statements required to be made in a Construction Payment Certificate and in addition shall state that such Certificate is the final Construction Payment Certificate and shall indicate the total advances made from the related Construction Sub-Account, including the amount being requested in such final request for payment (the "Final Payment Certificate");

                  (iii) an "as-built" physical survey of the real property upon which such Facility is built complying with the requirements of Section 9.4(a)(i);

                  (iv) a certificate of need issued by the state health care regulatory agency for the state in which such Facility is located, together with copies of all licenses necessary to operate such Facility as a nursing home, and an Officer's Certificate in accordance with
         Section 9.4(b)(ii) but with respect to the Constructed Facility;

                  (v) a certificate of insurance with respect to the Facility complying with the requirements of Section 2.5 of the Mortgage with respect to such Constructed Facility; provided that such certificate of insurance shall not be required if a certificate of insurance complying with the requirements of Section 9.8(a)(iii)(B) was furnished at or prior to the initial request for payment under Section 9.8(a)(iii)(B);

                  (vi) for any Constructed Facility which is also an Owned Facility, an Opinion of Counsel for NHLP to the effect that the certificate of need, Medicare provider contract and all licenses relating to the operation and use of such Constructed Facility are in full force and effect in the name of NHLP (other than with respect to the Myrtle Beach Facility, for which the certificate of need, Medicare provider contract and all licenses relating to the operation and use of such Constructed Facility may be in the name of

        Americare Southeast) and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of NHLP at such Constructed Facility; and

                (vii) for any Constructed Facility which is also a Managed Facility, an Opinion of Counsel for NHLP to the effect that the certificate of need, Medicare provider contract and all licenses relating to the operation and use of such Constructed Facility are in full force and effect in the name of the owner of such Constructed Facility and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of the owner at such Constructed Facility.

                (c) The Indenture Trustee shall not be required to disburse any Construction Fund amounts prior to three business days after it shall have received all items required as a condition to any disbursement.

                9.10. Removal of Consultant. The holders of at least 64% in principle amount of the Notes outstanding, by notice in writing to the Consultant, the Indenture Trustee and to NHLP may terminate all of the rights and obligations of the Consultant under this Indenture and the Construction Consultant Agreement. On and after the giving of such written notice, all authority and power of the Consultant under this Indenture and the Construction Consultant Agreement shall cease. A successor Consultant shall be appointed by
(a) NHLP and approved by the holders of at least 64% in principal amount of the Notes outstanding or, (b) if an Event of Default shall have occurred and be continuing, by the the holders of at least 64% in principal amount of the Notes outstanding.

                9.11. Application of Urgent Moneys. (a) At the option of NHLP and subject to paragraph (b) below, any moneys in the Acquisition Account or in any sub-account of the Construction Account not disbursed after the final disbursement request from such sub-account has been honored shall be (i) transferred to such other subaccounts of the Acquisition Account or Construction Account for Financed Facilities for which the final disbursement request has not been made or (ii) applied to the prepayment of Notes in accordance with the provisions of ss3.2.

                (b) Any moneys in the Acquisition Account not disbursed prior to December 1, 1991 and any moneys in any sub-account of the Construction Account not disbursed prior to the date that is 120 days after the date specified in ss4.23(b) with respect to the Constructed Facility related to such sub-account shall be applied to the prepayment of the Notes in accordance with the provisions of ss3.2.

                9.12. Investment of Disbursement Fund Moneys. Any moneys held in the Disbursement Fund shall be invested or reinvested by the Indenture Trustee at the direction of NHLP expressed in an Officer's Certificate in Permitted Investments selected by NHLP so long as no Default or Event of Default shall exist hereunder and the interest earned on monies on deposit in the Disbursement fund shall be disbursed to or upon the order of NHLP provided that upon the liquidation of any Permitted Investments, NHLP shall make up any loss thereon prior to receiving any interest earnings. So long as any Default or Event of Default shall have occurred and shall be continuing hereunder, all such interest shall be retained by the Trustee and applied in accordance with the provisions of ss9.13.

                9.13. Application of Moneys Upon Event of Default. Upon declaration by the Indenture Trustee or the holders of the Notes of the acceleration of maturity of the Notes in accordance with ss98.3 (unless rescinded or annulled pursuant to ss98.9) then the Indenture Trustee shall immediately apply all amounts in the Construction Fund to the payment of the principal of and interest on all Notes then outstanding.

                9.14. Indenture Trustee's Limited Role. The Indenture Trustee shall have no obligation to examine the contents, form or sufficiency of any item required to be furnished to it in accordance with the provisions of ss9.4, ss9.8 or ss9.9 (other than the duty to examine the forms of certificates of the Consultant and the form of Officer's Certificate described therein) and the Indenture Trustee shall be entitled to conclusively rely on the certificate of the Consultant as to the sufficiency thereof. The receipt of the documents described in ss9.4, ss9.8 or ss9.9, together with the certificate of NHLP described in ss9.8(b)(iii) shall constitute sufficient authorization to the Indenture Trustee to disburse the amounts set forth in such request for payment. The Indenture Trustee shall not have any duty to perform any of the duties of the Consultant, to remove the Consultant or to find or appoint a successor to the Consultant nor shall the Indenture Trustee be required to perform any duty or take any action which requires, contemplates or is dependent upon receipt of prior certification, cooperation or other action by the Consultant where the Consultant has failed to provide such certification, render such cooperation or take such action.

SECTION 10. SUBSTITUTION OF FINANCED FACILITY.

                (a) At its option, upon compliance with the provisions of this
Section 10, NHLP may substitute a Substitute Financed Facility for any Financed Facility, provided that only a Substitute Financed Facility that is owned by NHLP may be substituted for an Owned Facility.

                (b) NHLP shall give the Indenture Trustee and the holders of the Notes, not less than 120 days prior to the date on which (i) NHLP proposes to transfer an Owned Facility, which transfer, except for the proviso in clause
(ii) of paragraph (b)(2) of ss4.10, would be prohibited by ss4.10 and (ii) the owner of any Managed Facility proposes to transfer such Managed Facility, written notice of any such proposed transfer and of its election to substitute a Substitute Financed Facility for such Financed Facility. Unless a Default or Event of Default has occurred and is continuing, the Indenture Trustee shall execute a release in respect of the Financed Facility on the date of substitution upon compliance by NHLP with the requirements of paragraph (c) hereof.

                (c) In the event that NHLP has elected to substitute a Substitute Financed Facility for a Financed Facility pursuant to paragraph (a) hereof, then in such event, prior to any release of such Financed Facility, the Indenture Trustee shall have received the following:

                (1) If such Substitute Financed Facility is an Owned Facility or a Managed Facility, a mortgage or deed of trust with respect to the Substitute Financed Facility substantially in the form of the mortgage or deed of trust for the Financed Facility (except that the Loan Value of the Substitute Financed Facility shall be the Loan Value of the Mortgaged Facility) duly executed, acknowledged and delivered by NHLP (if such Substitute Financed Facility is an Owned Facility) or by the owner of such Substitute Financed Facility (if such Substitute Financed Facility is a Managed Facility), in either case in full force and effect and recorded or filed for record, together with all necessary financing statements and similar notices if and to the extent permitted or required by applicable law, in each public office wherein such recording or filing is deemed necessary or appropriate by the Indenture Trustee and its counsel to perfect the lien thereof as a valid first mortgage lien on the Substitute Financed Facility as against creditors of or purchasers from NHLP and, in addition, if such Substitute Financed Facility is a Managed Facility, a Management Agreement with respect thereto and a Note Assignment with respect thereto, each duly executed, acknowledged and delivered by the parties thereto and, in the case of the Management Agreement, such Management Agreement (or a memorandum thereof) shall have been recorded in each public office wherein such recording is deemed necessary by the Indenture Trustee and its counsel to preserve and protect such Management Agreement as an agreement running with the land;

                (2) A survey, a mortgage title insurance policy, a report of insurance brokers, an Environmental Audit, a report of insurance brokers, a list of licenses and permits, an appraisal, in each such case in the form and to the effect contemplated by SS9.4(a)(ii), 9.4(c)(v), 9.4(a)(iii), 9.4(b)(i), 9.4(f), 9.4(b)(ii) and 9.4(b)(iii),
        respectively, but with respect to the Substitute Financed Facility;

                (3) A certificate dated the date of the release of the Financed Facility, executed by a Responsible Officer of NHLP, the truth and accuracy of which shall be a condition to the release of the Financed Facility, to the effect that: no Default or Event of Default has occurred and is continuing; the date on which construction of the Substitute Financed Facility was completed and the appraised value of the Substitute Financed Facility is equal to or greater than the greater of the Loan Value and the fair market value of the Financed Facility;

          (4) If the Substitute Financed Facility is owned by NHLP, an opinion in form and substance as described in ss9.4(c)(iii), but with respect to such Substitute Financed Facility, and if the Substitute Financed

Facility is managed by NHLP, opinions in form and substance as described in ss9.4(c)(iv), but with respect to such Substitute Finance Facility; and

                (5) Such other opinions, certificates, and other instruments as the Indenture Trustee or the holders of not less than 64% in aggregate principal amount of the Notes outstanding may reasonably request.

NHLP shall pay all reasonable costs, charges and expenses in any way relating to or incurred in connection with the mortgage of the Substitute Financed Facility, including reasonable attorneys' fees and expenses, recording fees, premiums covering title insurance and all applicable taxes which may be incurred or imposed by reason of such transactions. Anything herein to the contrary notwithstanding, this Indenture shall remain in full force and effect until such time as the substitution of a Substitute Financed Facility and execution and delivery of a new mortgage or deed of trust is consummated as contemplated by this ss10.

SECTION 11. THE INDENTURE TRUSTEE; FLORIDA CO-INDENTURE TRUSTEE.

        11.1. Acceptance of Trust. The Indenture Trustee hereby accepts the trusts of the Indenture and agrees to perform the same upon the terms and conditions hereof.

        11.2. Eligibility of Indenture Trustee. The Indenture Trustee shall at all times be a bank or trust company in good standing, organized under the laws of the United States of America or of any State, having a capital, surplus and undivided profits aggregating at least $250,000,000 and the long-term certificates of deposit of which shall have a credit rating of A (without regard to any gradations within such rating) by Standard & Poor's Corporation and/or Moody's Investors Services, Inc.; provided, that such minimum capital, surplus and undivided profits and rating requirement need not be met if the obligations of any Indenture Trustee shall be fully and unconditionally guaranteed pursuant to a guaranty agreement (in form and substance satisfactory to the holders of not less than 64% of the principal amount of the Notes then outstanding) by any Person that meets such minimum capital, surplus and undivided profits and rating requirement and that owns, directly or indirectly, 100% of the capital stock of such Indenture Trustee.

        11.3. Rights and Duties of Indenture Trustee. (a) Except as to recital by the Indenture Trustee relating to the Indenture Trustee, the Indenture Trustee shall not be responsible for the correctness of the recitals in this Indenture, the Mortgages or in the Notes, all of which recitals are statements made by the Issuer.

        (b) The Indenture Trustee shall not be responsible as to the validity, execution or sufficiency of this Indenture, the Mortgages or the Notes, for the title of NHLP to the Mortgaged Property, or for the security afforded by the Mortgages or this Indenture or for any representations or warranties as to the value or condition of the Mortgaged Property.

             (c) During the continuance of any Event of Default of which the Indenture Trustee shall have actual knowledge, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (d) Except during the continuance of an Event of Default, the Indenture Trustee shall perform such duties and only such duties as are specifically set forth in this indenture or as it may be requested to perform pursuant to the terms hereof or at the request of 64% or more in aggregate principal amount of the Notes at the time outstanding, subject to the provisions of subsection (J) of this Section and within the rights and powers vested in it by this Indenture, and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

             (e) The Indenture Trustee shall not be personally liable for any action taken or omitted to be taken except for its own negligent action, its own negligent failure to act or its own willful misconduct; provided that:

             (i) In the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely upon certificates or opinions as to the truth of the statements and the correctness of the opinions expressed therein, provided that any such certificate or opinion shall conform to all express provisions of this Indenture applicable thereto;

             (ii) The Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

             (iii) The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of holders of Notes with which the Indenture Trustee is authorized to comply by the terms of this Indenture and the Indenture Trustee shall be deemed to be authorized if the holders of 64% or more in the aggregate principal amount of the Notes at the time outstanding so request or direct.

              (f) The Indenture Trustee shall be under a duty to examine certificates and opinions required by this Indenture to be furnished to it to determine whether or not they conform to the express requirements of this Indenture applicable thereto.

              (g) In the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by it to be genuine, to have been signed by the proper party or parties and to be in conformity with the provisions of this Indenture, provided that, any of the foregoing instruments shall conform to all express provisions of this Indenture applicable thereto.

                (h) The Indenture Trustee may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such an opinion.

                (i) Whenever it is provided that the Indenture Trustee shall take any action or refrain from taking any action upon the happening or continuation of a specified event (including an Event of Default) or upon the fulfillment of any condition or upon the request of the Issuer or of the holders of the Notes, the Indenture Trustee (1) shall have no liability for failure to take such action or for failure to refrain from taking such action unless and until an officer of the Indenture Trustee has actual knowledge of such event or continuation thereof or the fulfillment of such condition or shall have received such request, and (2) in taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

                (j) The Indenture Trustee shall not be under any obligation to exercise any of the trusts or powers hereof at the request, order or direction of one or more holders of the Notes, unless such holders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby.

                (k) None of the provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or the liability is not assured to it.

                (l) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct so affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

                (m) Subject to subsection (c) of this Section, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any statement, instrument, notice, request, direction or other paper or document referred to in subsection (g) above.

                (n) The Indenture Trustee may exercise any of the duties or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                (o) The Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                11.4. Compensation of Indenture Trustee. NHLP shall (i) pay reasonable compensation to the Indenture Trustee (which shall not be limited by any provision of law in regard to the compensation of the Indenture Trustee of an expressed trust) and reimburse it for its reasonable expenses and disbursements (including fees and disbursements of its counsel and of all other persons employed or consulted by it in connection with the subject matter of this Indenture but who are not regularly in the employ of the Indenture Trustee), and (ii) indemnify the Indenture Trustee, its directors, officers, employees and agents for, and hold it and them harmless against, any loss, liability or expense which it or they may incur or suffer in acting or failing to act in connection with this Indenture or the Mortgages, including the cost and expense of defending itself or themselves against any claim of liability in connection herewith, except to the extent that any such loss, liability or expense is caused by the negligence or bad faith of the Indenture Trustee or its directors, officers, employees or agents, as the case may be. To the extent not paid by NHLP, the Indenture Trustee shall have a lien prior to the Notes on all moneys held by the Indenture Trustee hereunder. The obligations of the Issuer under this ss11.4 shall survive termination and discharge of this Indenture.

                11.5. Resignation and Removal of indenture Trustee. (a) The Indenture Trustee may at any time resign, by giving written notice, by first-class mail postage prepaid, to the Issuer and all holders of the Notes at the time outstanding, specifying a date (not earlier than 60 days after the date of such notice) when such resignation shall take effect (subject to paragraph (c) below).

                (b) The Indenture Trustee may at any time be removed by written notice to the Indenture Trustee and the Issuer by the holders of a majority in aggregate principal amount of the outstanding Notes.

                (c) Any resignation or removal of the Indenture Trustee shall be effective only upon appointment of a successor Indenture Trustee and the latter's acceptance.

                11.6. Appointment of Successor Indenture Trustee. If the Indenture Trustee shall have given notice of Designation to the Issuer and all holders of the Notes pursuant to ss11.5(a) or if notice of removal shall have been given to the Indenture Trustee and the Issuer pursuant to ss11.5(b) (the date such notice shall be given shall be the "Indenture Trustee Termination Notice Date"), a successor Indenture Trustee shall be appointed within 30 days after such indenture Trustee Termination Notice Date by the holders of at least 51% in aggregate principal amount of the Notes then outstanding by an instrument or instruments in writing executed by such holders and delivered to such successor Indenture Trustee and the Issuer. If such successor Indenture Trustee shall not have been so appointed or shall not have accepted such appointment within the time limits provided in the preceding sentence, such successor Indenture Trustee may be appointed by the Issuer, the holder of any outstanding Note or, upon application of the retiring Indenture Trustee, by any court of competent jurisdiction, provided that such Indenture Trustee shall continue to act only until such time as a successor Indenture Trustee shall have been appointed pursuant to the preceding sentence. In any event, the Indenture Trustee shall continue to act until such time as a successor Indenture Trustee shall have accepted the position of Indenture Trustee.

                11.7. Effect of Appointment of Successor Indenture Trustee. Upon written appointment and acceptance as Indenture Trustee, each successor Indenture Trustee shall forthwith, without further act or deed, succeed to all the estate, property, rights and duties of its predecessor in trust under this Indenture. Such predecessor shall promptly deliver to such successor Indenture Trustee all property and sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Indenture Trustee hereunder. Upon the written request of the successor Indenture Trustee, the Issuer and upon payment of all amounts due to such predecessor under this Indenture, such predecessor shall transfer, deliver, assign and confirm to the successor Indenture Trustee, without recourse, all its estate, property and rights hereunder by executing and delivering from time to time to the successor Indenture Trustee such further instruments and by taking such other action as may reasonably be deemed by such successor Indenture Trustee or the Issuer to be necessary or appropriate in connection therewith.

                11.8. Merger or Consolidation of Indenture Trustee. In the event of any merger or consolidation of the Indenture Trustee with or into any other corporation or in the event of the sale of all or substantially all the Indenture Trustee's corporate trust business, the corporation resulting from such merger or consolidation, or the transferee in the case of any such sale, shall take all action necessary as a consequence of such merger, consolidation or sale to preserve the lien of the Mortgages unimpaired and shall forthwith notify the Issuer and, subject to ss11.2 hereof, shall be the Indenture Trustee under the Indenture without further act or deed.

                11.9. Status of Moneys Received. All moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and, if required pursuant to the provisions hereof, shall be held in the Acquisition Account and in the appropriate sub-account of the Construction Account, but otherwise need not be segregated in any manner from any other moneys, except to the extent required by law, and may be deposited by the Indenture Trustee under such general conditions as may be prescribed by law at the Indenture Trustee, and the Indenture Trustee shall be under no liability for interest on any moneys received by it hereunder. The Indenture Trustee and any affiliated corporation may become the owner of any Note secured hereby and be interested in any financial transaction with the Issuer or any affiliated corporation, or the Indenture Trustee may act as depositary or otherwise in respect to other Securities of the Issuer or any affiliated corporation, all with the same rights which it would have if not the Indenture Trustee.

                11.10. Florida Co-Indenture Trustee. (a) Notwithstanding anything herein to the contrary, the Indenture Trustee agrees not to exercise any power or take any action that is required under the laws of the State of Florida to be exercised or taken only by a bank or trust company having trust powers and located in the State of Florida (hereinafter referred to as "Florida Trustee Action"). In the event that the Indenture Trustee receives an Opinion of Counsel or otherwise receives notice that Florida Trustee Action is necessary or required under this Indenture or the Construction Related Agreements, it shall immediately notify the Florida Co-Indenture Trustee which, after receipt of such notice and assurances of compensation as provided for the Indenture Trustee in ss11.4 and satisfactory to the Florida Co-Indenture Trustee, shall at the written direction of the Indenture Trustee take such Florida Trustee Action. In the event that the Florida Co-Indenture Trustee is required to undertake Florida Trustee Action hereunder, each and every indemnity, remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture or the Construction Related Agreements to be exercised by or vested in or conveyed to the Indenture Trustee with respect thereto shall be ipso facto exercisable by and vest in and be conveyed to the Florida Co-Indenture Trustee, but only to the extent necessary to enable the Florida Co-Indenture Trustee, to exercise such powers, rights and remedies, and every covenant and obligation necessary to undertake or take such Florida Trustee Action. Except as is specifically required under the laws of the State of Florida, any duty or required action under this Indenture shall be the responsibility of, and shall be undertaken by the Indenture Trustee. The Indenture Trustee shall execute such assignments or other documents as may be necessary for the Co-Indenture Trustee to perform its duties, exercise its powers and take any actions under this Indenture.

                (b) Resignation and Removal of Florida Co-Indenture Trustee. The Florida Co-Indenture Trustee may at any time and for any reason resign or be removed as provided in ss11.5 with respect to the Indenture Trustee.

                (c) Appointment of Successor Florida Co-Indenture Trustee. In case at any time the Florida Co-Indenture Trustee shall resign or shall be removed, a successor Florida Co-Indenture Trustee shall be appointed as provided in ss11.6 with respect to the Indenture Trustee.

                (d) Resignation; Removal; Appointment of Successor Co-Indenture Trustee. No resignation or removal of the Florida Co-Indenture Trustee and no appointment of a successor Florida Co-Indenture Trustee pursuant to this Section 11 shall become effective until the acceptance of appointment by the successor Florida Co-Indenture Trustee as provided in ss11.6 with respect to a successor Indenture Trustee.

                11.11. Co-trustees and Separate Indenture Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Indenture Trustee upon the direction of the holders of not less than 64% in the aggregate principal amount of the Notes shall have power to appoint, and the Issuer shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee and the holders of 64% in the aggregate principal amount of the Notes than outstanding either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of such Mortgaged Property, or to act as separate trustee of any such Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any Property, title, right or power deemed necessary or desirable, subject to the other provisions of this ss11.11.

                Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such Property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

                Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal Property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

                (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any Property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

                (c) the Indenture Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this ss11.11. Upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee that has resigned or been removed may be appointed in the manner provided in this Section;

                (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder nor shall the Indenture Trustee be liable by reason of any act or omission of any co-trustee or separate trustee hereunder; and

                (e) any written direction of the Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each co-trustee and separate trustee.

SECTION 12. NOTIFICATION OF PAYMENT; DISCHARGE OF INDENTURE.

                The Indenture Trustee shall release this Indenture and the lien granted hereby by proper instrument or instruments upon presentation of satisfactory evidence that all indebtedness hereby secured has been fully paid or discharged.

SECTION 13. SUPPLEMENTAL MORTGAGES AND INDENTURES; WAIVERS.

                Any term, covenant or agreement of this Indenture or the Mortgages may, with the consent of the Issuer and the holders of not less than 64% in aggregate principal amount of the Notes at the time outstanding, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) and, if the Issuer shall have obtained such consents and filed or caused the same to be filed with the Indenture Trustee, the Indenture Trustee may from time to time and at any time execute and deliver a waiver or consent or enter into a supplemental mortgage or supplemental indenture which in each case shall be binding upon all holders of the Notes, for the purpose of modifying, altering, amending, deleting, waiving, consenting to or adding to, in any particular, any of the terms or provisions contained in the Mortgages or this Indenture or in any supplemental indenture or instrument or in the Notes; provided, however, that no such waiver, consent, modification, alteration, amendment, deletion or addition shall be made which would (a) affect the obligations of the Issuer to pay the principal of and interest and premium, if any, on the Notes as and when set forth therein and as provided herein and in the Mortgages, which obligations are unconditional and absolute, without the consent of the holder of each Note so affected, or (b) permit the creation by the Issuer of any lien on the property subjected to the lien of this Indenture or the Mortgages prior to or on a parity with the lien of this Indenture or the Mortgages without the consent of the holder or holders of all of the Notes, or (c) release any of the Mortgaged Property except pursuant to the terms which govern the release thereof in the Mortgages, or (d) affect any of the rights or duties of the Indenture Trustee without its written assent thereto; provided farther, however, that this ss13 may not be amended and that the aforesaid percentage shall not be reduced without the consent of the holders of all Notes then outstanding. Such consent and approval may be evidenced by any number of instruments of similar tenor executed by the holders of the Notes, in person or by agent or proxy appointed in writing. For the purpose of calculating the percentage of outstanding Notes which have consented to any amendment of this Indenture or waived any provision hereof and for the purpose of calculating whether the holders of the requisite percentage of the outstanding Notes have requested any action hereunder or undertaken any other-action with respect to this Indenture or the Notes, Notes held by National, NHLP, NHC or the Issuer shall be excluded.

SECTION 14. MISCELLANEOUS.

                14.1. Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, premises and agreements in this Indenture contained by or on behalf of the Issuer or by or on behalf of the Indenture Trustee, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

                14.2. Severability. In case any one or more of the provisions contained in this Indenture or the Notes shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be effected or impaired thereby.

                14.3. Notices. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or when deposited in the United States mail, registered, postage prepaid or when delivered to an overnight courier, addressed as follows, provided that the failure of the Indenture Trustee or the holder of any Note to send a copy of any notice duly sent to NHLP or National to such partys' counsel as indicated below shall not, in and of itself, constitute a failure to give proper notice to such party:

If to NHLP or National:                 National HealthCorp L.P.
                                        City Center
                                        100 Vine Street
                                        Murfreesboro, Tennessee 37130

                                        Attention: Senior Vice President/
                                                       General Counsel

with a copy to:                         Keck, Mahin & Cate
                                        8300 Sears Tower
                                        233 South Wacker Drive
                                        Chicago, Illinois 60606-6589

                                        Attention: Jared Kaplan

If the Issuer:                          Marine Midland Bank, N.A.
                                        Employee Benefit Trust Services
                                        250 Park Avenue
                                        New York, New York 10177

                                        Attention: Stephen J. Hartman, Jr.

If to the Indenture Trustee:            State Street Bank and Trust Company
                                        of Connecticut, National Association
                                        100 Constitution Plaza
                                        Hartford, Connecticut 06103

                                        Attention: Corporate Trust Department

If to the Florida                       Barnett Banks Trust Company,
     Co-Indenture Trustee:                   National Association
                                        9000 Southside Boulevard
                                        Building 100
                                        Jacksonville, Florida 32256

                                        Attention: Corporate Trust Department

If to a Note Purchaser:                 To such Note Purchaser at its address
                                        appearing on Schedule I of the Note
                                        Purchase Agreement

or to the Issuer, the Indenture Trustee or the Note Purchaser at such other address as the Issuer, the Indenture Trustee or the Note Purchaser may designate by notice duly given in accordance with this Section.

                If any subsequent holder of any Note shall have presented the same to the Indenture Trustee for inspection accompanied by a written designation of the address to which notice in respect of such Note is to be given, then wherever herein it is provided that notice shall be given to the holder or holders of the Notes, the notice shall be addressed to such holder at the address so given but unless and until such subsequent holder or holders shall so present a Note to the Indenture Trustee and designate such address, all communications herein provided to be made or given to the holder or holders of the Notes shall be sufficiently given if addressed to the holders at their last known respective addresses.

                14.4. Counterparts. This Indenture may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one instrument.

                14.5. Environmental Indemnity. NHLP agrees to indemnify and hold harmless the Indenture Trustee and each holder of the Notes, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel and employees of each of the foregoing Persons (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject under any law, statute, regulation or ordinance referred to in ss4.8 applicable to NHLP or any of the Financed Facilities, including without limitation those losses, claims, damages and liabilities resulting from the treatment or disposal of Hazardous Substances on any of the Financed
Facilities, or as a result of the breach of or non-compliance by NHLP with ss4.8 with respect to any of the Financed Facilities. The provisions of this ss14.5 shall survive the foreclosure by the Indenture Trustee on any one or all of the Financed Facilities under this Indenture or the Mortgages.

                14.6. Law Governing. This Indenture and the Notes shall be construed in accordance with, and governed by, the laws of the State of Illinois.

                14.7. Concerning the Plan Trustee. The term "Issuer" as used herein shall mean and include the trustees of the Issuer and their successors in trust not individually but solely as Trustees under the Trust Agreement, and this Agreement shall be binding upon the trustees of the Issuer and their successors and assigns and upon the trust and the trust estate. Marine Midland Bank, N.A., and any successor trustee under the Trust Agreement shall not assume and shall have no personal liability or responsibility for payment of the indebtedness evidenced by the Notes or for observance or performance of the covenants and agreements herein contained or for the truthfulness of the representations and warranties herein contained (except for the representations and warranties set forth in paragraphs 6(a) and 11(c) of Exhibit B to the Note Purchase Agreements, the Plan Trustee having executed this Indenture and the Notes not individually but solely as Trustee under the Trust Agreement to bind the Issuer and the trust estate.

                14.8. Limited Liability. Anything contained herein or in the Notes to the contrary notwithstanding, each holder of the Notes agrees that the Notes are without recourse to the Issuer and that the payment of the obligations of the Issuer hereunder and under the Notes shall be made solely from the Trust Estate. In addition to the foregoing, each holder of the Notes acknowledges that payment on the Notes by the Issuer during any year shall not exceed an amount equal to the sum of contributions to the Issuer and earnings and dividends on the Issuer's property for that year and all prior years reduced by the amount of all prior payments on the Notes and that, without limiting the foregoing, during any period during which such holder shall be a "disqualified person" (as defined in Section 4975(e)(2) of the Code), assets of the Issuer, upon the occurrence of an Event of Default, may be transferred to such holder only upon and to the extent of the failure of the Issuer to make regularly scheduled payments of principal and interest on the Notes. The foregoing limitations shall not affect the rights of any holders of the Notes, which are unconditional and absolute, to declare the indebtedness evidenced by the Notes to be immediately due and payable upon the occurrence of any Event of Default as provided in ss8.3, or to proceed against NHLP, National or NHC under the Guaranty Agreement as therein provided or to foreclose or pursue any other remedies with respect to the Financed Facilities under the NHLP Mortgages or the Note and Mortgage Assignments or to proceed against NHLP under the NHLP Loan Agreement or on the NHLP Note. As more fully provided in ss14.7, anything contained or in the Notes to the contrary notwithstanding, the Plan Trustee shall have no personal liability in connection with the Notes or the transactions contemplated hereby. Subject to the provisions of this ss14.8, the obligations of the Issuer for the payment of principal, interest and premium, if any, on the Notes shall at all times rank pari passu with all other senior obligations of the Issuer.

                14.9. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the NHLP agrees to pay all expenses relating to the subject matter of this Indenture, including but not limited to:

                (a) the cost of reproducing this Indenture, the Note Purchase Agreements, the Notes, the Guaranty Agreement, the Mortgages, the Note
and Mortgage Assignments, all other Operative Agreements and all other documents required or contemplated hereunder;

                (b) the reasonable fees and disbursements of Chapman and Cutler, special counsel to the Note Purchasers (including but not limited to reasonable fees and disbursements in connection with disbursements from the Disbursement Fund after the Closing Date) and Keck, Mahin & Cate, counsel to the Issuer;

                (c) the reasonable out-of-pocket expenses of the Note
        Purchasers;

                (d) the cost of delivering to the home office of the Note Purchasers, insured to your satisfaction, the Notes purchased by you on the Closing Date;

                (e) all initial and ongoing fees, costs and other expenses (including but not limited to reasonable attorney's fees) of the Indenture Trustee and the Florida Co-Indenture Trustee hereunder and under the Construction Consultant Agreements, including fees and expenses incurred in connection with the enforcement of the obligations of the Issuer, NHLP and National hereunder;

                (f) all recording, filing fees and stamp taxes in connection with the recordation or filing and rerecordation or refiling of this Indenture, the Mortgages, the Note and Mortgage Assignments, the Management Agreements and any related documents and other notices thereof;

                (g) all expenses (including but not limited to reasonable attorney's fees, which shall include but not be limited to the allocable costs and expenses incurred by in-house counsel to each of the Note Purchasers) in connection with any amendments, waivers or consents requested by any party in connection with any of the Operative Agreements (whether or not the same are actually executed and delivered); and

                (h) the cost of obtaining a private placement number for the Notes from Standard & Poor's Corporation.

The obligations of NHLP under this ss14.9 shall survive the payment or prepayment of the Notes and the termination of this Indenture.

      14.10. Application of ERISA. Notwithstanding anything herein to the contrary, the parties to this Indenture agree that any security granted hereunder shall only be enforceable to the extent permitted under ERISA and the Code, including without limitation, ss 408(b)(3) of ERISA and Section 4975(d)(3) of the Code, together with the applicable regulations thereunder.

                IN WITNESS WHEREOF, NHLP, National and the Issuer have each caused this Indenture to be executed, and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee, in evidence of its acceptance of the trusts hereby created, and Barnett Banks Trust Company, National Association, as Florida Co-Indenture Trustee has caused this Indenture to be executed, all as of the day and year first above written.

                                        NATIONAL HEALTHCORP L.P.

                                        By NHC, Inc.,
                                             Its Managing General Partner

                                             By /s/
                                               ---------------------------------
                                               Its   President
                                                  ------------------------------

                                        By National Health Corporation,
                                             Its Administrative General Partner

                                             By /s/
                                               ---------------------------------
                                                  Its Senior Vice President
                                                      --------------------------

                                        NATIONAL HEALTH CORPORATION

                                        By /s/
                                          --------------------------------------
                                          Its Senior Vice President
                                             -----------------------------------

                                        NATIONAL HEALTH CORPORATION
                                            LEVERAGED EMPLOYEE MOCK
                                            OWNERSHIP TRUST

                                        By Marine Midland Bank, N.A., not
                                            in its individual or corporate
                                            capacity but solely as Trustee
                                            under the Trust Agreement made and
                                            entered into effective January 20,
                                            1988 by and between National Health
                                            Corporation, a Tennessee
                                            corporation, and Marine Midland
                                            Bank, N.A., as trustee, as amended
                                            on April 1, 1988 by a First
                                            Amendment thereto, as the same may
                                            from time to time be amended or
                                            modified.

                                         By /s/
                                           -------------------------------------
                                           Its  Director
                                              ----------------------------------


                                         STATE STREET BANK AND TRUST
                                           COMPANY OF CONNECTICUT,
                                           NATIONAL ASSOCIATION,
                                           as Indenture Trustee

                                         By /s/
                                           -------------------------------------
                                           Its Vice President
                                              ----------------------------------

                                         BARNETT BANKS TRUST COMPANY,
                                           NATIONAL ASSOCIATION, as Florida
                                           Co-Indenture Trustee


                                         By /s/
                                           -------------------------------------
                                           Its Assistant Vice President
                                              ----------------------------------